                                                                  EXECUTION COPY

================================================================================

                         AMENDED AND RESTATED TRUST DEED

                             dated December 21, 2001

                                      among

             U.S. BANK, NATIONAL ASSOCIATION, CAYMAN ISLANDS BRANCH,
                        in its capacity as trustee of the

                       PF EXPORT RECEIVABLES MASTER TRUST

                                       and

                                 CITIBANK, N.A.,
         as Paying Agent, Transfer Agent, Registrar and Depositary Bank

                                       and

                    PETROBRAS INTERNATIONAL FINANCE COMPANY,
                                   as Servicer

                 providing for the issuance from time to time of

                            Senior Trust Certificates

                                       and

                            Junior Trust Certificates

================================================================================

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
PRELIMINARY STATEMENT............................................................................................1

DECLARATION OF TRUST.............................................................................................1

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION................................................3
         1.01     Definitions; Interpretations...................................................................3
         1.02     Compliance Certificates........................................................................3
         1.03     Form of Documents Delivered to Trustee.........................................................3
         1.04     Actions of Controlling Parties or Certificate Holders..........................................4
         1.05     Notices........................................................................................5
         1.06     Notice to Certificate Holders; Waiver; Notice to Luxembourg Stock Exchange.....................5
         1.07     Severability...................................................................................8
         1.08     Successors and Assigns; Benefits of Trust Deed.................................................8
         1.09     Payments on Business Days......................................................................9
         1.10     Language of Notices............................................................................9
         1.11     Governing Law; Consent to Jurisdiction and Service of Process; Waiver of Jury Trial;
                  Waiver of Immunity.............................................................................9
         1.12     Counterparts; Effectiveness...................................................................10
         1.13     Calculations..................................................................................10
         1.14     Availability of Certain Documents.............................................................10
         1.15     No Recourse...................................................................................10

ARTICLE II THE TRUST CERTIFICATES...............................................................................11
         2.01     Form and Denomination.........................................................................11
         2.02     Authorized Amount, Interest Rate, Maturity Date and Amortization of Principal.................13
         2.03     Execution, Delivery and Dating................................................................15
         2.04     Registrar, Transfer Agent and Paying Agent....................................................15
         2.05     BookEntry Provisions for Global Certificates..................................................15
         2.06     Transfer and Exchange.........................................................................17
         2.07     Replacement of Lost, Mutilated or Stolen Trust Certificates...................................24
         2.08     Outstanding Trust Certificates................................................................25
         2.09     Cancellation..................................................................................25
         2.10     Senior Trust Certificates Purchased by Petrobras and its Affiliates...........................25
         2.11     References to Interest and Principal..........................................................26

ARTICLE III PREPAYMENT..........................................................................................26
         3.01     Optional Prepayment...........................................................................26
         3.02     Notice of Prepayment to Certificate Holders...................................................26
         3.03     Effect of Notice of Prepayment................................................................27
         3.04     Deposit of Prepayment Price...................................................................27

                                      -i-

         3.05     Selection of Senior Trust Certificates to be Prepaid..........................................28
         3.06     Senior Trust Certificates Prepaid in Part.....................................................28
         3.07     Tax Prepayment................................................................................28
         3.08     Mandatory Prepayment..........................................................................28
         3.09     Prepayment of Junior Trust Certificates.......................................................29

ARTICLE IV CONDITIONS TO THE ISSUANCE OF ADDITIONAL CERTIFICATES................................................29
         4.01     Additional Senior Trust Certificates..........................................................29
         4.02     Additional Junior Trust Certificates..........................................................30

ARTICLE V ACCOUNTS AND APPLICATION OF FUNDS.....................................................................31
         5.01     Establishment of Trust Accounts...............................................................31
         5.02     Collection Account............................................................................31
         5.03     Withdrawals from Collection Account...........................................................32
         5.04     Identification of Purchased Receivable Proceeds...............................................32
         5.05     Purchased Receivables Account.................................................................33
         5.06     Withdrawals from Purchased Receivables Account................................................33
         5.07     Senior Trust Certificate Account..............................................................35
         5.08     Withdrawals from Senior Trust Certificate Account.............................................35
         5.09     Reserve Account...............................................................................36
         5.10     Withdrawals from Reserve Account..............................................................37
         5.11     Retention Account.............................................................................37
         5.12     Withdrawals from Retention Account............................................................38
         5.13     Servicer Advances.............................................................................38
         5.14     Eligible Investments..........................................................................38

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE........................................................39
         6.01     Representations and Warranties................................................................39

ARTICLE VII COVENANTS...........................................................................................39
         7.01     Covenants.....................................................................................39

ARTICLE VIII SATISFACTION AND DISCHARGE.........................................................................44
         8.01     Satisfaction and Discharge of Trust...........................................................44
         8.02     Application of Trust Money....................................................................44

ARTICLE IX SPECIFIED EVENTS, ACCUMULATION EVENTS, TERMINATION EVENTS AND REMEDIES...............................44
         9.01     Specified Events..............................................................................44
         9.02     Application of Proceeds Upon Acceleration Event...............................................46
         9.03     Waiver of Specified Events....................................................................47
         9.04     Proceedings in Event of Specified Event.......................................................47
         9.05     Restoration of Rights and Remedies............................................................49
         9.06     Rights and Remedies Cumulative................................................................49
         9.07     Delay or Omission Not Waiver..................................................................50
         9.08     Waiver of Stay or Extension Laws..............................................................50
         9.09     Limitation on Suits...........................................................................50

                                      -ii-

    9.10   Accumulation Events...........................................................................50
    9.11   Termination Events............................................................................53
    9.12   Establishment of New U.S. Seller..............................................................53

ARTICLE X THE TRUSTEE....................................................................................55
    10.01  Duties of Trustee.............................................................................55
    10.02  Rights of Trustee.............................................................................56
    10.03  U.S. Bank, National Association, Cayman Islands Branch May Deal as if
           Not Trustee...................................................................................58
    10.04  Money Held in Trust...........................................................................58
    10.05  Compensation and Reimbursement................................................................59
    10.06  Delivery of Certain Information...............................................................59
    10.07  Transaction Documents.........................................................................59
    10.08  Eligibility...................................................................................59
    10.09  Resignation and Removal; Appointment of Successor.............................................60
    10.10  Acceptance of Appointment by Successor........................................................61
    10.11  Merger, Conversion, Consolidation or Succession to Business of Trustee........................61
    10.12  Co-trustees and Separate Trustees.............................................................62
    10.13  Limitation on Duty of Trustee in Respect of Trust Property....................................63
    10.14  Trustee's Powers..............................................................................63
    10.15  Trust Administrator...........................................................................64

ARTICLE XI SUPPLEMENTAL TRUST DEEDS......................................................................65
    11.01  Supplemental Trust Deed Without Consent of Senior Certificate Holders.........................65
    11.02  Supplemental Deed With Consent of Controlling Party or Senior Certificate Holders.............65
    11.03  Execution of Supplemental Trust Deed..........................................................66
    11.04  Effect of Supplemental Deed...................................................................67
    11.05  Reference in Trust Certificates to Supplemental Trust Deeds...................................67
    11.06  Change in Residence of the Trustee for Tax Purposes...........................................67

ARTICLE XII CONTROL OF CONTROLLING PARTIES AND CERTIFICATE HOLDERS.......................................67
    12.01  Control of Trustee by Controlling Parties.....................................................67
    12.02  Evidence of Action by Controlling Parties.....................................................67
    12.03  Proof of Execution of any Request, Consent or Other Instruments and of
           Holding of Certificates.......................................................................67
    12.04  Right of Revocation of Action Taken...........................................................68

ARTICLE XIII SUBORDINATION OF JUNIOR TRUST CERTIFICATES..................................................68
    13.01  Subordination of Junior Trust Certificates to Senior Trust Certificates.......................68
    13.02  Payment Over of Proceeds Upon Dissolution, Etc................................................68
    13.03  No Payment....................................................................................69
    13.04  Subrogation to Rights of Senior Certificate Holders...........................................70
    13.05  Provisions Solely to Define Relative Rights...................................................70
    13.06  Trustee to Effectuate Subordination...........................................................71
    13.07  No Waiver of Subordination Provisions.........................................................71

    13.08  Specific Performance..................................................71
    13.09  Participation of Junior Certificate Holders...........................71
    13.10  Survival .............................................................72

ARTICLE XIV FINANCIAL GUARANTY INSURANCE POLICIES................................72
    14.01  Financial Guaranty Insurance Policies.................................72
    14.02  Claims Upon the Financial Guaranty Policies...........................72
    14.03  Rights in Respect of Insolvency Proceedings...........................73
    14.04  Effect of Payments by the Enhancers; Subrogation......................74
    14.05  Financial Guaranty Insurance Policy Receipt...........................75
    14.06  Return of Financial Guaranty Insurance Policy.........................75
    14.07  Inconsistency.........................................................75

ARTICLE XV THE AGENTS............................................................75
    15.01  Payments and Paying Agents............................................75

ANNEX A          DEFINITIONS

EXHIBIT A-1      FORM OF FIXED RATE SENIOR TRUST CERTIFICATE

EXHIBIT A-2      FORM OF FLOATING RATE SENIOR TRUST CERTIFICATE

EXHIBIT B-1      FORM OF FIXED RATE JUNIOR TRUST CERTIFICATE

EXHIBIT B-2      FORM OF FLOATING RATE JUNIOR TRUST CERTIFICATE

EXHIBIT C        FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                 REGISTRATION OF TRANSFER OF SENIOR TRUST CERTIFICATES

EXHIBIT D        FORM OF INSTITUTIONAL "ACREDITED INVESTOR" LETTER

EXHIBIT E-1      FORM OF SUPPLEMENTAL TRUST DEED FOR FIXED RATE SENIOR TRUST
                 CERTIFICATE

EXHIBIT E-2      FORM OF SUPPLEMENTAL TRUST DEED FOR FLOATING RATE SENIOR TRUST
                 CERTIFICATE

EXHIBIT E-3      FORM OF SUPPLEMENTAL TRUST DEED FOR FIXED RATE JUNIOR TRUST
                 CERTIFICATE

EXHIBIT E-4      FORM OF SUPPLEMENTAL TRUST DEED FOR FLOATING RATE JUNIOR TRUST
                 CERTIFICATE

                                      -V-

                                   TRUST DEED

         THIS AMENDED AND RESTATED TRUST DEED dated December 21, 2001 (this "Trust Deed") is made by and among U.S. Bank, National Association, Cayman Islands Branch, with its specified office, on the date of this Trust Deed, located at c/o IBJ Whitehall Bank and Trust Company, P.O. Box 1040 GT, Grand Cayman, Cayman Islands, British West Indies, in its capacity as trustee of the Trust (as defined herein) (in such capacity and together with its successors and assigns in such capacity, the "Trustee"); Citibank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as Registrar, Paying Agent, Transfer Agent and Depositary Bank (in each such capacity and together with its successors and assigns in each such capacity, the "Registrar," the "Paying Agent," the "Transfer Agent" and the "Depositary Bank"); and Petrobras International Finance Company, a wholly-owned subsidiary of Petrobras, in its capacity as Servicer (in such capacity and together with its successor and assigns in such capacity, the "Servicer").

                              PRELIMINARY STATEMENT

         The Trustee has received the sum of U.S.$1,000 (the "Initial Settled Sum") and hereby declares the trusts over which this and other property is to be held.

         The Trustee has duly authorized due execution and delivery of this Trust Deed to provide for the issuance of senior trust certificates (the "Senior Trust Certificates") and junior trust certificates (the "Junior Trust Certificates" and, together with the Senior Trust Certificates, the "Trust Certificates") as provided in this Trust Deed, from time to time, and in one or more series, in an unlimited aggregate principal amount, subject to the terms and conditions provided in this Trust Deed.

         The Trust Certificates are issued by U.S. Bank, National Association, Cayman Islands Branch only in its capacity as Trustee, and not otherwise. The interests of the Certificate Holders and the obligations of the Trustee in respect of the Trust Certificates are limited solely to payments received from the assets of the Trust. The Certificate Holders shall not have recourse to the assets of U.S. Bank, National Association, Cayman Islands Branch in its individual or personal capacity.

         Payments in respect of any beneficial interest represented by a Trust Certificate are payable as provided in this Trust Deed.

         This Amended and Restated Trust Deed hereby amends and restates the Trust Deed dated December 7, 2001 made by the Trustee in its capacity as trustee of the Trust. Capitalized terms used but not defined herein have the meanings ascribed thereto in Section 1.01 hereof, whether by cross-reference or otherwise.

                              DECLARATION OF TRUST

         (a) The trust constituted by this Trust Deed shall be referred to as the "PF Export Receivables Master Trust" (the "Trust") or such other name as the Trustee, with the consent of Petrobras Finance, may determine, subject to the satisfaction of all notice and filing requirements of applicable law.

         (b) The Trustee declares that it shall hold: (i) the Initial Settled Sum; (ii) all estate, right, title and interest in, to and under the Purchased Receivables to be Generated; (iii) all estate, right, title and interest in, to and under the Trustee's rights under any Transaction Documents to which the Trustee is a party or of which it is a third-party beneficiary; (iv) all estate, right, title and interest in, to and under the Trust Accounts, Collections from the Purchased Receivables deposited therein and the Eligible Investments held therein; and (v) all estate, right, title and interest in, to and under the Financial Guaranty Insurance Policies, provided that any such Policy shall be available only in respect of the Series to which such Policy relates, and all proceeds of the foregoing and all property at any time representing the same (together, the "Trust Property") upon the trusts set out in this Trust Deed on and in accordance with the terms and provisions and subject to the powers of this Trust Deed.

         (c) The Initial Settled Sum and any Trust Property remaining after the termination of the Trust in accordance with Section 8.01 are collectively referred to herein as the Charitable Property ("Charitable Property"). The Charitable Property shall be held in trust to be applied by the Trustee for such charitable purposes as the Trustee shall in its sole discretion determine.

         (d) The Trustee may in its discretion either allow the Charitable Property or any part thereof consisting of cash to remain uninvested and any part being invested to remain in its original state of investment for so long as the Trustee thinks fit, or at any time at the discretion of the Trustee, the Trustee may sell any such investment and invest the proceeds or any cash in its hands in or upon any investment authorized by this Trust Deed, and the Trustee shall have the power in its absolute discretion to vary such investments.

         (e) Before the Termination Date, the Trustee (i) may from time to time pay or apply the whole or such part or parts of the income attributable to the Initial Settled Sum to or for the benefit of any Qualified Charity as the Trustee shall in its absolute discretion select, in such proportions or manner as the Trustee shall from time to time think fit or (ii) shall accumulate the income attributable to the Initial Settled Sum (or so much thereof as shall not be paid or applied as aforesaid) as an accretion to the capital of the Charitable Property.

         (f) On and from the Termination Date, the Trustee shall hold the Charitable Property as to capital and income upon trust to distribute the same to one or more Qualified Charities (and, if more than one, in such shares as the Trustee shall in its absolute discretion determine).

         (g) The Trustee declares that it shall hold all estate, right, title and interest in and to the Trust Property, other than the Charitable Property, upon trust for the use and benefit of the Senior Certificate Holders, the Junior Certificate Holders and the Enhancers in accordance with the terms and provisions of this Trust Deed.

         (h) The purposes of the Trust are limited to: the acquisition and holding of the Trust Property; the entry by the Trustee into the Receivables Purchase Agreement, the Servicing Agreement, the Notice and Consents, the Trust Administration Agreement, the Insurance and Reimbursement Agreements, the Indemnification Agreements, the Depositary Agreement and certain other related agreements; the exercise of all rights and powers incidental to the ownership of the Trust Property; the issuance and prepayment of the Trust Certificates; the payment of all amounts payable in respect of the Trust Certificates; the performance of the Trustee's obligations under the foregoing agreements and instruments and matters incidental thereto; and the acquisition and holding of the Charitable Property in accordance with the terms of this Trust Deed.

     (i) Each Certificate Holder or other beneficiary and any Person claiming through or under such Certificate Holder (including any Person on whose behalf the Certificate Holder or other beneficiary holds Trust Certificates) shall have both the benefit and the burden of the terms and conditions of this Trust Deed as if each Certificate Holder or other beneficiary and those other Persons had been a party to and had executed this Trust Deed, and as if each Certificate Holder or other beneficiary and those other Persons had covenanted to observe and be bound by all the provisions of this Trust Deed and had thereby authorized the Trustee to do all acts and things that this Trust Deed may or shall require the Trustee to do, or that the Trustee may do in accordance with its provisions.

                   NOW THEREFORE, THIS TRUST DEED WITNESSETH:

                                   ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     1.01 Definitions; Interpretations. For all purposes of this Trust Deed and any Supplemental Trust Deed executed pursuant to the terms hereof, except as otherwise expressly provided or unless the context otherwise requires, defined terms used in this Trust Deed or in any Supplemental Trust Deed executed pursuant to the terms hereof shall have the respective meanings assigned to them in Annex A hereto, and the principles of construction shall be as set forth in Annex A hereto. Terms used but not defined herein shall have, if defined in the Receivables Purchase Agreement (whether by cross-reference or otherwise), the respective meanings specified therein.

     1.02 Compliance Certificates. Upon any application or request by the Trustee to any Agent to take action under any provision of this Trust Deed, the Trustee shall furnish to such Agent an Authorized Officer's certificate stating that all conditions precedent, if any, provided for in this Trust Deed relating to the proposed action have been complied with, except that in the case of any particular application or request as to which the furnishing of specific certificates is specifically required by any provision of this Trust Deed relating to such particular application or request, no additional certificate need be furnished.

     1.03 Form of Documents Delivered to Trustee.

     (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     (b) Any certificate or opinion of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion or any opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee stating that the information with respect to such factual matters is in the possession of the Trustee, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that it and the Trustee may reasonably rely upon the opinion of such other counsel.

     (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments at any one time under this Trust Deed, they may, but need not, be consolidated and form one instrument.

     (d) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Trust Deed (including one furnished pursuant to specific requirements of this Trust Deed relating to a particular application or request) shall include:

          (i) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     1.04 Actions of Controlling Parties or Certificate Holders.

     (a) Subject to Section 2.08, any request, demand, authorization, direction notice, consent, waiver or other action provided by this Trust Deed to be given or taken by Controlling Parties or Certificate Holders, as the case may be, may be embodied in and evidenced by one or more instruments of similar tenor signed by such Controlling Parties or Certificate Holders, as the case may be, in person or by one or more agents or proxies duly appointed in writing by such Controlling Parties or Certificate Holders. Except as herein otherwise expressly provided, such action shall become effective when such instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Trust Deed and conclusive in favor of the Trustee if made in the manner provided in this Section 1.04 and in Article XII. Such instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Action" of the Controlling Parties or Certificate Holders, as the case may be.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership, principal amount and serial numbers of the Trust Certificates held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by registry in the Register, as set forth in Section 2.04(a) hereto.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Action of any Controlling Party or Certificate Holder, as the case may be, shall bind every future Certificate Holder of the same Trust Certificate of such Series and the Certificate Holder of every Trust Certificate of such Series issued in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee in reliance thereon, whether or not notation of such Action is made upon such Senior Trust Certificate.

     1.05 Notices. Any request, demand, authorization, direction, notice, consent, or waiver of Certificate Holders (and Action of Certificate Holders) or other document provided or permitted by this Trust Deed to be made upon, given or furnished to, or filed with, any party to any Transaction Document shall be sufficient for every purpose hereunder if made, given, furnished or filed in accordance with the provisions of Section 1.06.

     1.06 Notice to Certificate Holders; Waiver; Notice to Luxembourg Stock Exchange.

     (a) Except as otherwise expressly provided in or pursuant to this Trust Deed, where this Trust Deed provides for notice, approval, consent, request or other communication, such approval, consent, request or other communication shall be in writing and shall be hand-delivered, mailed or faxed to the recipient thereof at their respective addresses or fax numbers specified in this
Section 1.06. Any such notice shall be deemed to have been given on the date of such delivery, mailing or faxing; provided, however, that in no case shall any such notice be effective with respect to a particular Certificate Holder earlier than the date of receipt of such notice by such Certificate Holder.

     (b) If it shall be impracticable in the opinion of the Trustee to give notice in the manner described in paragraph (a) above, then such notification in lieu thereof as shall be made by the Trustee shall constitute sufficient provision of such notice.

     (c) Neither the failure to give notice, nor any defect in any notice given to any particular party or Person shall affect the sufficiency of any notice with respect to any other party or Person.

         (d) Where this Trust Deed provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by any party or Person shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         (e) So long as any Series of Senior Trust Certificates are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the Trustee shall provide to the Luxembourg Paying Agent, which shall provide to the Company Announcements Office of the Luxembourg Stock Exchange, copies of all notices provided to the Senior Certificate Holders. In addition, so long as the Senior Trust Certificates are listed on the Luxembourg Stock Exchange, any notice given to Senior Certificate Holders shall be published by the Trustee or the Luxembourg Paying Agent in the Luxemburger Wort or in another daily newspaper of general circulation in Luxembourg (or, if not practical in Luxembourg, elsewhere in Europe).

         (f) For so long as Senior Trust Certificates of any Series are rated by any Rating Agency, the Trustee shall provide to each Rating Agency then providing a rating of such Series of Trust Certificates copies of all notices it receives pursuant to the Transaction Documents as well as all notices it provides to the Senior Certificate Holders and the Enhancers of the Series covered by such rating (including any notices given to the Enhancers under Section 4.2 of the Insurance and Reimbursement Agreements) at the address notified in writing by such Rating Agency to the parties listed in this Section 1.06.

         (g) For so long as any Series of Senior Trust Certificates is guaranteed by a Financial Guaranty Insurance Policy issued by an Enhancer, the Trustee shall provide to such Enhancer copies of all notices it receives pursuant to the Transaction Documents as well as all notices it provides to the Senior Certificate Holders of such Series at the address notified in writing by such Enhancer to the parties listed in this Section 1.06.

         (h) Until otherwise so notified by the respective parties, all notices, approvals, consents, requests and other communications shall be addressed to the following addressees at their respective addresses set forth below:

         If to Petrobras Finance:

         Petrobras Finance Ltd.
         Attn:    Lair Oliveira
                  Director
                  Room 302L
         Avenida Republica do Chile
         20035-900
         Rio de Janeiro - RJ, Brazil

         Telephone:     011 55 21 2534 1450
                        011 55 21 2534 4258

         With copies to:

         Petrobras

         Petroleo Brasileiro S.A.- PETROBRAS
         Attn:    Lair Oliveira
                  Manager - Long-Term Finance
                  Room 302L
         Avenida Republica do Chile
         20035-900
         Rio de Janeiro - RJ, Brazil

         Telephone:     011 55 2534 1450
                        011 55 2534 4258

         The Servicer,

         Petrobras International Finance Company
         Attn:    Mariangela Monteiro Tizatto
                  Deputy General Manager Accounting
                  Room 301M
         Avenida Republica do Chile
         20035-900
         Rio de Janeiro - RJ, Brazil

         Telephone:     011 55 2534 6245
                        011 55 2534 0438

 at the same address above

         If to the Luxembourg Paying Agent:

         Kredietbank S.A. Luxemburgeoise
         45, Boulevard Royal
         L-2955 Luxembourg

         If to the Trustee:

         U.S. Bank, National Association,
         Cayman Islands Branch
         c/o IBJ Whitehall Bank and Trust Company
         P.O. Box 1040GT
         Grand Cayman, Cayman Islands
         British West Indies
         Telephone:  (345) 949-2849
         Facsimile:  (345) 949-5409

         With a copy to:

         U.S. Bank Trust National Association
         100 Wall Street, Suite 1600
         New York, New York  10005
         Telephone:  (212) 361-2501
         Facsimile:  (212) 809-5459

         If to the Registrar, Principal Paying Agent, Transfer Agent and Trust
         Administrator:

         Citibank, N.A.
         111 Wall Street, 14/th/ Floor
         New York, New York  10005
         U.S.A.
         Attention:  Structured Finance Group-PF
                     PF Export Receivables Master Trust
         Facsimile:  (212) 657-4009

         (i) Any notice or communication to a Certificate Holder shall be sent via courier, with confirmation of delivery requested, or shall be mailed by first-class mail, certified or registered, return receipt requested, to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Certificate Holder or any defect in it shall not affect its sufficiency with respect to other Certificate Holders.

         1.07 Severability. In case any provision in or obligation under this Trust Deed or the Trust Certificates shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         1.08 Successors and Assigns; Benefits of Trust Deed. All covenants and agreements in this Trust Deed and in respect of the Trust Certificates by the Trustee and the Servicer shall bind its successors and assigns, whether so expressed or not. Each Certificate Holder, by accepting a Trust Certificate, shall agree to and shall be deemed to agree to the covenants and other obligations imposed on it under this Trust Deed. The provisions of this Trust Deed shall be binding on the Trustee and the Servicer.

     1.09 Payments on Business Days. In any case where any Payment Date or any Junior Trust Certificate Payment Date, as the case may be, date of prepayment or any other date on which amounts in respect of the Trust Certificates are proposed to be paid shall not be a Business Day at the registered office of the Paying Agent making such payment, then payments with respect to the Trust Certificates need not be made on such date at such office but may be made on the next following day which is a Business Day at such office with the same force and effect as if made on such Payment Date, such Junior Trust Certificate Payment Date or other date of payment and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Payment Date, such Junior Trust Certificate Payment Date, date of prepayment or any other date on which amounts in respect of the Trust Certificates are proposed to be paid.

     1.10 Language of Notices. Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Trust Deed shall be in the English language, except that, if the Trustee so elects, any published notice may be in an official language of the country of publication.

     1.11 Governing Law; Consent to Jurisdiction and Service of Process; Waiver of Jury Trial; Waiver of Immunity.


     (a) This Trust Deed and the Trust Certificates issued hereunder shall be governed by and construed in accordance with the law of the Cayman Islands.

     (b) Each party hereto hereby submits to the non-exclusive jurisdiction of the federal and state courts of the State of New York, located in The City of New York. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding in the federal and state courts of the State of New York, located in The City of New York, and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     (c) Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Trust Deed, the Trust Certificates or the transactions contemplated hereby or thereby.

     (d) A final judgment in any such legal action or proceeding arising out of or relating to this Trust Deed, the Trust Certificates or the transactions contemplated hereby or thereby shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (e) To the extent that any party may in any jurisdiction claim for itself or its assets immunity, including sovereign immunity (to the extent that any such immunity may now or hereafter exist) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributable to such party or its assets such immunity (whether or not claimed), each party irrevocably agrees not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

     (f) Nothing contained in this Trust Deed shall preclude the Trustee or any Certificate Holder from instituting legal proceedings in the courts of any other jurisdiction having or claiming jurisdiction in respect of this Trust Deed. Nothing in this Trust Deed shall affect the right to serve process in any other manner permitted by law or shall limit the right of any party hereto to bring proceedings against any other party hereto in the courts of any other jurisdiction.

     1.12 Counterparts; Effectiveness. This Trust Deed and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, and each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Trust Deed shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

     1.13 Calculations. Calculations required to be made herein on or as of a specified day shall, unless the context requires otherwise, be made on or as of the close of business on such day or, if such day is not a Business Day, on or as of the close of business on the last Business Day prior to such day.

     1.14 Availability of Certain Documents. Executed copies of the Transaction Documents and the information and reports required to be provided by the Trustee in accordance with Section 7.01(e) shall be available to Certificate Holders and Enhancers for inspection during usual business hours at the Specified Offices of the Trustee and for so long as the Senior Trust Certificates are listed on the Luxembourg Stock Exchange, at the Specified Office of the Luxembourg Paying Agent.

     1.15 No Recourse.

     (a) A director, Authorized Officer, employee, agent, manager, interest holder or stockholder, as such, of the Trustee, shall not have any liability for any obligation of the Trustee under the Trust Certificates or the Trust Deed or for any claim based on, in respect of or by reason of such obligations or their creation. Each Certificate Holder, by accepting a Trust Certificate, waives and releases all such liability.

     (b) The obligations of the Trustee under the Trust Deed and the Trust Certificates shall be non-recourse to the assets of the Trustee and payable only out of the Trust Property. The Trustee has, and each Certificate Holder by accepting a Trust Certificate shall be deemed to have, agreed in the Trust Deed that neither the Trustee in its individual capacity nor its assets (other than the Trust Property) shall be liable for any of the obligations of the Trustee under the Trust Deed or the Trust Certificates, except as expressly provided herein.

                                   ARTICLE II

                             THE TRUST CERTIFICATES

          2.01 Form and Denomination.


          (a) The Senior Trust Certificates shall represent senior unsubordinated undivided beneficial interests in the Trust Property other than the Charitable Property and shall rank in right of payment and otherwise at least pari passu, without any preference or priority among themselves, with all existing and future unsubordinated beneficial interests in the Trust. The Senior Trust Certificates shall be senior to the Junior Trust Certificates on the terms set forth in Article XIII. The Senior Trust Certificates shall be issued in fully registered form without interest coupons and shall be substantially in the form attached hereto as Exhibit A-1, in the case of fixed rate Senior Trust Certificates, and Exhibit A-2, in the case of floating rate Senior Trust Certificates, with such appropriate omissions, variations, substitutions and insertions as are permitted by this Trust Deed and containing such notations, legends or endorsements as may be required by law or by any usage in respect thereof. Senior Trust Certificates may be issued from time to time in one or more Series by the execution of a Supplemental Trust Deed in accordance with this Section 2.01, Article IV and Article XI.

          (b) The Junior Trust Certificates shall represent junior, subordinated undivided beneficial interests in the Trust Property other than the Charitable Property, ranking junior to the Senior Trust Certificates on the terms and conditions set forth in Article XIII, and shall rank in right of payment and otherwise at least pari passu, without any preference or priority among themselves, with all existing and future junior subordinated beneficial interests in the Trust. The Junior Trust Certificates shall be issued in definitive, fully registered certificated form without interest coupons and shall be substantially in the form attached hereto as Exhibit B-1, in the case of fixed rate Junior Trust Certificates, and Exhibit B-2, in the case of floating rate Junior Trust Certificates, with such appropriate omissions, variations, substitutions and insertions as are permitted by this Trust Deed and containing such notations, legends or endorsements as may be required by law or by any usage in respect thereof. Junior Trust Certificates may be issued from time to time in one or more Series by the execution of a Supplemental Trust Deed and only in accordance with this Section 2.01, Article IV and Article XI.

          (c) Each Supplemental Trust Deed providing for the issuance of any Series of Trust Certificates shall state therein the aggregate principal amount of Trust Certificates being issued thereunder and shall include therein or attached thereto a form of Trust Certificate of such Series, which form shall set forth therein the Final Payment Date therefor, the amortization schedule relating thereto and the interest rate applicable thereto and, if applicable, the manner in which such interest rate shall be calculated. Such Supplemental Trust Deed or such form of Trust Certificate shall contain any other term or provision incidental thereto, or relating to restrictions on transfer of the Trust Certificates of such Series or the qualifications, if any, of each Certificate Holder of such Series, provided, however, that no such Supplemental Trust Deed shall amend, modify or add to the provisions of Article III, IV, V, VI, VII, VIII, IX, XI, XII, XIII or XIV, as applicable to such Trust Certificates, or modify any date on which any payment is to be made in respect of the Trust Certificates, except in each case as expressly provided in such Articles or in accordance with the provisions of Section 11.02. All Trust Certificates of one Series must be issued at one time and no Series may be reopened for issuances of additional Trust Certificates of such Series.

          (d) The Trust Certificates shall be issued in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof (the "Authorized Denominations"); provided that, any Trust Certificate issued pursuant to Section 3.06 may be issued in any amount.

          (e) Senior Trust Certificates offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Senior Trust Certificates substantially in the form of Exhibit A-1, in the case of fixed rate Senior Trust Certificates, and Exhibit A-2, in the case of floating rate Senior Trust Certificates, with such applicable legends as are provided for in Section 2.06(c) (each, a "Restricted Global Certificate") duly executed by the Trustee. Such Restricted Global Certificates shall be in registered, book-entry form without interest coupons and shall be registered in the name of The Depository Trust Company ("DTC"), or its nominee, and deposited on behalf of the purchasers of such Senior Trust Certificates with the Trustee, at its Specified Office, as custodian for DTC, for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at DTC. The aggregate principal amount of any Restricted Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Paying Agent, as custodian for DTC for such Restricted Global Certificate, as provided in Section 2.06 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Restricted Global Certificate.

          (f) Senior Trust Certificates offered and sold outside the United States in reliance on Regulation S shall be issued initially in the form of one or more permanent global Senior Trust Certificates substantially in the form of Exhibit A-1, in the case of fixed rate Senior Trust Certificates, and Exhibit A-2, in the case of floating rate Senior Trust Certificates, with such applicable legends as are provided for in Section 2.06(c) (each, an "Unrestricted Global Certificate") duly executed by the Trustee. Such Unrestricted Global Certificate shall be in registered, book-entry form without interest coupons and shall be registered in the name of DTC, or its nominee, and deposited on behalf of the purchasers of such Senior Trust Certificates with the Trustee, at its Specified Office, as custodian for DTC, for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at Euroclear and/or Clearstream. The aggregate principal amount of the Unrestricted Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Global Certificates, as provided in Section 2.06 hereof, which adjustments shall be conclusive as to the aggregate principal amount of such Global Certificates. The Restricted Global Certificate and the Unrestricted Global Certificate are collectively referred to herein as the "Global Certificates."

          (g) Senior Trust Certificates offered and sold to institutional "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (each, an "IAI") that are not QIBs or in a transaction not exempt from registration under Rule 144A shall be issued initially in the form of one or more Senior Trust Certificates in definitive, fully registered certificated form without interest coupons substantially in the form of Exhibit A-1, in the case of fixed rate Senior Trust Certificates, and Exhibit A-2, in the case of floating rate Senior Trust

Certificates, with such applicable legends as are provided for in Section 2.06(c) and shall be duly executed by the Trustee as hereinafter provided.

          (h) Junior Trust Certificates shall be issued substantially in the form of Exhibit B-1, in the case of fixed rate Junior Trust Certificates, and Exhibit B-2, in the case of floating rate Junior Trust Certificates, in definitive, fully registered certificated form without interest coupons and with such applicable legends as are provided in Section 2.06(c) and shall be duly executed by the Trustee as hereinafter provided. The Junior Trust Certificates shall be registered in the name of Petrobras Finance or another wholly-owned Subsidiary of Petrobras. The Trustee shall refuse to register any transfer of a Junior Trust Certificate that is made in violation of the foregoing restriction.

          (i) Trust Certificates that are issued in definitive, fully registered certificated form without interest coupons are referred to as "Definitive Trust Certificates". The Definitive Trust Certificates shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the Authorized Officer of the Trustee executing such Trust Certificates, as evidenced by his execution of such Trust Certificates.

          2.02 Authorized Amount, Interest Rate, Maturity Date and Amortization of Principal.


          (a) The aggregate principal amount of Trust Certificates that may be issued and outstanding at any one time under this Trust Deed shall be unlimited, subject to compliance with the provisions of Article IV. Each Trust Certificate shall be dated the date of its execution.

          (b) Each Trust Certificate shall bear interest at the applicable Certificate Rate of Interest specified on the reverse of such Trust Certificate, which may be a fixed rate or floating rate. Interest shall accrue on the outstanding principal amount of each Trust Certificate from and including the date of issuance of such Trust Certificate to, but excluding the Final Payment Date and shall be paid on each Payment Date (or for each Senior Trust Certificate bearing interest at a floating rate, on the day following the last day of each Monthly Interest Period (as defined and as set forth in the relevant Supplemental Trust Deed)) or each Junior Trust Certificate Payment Date, as the case may be, commencing on the date set forth in the relevant Trust Certificate. To the extent permitted by applicable law, any payments due and not punctually paid when due on the Senior Trust Certificates shall bear interest until paid at the applicable Certificate Rate of Interest plus the Default Interest Rate.

          (c) The Final Scheduled Principal Payment Date for each Senior Trust Certificate shall be specified on the reverse of such Senior Trust Certificate.

          (d) The principal amount of each Senior Trust Certificate shall amortize in accordance with the amortization schedule appearing on the reverse of such Senior Trust Certificate. The principal amount of each Junior Trust Certificate shall be due and payable on the Final Payment Date for such Series of Junior Trust Certificates as specified on the reverse of such Junior Trust Certificate.

          (e) Except as provided in this Section 2.02(e), the Trustee shall make all payments of amounts due on the Trust Certificates without withholding or deduction of any present or future taxes, duties, levies, imposts, assessments or other governmental charges (including penalties, interest and other liabilities related thereto) of any nature imposed by Brazil, the Cayman Islands, the United States or any jurisdiction from or through which payment is made in respect of the Trust Certificates, or any political subdivision of any such jurisdiction (collectively, "Taxes"). If any such Taxes are so imposed or established, the Trustee shall pay the Certificate Holders such additional amounts as are necessary to ensure that they receive the same amount as they would have received had no such withholding or deduction been imposed (such amounts, "Additional Amounts"). The Trustee shall not, however, pay any Additional Amounts in connection with any Tax that is imposed due to any of the following ("Excluded Additional Amounts"):

                  (i) the Certificate Holder has a connection with the taxing jurisdiction other than merely holding the Trust Certificates or receiving principal or interest payments on the Trust Certificates (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the taxing jurisdiction);

                  (ii)   any Tax imposed on, or measured by, net income;

                  (iii) the Certificate Holder fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the taxing jurisdiction, if

                         (A) such compliance is required by applicable law,
                  regulation, administrative practice or treaty as a precondition to exemption from all or a part of the Tax,

                         (B) the Certificate Holder is able to comply with such
                  requirements without undue hardship, and

                         (C) at least 30 days prior to the first Payment Date
                  with respect to which such requirements under the applicable law, regulation, administrative practice or treaty shall apply, the Trustee has notified all Certificate Holders that they shall be required to comply with such requirements;

                  (iv) the Certificate Holder fails to present (where presentation is required) its Trust Certificate within 30 days after the Trustee has made available to the Certificate Holder a payment under a Trust Certificate, provided that the Trustee shall pay Additional Amounts which such Certificate Holder would have been entitled to had the Trust Certificate owned by such Certificate Holder been presented on any day (including the last day) within such 30 day period; or

                  (v) any estate, inheritance, gift, value added, use or sales Taxes or any similar Taxes.

         (f) The Trustee shall pay any stamp, administrative, excise or property Taxes arising in a taxing jurisdiction in connection with the Trust Certificates and shall indemnify the Certificate Holders for any such stamp, administrative, excise or property Taxes paid by Certificate Holders.

     2.03 Execution, Delivery and Dating. An Authorized Officer of the Trustee or of the Trust Administrator shall sign Trust Certificates by manual signature. The seal of the Trustee shall be reproduced on Trust Certificates and may be in facsimile form. A Trust Certificate shall not be valid until manually signed by an Authorized Officer of the Trustee or of the Trust Administrator. The signature of an Authorized Officer of the Trustee or of the Trust Administrator shall be conclusive evidence that the Trust Certificate has been executed.

     2.04 Registrar, Transfer Agent and Paying Agent.

     (a) The Trustee shall cause to be maintained an office or agency in The City of New York where Trust Certificates may be presented for registration of transfer or for exchange. The Trustee shall cause to be maintained an office or agency where Trust Certificates may be presented and surrendered for payment. The Registrar shall keep a register ("Register") of Trust Certificates and of their transfer and exchange. The Trustee may, at its discretion, appoint one or more agents (each, a "Paying Agent" and, collectively, the "Paying Agents") for the payment of any and all amounts due and payable by the Trustee from time to time in respect of the Trust Certificates, and the Trustee may, at its discretion, appoint one or more agents (each, a "Transfer Agent" and, collectively, the "Transfer Agents") for the transfer and exchange of Trust Certificates, at such place or places as the Trustee may determine, provided, however, that there shall at all times be a Paying Agent, Transfer Agent and Registrar in the Borough of Manhattan, The City of New York. So long as the Senior Trust Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, there shall be maintained a Paying Agent and a Transfer Agent in Luxembourg (the "Luxembourg Paying Agent").

     (b) The Trustee hereby appoints Citibank as Paying Agent, Registrar and Transfer Agent, and Citibank accepts such appointment hereunder. The Trustee is separately appointing Kredietbank S.A. Luxembourgeoise as Luxembourg Paying Agent and Luxembourg Listing Agent.

     (c) The Trustee shall have the right to vary or terminate the appointment of the Registrar or any Paying Agent or Transfer Agent at any time with or without cause upon giving 30 days' written notice to the Registrar, such Paying Agent or Transfer Agent, as the case may be.

     (d) The Trustee shall promptly notify the Certificate Holders and the Enhancers in writing of the name and address of each Paying Agent, Registrar or Transfer Agent appointed by it and shall notify the Certificate Holders and the Enhancers in writing of the resignation or termination of any Paying Agent, Registrar or Transfer Agent.

     (e) The Trustee shall enter into an appropriate agency agreement with any Agent not a party to this Trust Deed. The agreement shall implement the provisions of this Trust Deed that relate to such Agent.

     2.05 Book-Entry Provisions for Global Certificates.

     (a) Global Certificates shall (i) be registered in the name of DTC or its nominee, (ii) be delivered to the Trustee, as custodian for DTC, and (iii) bear the legends set forth in

Section 2.06(c). Members of, or participants in, DTC ("Participants") or their participants ("Indirect Participants") shall have no rights under this Trust Deed with respect to any Global Certificates held on their behalf by DTC, or the Trustee as its custodian, and DTC may be treated by the Registrar and any agent of the Registrar as the absolute owner of such Global Certificates for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Registrar or any agent of the Registrar from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Participants, the operation of customary practices governing the exercise of the rights of a holder of any Global Certificates. Upon the issuance of any Global Certificates, the Registrar or its duly appointed agent shall record DTC as the registered holder of such Global Certificates.

     (b) Transfers of any Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, to DTC or any nominee or successor thereof. Beneficial interests in the Global Certificates may be transferred in accordance with the applicable procedures of DTC and the provisions of Section 2.06.

     (c) Any beneficial interest in one of the Global Certificates that is transferred to a Person who takes delivery in the form of an interest in another Global Certificate will, upon such transfer, cease to be an interest in such Global Certificates and become an interest in the other Global Certificate and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Certificate for as long as it retains such an interest.

     (d) The beneficial interests represented by any Global Certificates shall be issued as Definitive Trust Certificates to beneficial owners of such Global Certificates if:

          (i) DTC notifies the Trustee that it is unwilling or unable to continue as depositary for such Global Certificates, or DTC ceases to be a "Clearing Agency" registered under the Exchange Act, and a successor depositary is not appointed by the Trustee within 90 day of such notice; or

          (ii) a Specified Event has occurred and is continuing and any holder of a beneficial interest in Senior Trust Certificates shall advise the Trustee in writing through DTC that it wishes to hold its interests in the Senior Trust Certificates in the form of Definitive Trust Certificates.

     (e) In connection with the transfer of a beneficial interest in a Restricted Global Certificate or Unrestricted Global Certificate to the beneficial owners thereof pursuant to Section 2.05(d), the principal amount of such Restricted Global Certificate or Unrestricted Global Certificate, as the case may be, shall be decreased by the amount of such beneficial interest or, if the entire beneficial interest in such Global Certificate shall be so exchanged, such Global Certificate shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute and deliver to each beneficial owner identified by the registered holder thereof in exchange for its beneficial interest in such Restricted Global Certificate or Unrestricted Global Certificate, as the case may be, an equal aggregate principal amount of Definitive Trust Certificates of authorized denominations.

     Upon the issuance of Definitive Trust Certificates, the Trustee shall recognize the Person in whose name the Definitive Trust Certificates are registered in the Register as a Certificate Holder hereunder. The Trustee shall not be responsible for locating a successor clearing agency.

     (f) Any Definitive Trust Certificate delivered in exchange for an interest in the Restricted Global Certificate pursuant to paragraph (d) of this Section shall bear the Restricted Legend as set forth in Section 2.06(c).

     (g) Prior to the expiration of the Distribution Compliance Period, any Definitive Trust Certificate delivered in exchange for an interest in an Unrestricted Global Certificate pursuant to paragraph (d) of this Section shall bear the Restricted Legend, which may be removed after the expiration of the Distribution Compliance Period upon receipt of a certification of the Holder thereof, reasonably satisfactory to the Trustee, to the effect that it is not a "U.S. Person" (as that term is defined in Regulation S) or located in the United States.

     (h) The registered holder of any Restricted Global Certificate or Unrestricted Global Certificate may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Senior Certificate Holder is entitled to take under this Trust Deed or the Senior Trust Certificates.

     2.06 Transfer and Exchange. Transfers and exchanges of Senior Trust Certificates shall be governed by this Section 2.06 and by Section 2.05. Transfers and exchanges of Junior Trust Certificates shall be governed by
Section 2.01(h) and by the provisions of clause (c)(ii) of this Section 2.06.

          (a) Transfer and Exchange of Beneficial Interests in the Global Certificates. The transfer and exchange of beneficial interests in the Global Certificates shall be effected through the DTC in accordance with the provisions of this Trust Deed and the applicable procedures of DTC. Beneficial interests in the Global Certificates shall be subject to the restrictions on transfer set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Certificates also shall require compliance with either subparagraph (i) or
     (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          Prior to 40 days after the later of the commencement of each offering of any Series of Senior Trust Certificates and the closing date of such offering, the transfer and exchange of beneficial interests in the Unrestricted Global Certificates may not be made to a U.S. person or a person located in the United States or for the account or benefit of any such person and shall be effected through Euroclear or Clearstream in accordance with the provisions of this Trust Deed and the applicable rules and procedures of DTC. Beginning 40 days after the later of the commencement of the offering of the Senior Trust Certificates and the Closing Date (but not earlier), Unrestricted Global Certificate Holders may hold their interests through organizations other than Clearstream or Euroclear that are participants in the DTC system.

               (i) Transfer of beneficial interests in the same Global Certificates. Beneficial interests in any Global Certificates may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Certificates, provided (in the case of transfers of beneficial interests in Restricted Global Certificates) that such transfer is in accordance with the transfer restrictions set forth in the Restricted Legend. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(a)(i).

                    (ii) All other Transfers and Exchanges of Beneficial Interests in Global Certificates. In connection with all transfers and exchanges of beneficial interests in Global Certificates that are not subject to Section 2.06(a)(i) above, the transferor of such beneficial interest must deliver to the Registrar (A) a written order from a Participant or an indirect Participant given to DTC in accordance with the applicable procedures of DTC directing DTC to credit or cause to be credited a beneficial interest in another Global Certificate in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the applicable procedures of DTC containing information regarding the Participant account to be credited with such increase and shall comply with any further applicable provisions of this Section
               2.06. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Certificates contained in this Trust Deed and the Senior Trust Certificates or otherwise applicable under the Securities Act, the Trustee shall adjust or cause the adjustment of the principal amount of the relevant Global Certificates(s) pursuant to Section 2.06(d).

                    (iii) Transfer of Beneficial Interests between Global Certificates. A beneficial interest in any Global Certificate of a Series may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Global Certificate of that Series if the transfer complies with the requirements of Section 2.06(a)(ii) above and the additional requirements set forth in clauses (A) and (B) below (as applicable):

                           (A) Transfers by an owner of a beneficial interest in
                    an Unrestricted Global Certificate to a transferee who takes delivery of such interest through a beneficial interest in a Restricted Global Certificate shall be made only upon receipt by the Registrar of a written certification from the transferor of the beneficial interest in the form provided in Exhibit C to the effect that the transfer is being made to a Person who the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                           (B) Transfers by an owner of a beneficial interest in
                    a Restricted Global Certificate to a transferee who takes delivery of such interest through an Unrestricted Global Certificate will be made only upon receipt by the Registrar of a written certification from the transferor in the form provided as Exhibit C to the effect that such transfer is being made in accordance with Regulation S.

                    (iv) Transfers and Exchange of Beneficial Interests for
               Definitive Trust Certificates. A beneficial interest in any Global Certificate may be transferred to an IAI who takes delivery thereof in the form of a Definitive Trust Certificate if the proposed transferee has delivered to the Registrar a letter substantially in the form of Exhibit D hereto and the aggregate principal amount being transferred is at least U.S.$100,000. An IAI that is not a QIB but is a U.S. Person shall only hold Definitive Trust Certificates.

                    In connection with any transfer or exchange of a portion of the beneficial interest in any Global Certificate to beneficial owners for Definitive Certificates, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Certificate in an amount equal to the principal amount of the beneficial interest in the Global Certificate to be transferred, and the Trust shall execute, authenticate and deliver, one or more Definitive Certificates of like tenor and principal amount of authorized denominations.

                    (v) Transfers and Exchanges of Definitive Trust Certificates for Global Certificates. Definitive Trust Certificates may be exchanged for or transferred to a Person who takes delivery in the form of a beneficial interest in a Global Certificate upon receipt by the Trustee of written certification from the transferor in the form of Exhibit C to the effect that either (A) the transfer is being made to a Person who the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A (in the case of a beneficial interest in a Restricted Global Certificate) or (B) such transfer is being made in accordance with Regulation S (in the case of a beneficial interest in an Unrestricted Global Certificate) and, in each case, in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                    Upon receipt by the Trustee of instructions given in
               accordance with DTC's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Unrestricted Global Certificate or Restricted Global Certificate, as applicable, in an amount equal to the principal amount of the Definitive Trust Certificate to be transferred, and the Trustee shall cancel the Definitive Trust Certificate so transferred.

               (b) Transfer and Exchange of Definitive Trust Certificates for Definitive Trust Certificates.

                    (i) Upon request by a holder of Definitive Trust Certificates and such holder's compliance with the provisions of this Section 2.06(b), the Registrar shall register the transfer or exchange of Definitive Trust Certificates. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Trust Certificates duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by his attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(b).

                    (ii) Any Definitive Trust Certificate may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Definitive Trust Certificate if the Registrar receives a certificate in the form of Exhibit C hereto, including the certifications, certificates and opinion of counsel required therein, if applicable.

               (c)  Legends.

                    (i)  Restricted Legend for Senior Trust Certificates.

                         (A) Each Senior Trust Certificate transferred to QIBs
                    in reliance on Rule 144A or transferred to IAIs shall bear a legend (the "Restricted Legend") in substantially the following form:

                    THIS SENIOR TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
                    (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR
                    (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT FOR SO LONG AS THIS SENIOR TRUST CERTIFICATE IS A "RESTRICTED SECURITY" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) RESELL OR OTHERWISE TRANSFER IT EXCEPT (A) TO AN INSTITUTIONAL ACCREDITED INVESTOR, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (PROVIDED, THE TRANSFEROR FURNISHES TO THE TRUSTEE A LEGAL OPINION STATING THAT THE TRANSFER IS EXEMPT FROM REGISTRATION PURSUANT TO RULE 144 UNDER THE SECURITIES ACT); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR

                    TRUST CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE TRUST DEED CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THE CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                         Such legend shall be removed from any Senior Trust
                    Certificate only upon receipt by the Trustee of an Officer's Certificate and Opinion of Counsel reasonably acceptable to the Trustee to the effect that such Senior Trust Certificate does not constitute a "restricted security" as defined in Rule 144 under the Securities Act and, in accordance with said Rule 144, can be resold without restriction.

                         (B) Each Global Certificate shall bear the following
                    legend on the face thereof:

                    UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IN EXCHANGE FOR THIS SECURITY IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                    TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.05, 2.06 AND 2.07 OF THE TRUST DEED REFERRED TO HEREIN.

                    (C) Each Senior Trust Certificate shall also bear the
               following legend on the face thereof:

               BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (I) NO ASSETS OF A PERSON WHO IS OR AT ANY TIME WHEN SENIOR TRUST CERTIFICATES ARE HELD WILL BE AN ERISA PLAN OR AN INDIVIDUAL RETIREMENT ACCOUNT, OR ANOTHER EMPLOYEE BENEFIT PLAN SUBJECT TO ANY FEDERAL STATE, LOCAL OR FOREIGN LAW SUBSTANTIALLY SIMILAR TO
               SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE, HAVE BEEN USED TO ACQUIRE THE SENIOR TRUST CERTIFICATE OR AN INTEREST THEREIN OR (II) THE PURCHASE AND HOLDING OF THE SENIOR TRUST CERTIFICATE OR AN INTEREST THEREIN ARE AND WILL BE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE INTERNAL REVENUE CODE BY VIRTUE OF PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60 OR PTCE 96-23 (OR, IN THE CASE OF SUCH ANOTHER EMPLOYEE BENEFIT PLAN, DO NOT AND WILL NOT VIOLATE ANY SUBSTANTIALLY SIMILAR LAW).

                    (D) In the case of Definitive Trust Certificates issued in exchange for interests in the Restricted Global Certificate, such Definitive Trust Certificates shall bear the legend set forth on the Restricted Global Certificate.

               (ii) Restricted Legend for Junior Trust Certificates. Each Junior Trust Certificate (and all Junior Trust Certificates issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

          "THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN WHOLE OR IN PART EXCEPT TO PETROBRAS FINANCE LTD. OR TO ANOTHER WHOLLY-OWNED SUBSIDIARY OF PETROLEO BRASILEIRO S.A. - PETROBRAS. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES THAT IT SHALL DELIVER TO EACH PERSON TO WHOM THIS JUNIOR TRUST CERTIFICATE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND THAT ANY PURPORTED TRANSFER IN VIOLATION OF THE FOREGOING RESTRICTIONS SHALL BE VOID AND WITHOUT EFFECT. THE TRUST DEED CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS."

          (d) Cancellation and/or Adjustment of Global Certificates. At such time as all beneficial interests in a Global Certificate have either been exchanged for Definitive Trust Certificates, prepaid, repurchased or cancelled, such Global Certificates shall be returned to the Trustee, who shall cancel it. At any time prior to such cancellation, if any beneficial interest in a Global Certificate is exchanged for Definitive Trust Certificates, prepaid, repurchased or cancelled, the principal amount of Senior Trust Certificates represented by such Global Certificate shall be reduced and an endorsement shall be made on such Global Certificate, by the Trustee or custodian, at the direction of the Trustee to reflect such reduction.

               (e) General Provisions With Respect to Transfer and Exchanges of Trust Certificates.

                    (i) To permit registrations of transfers and exchanges, the Trustee shall execute Global Certificates, Definitive Trust Certificates and Junior Trust Certificates at the Registrar's request.

                    (ii) No service charge shall be made to a Certificate Holder for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Section 2.02(e) hereof).

                    (iii) Upon surrender for registration of transfer of any
               Trust Certificate at the registered office or such other office or agency, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate principal amount. At the option of a Certificate Holder, and subject to the provisions of Section 2.06, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like aggregate principal amount, or may be transferred in the amount of any Authorized Denomination, upon surrender of the Trust Certificates to be exchanged at any such office or agency. The Registrar shall not be required to register the transfer or exchange of any Trust Certificate selected for prepayment in whole or in part, except the unpaid portion of any Trust Certificate being prepaid in part.

                    (iv) No such transfer shall be effected until, and such transferee shall succeed to the rights of a Certificate Holder only upon, final acceptance and registration of transfer by the Registrar in the Register. Prior to the registration of any transfer by a Certificate Holder as provided herein, the Trustee shall treat the Person in whose name the Trust Certificate is registered as the owner thereof for all purposes and the Trustee shall not be affected by notice to the contrary. Whenever any Trust Certificates are so surrendered for transfer or exchange, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transaction are met, and the Trustee shall execute and deliver the Trust Certificates that the Certificate Holder making the exchange is entitled to receive. Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificate Holder thereof or its attorney duly authorized in writing.

                    (v) All Global Certificates, Definitive Trust Certificates and Junior Trust Certificates issued upon any registration of transfer or exchange of Global Certificates, Definitive Trust Certificates or Junior Trust Certificates, as the case may be, shall be the valid obligations of the Trustee, and entitled to the same benefit under this Trust Deed as the Global Certificates, Definitive Trust Certificates or Junior Trust Certificates, as the case may be, surrendered upon such registration of transfer or exchange.

                    (vi) The Trustee shall not be required to issue, register the transfer of, or exchange of Trust Certificates during a period beginning at the opening of business 15 days before the day of any selection of Trust Certificates for prepayment under
               Section 3.01 and ending at the close of business on the day of selection.

                    (vii) Prior to due presentment for registration of transfer of any Trust Certificate, the Trustee and any Agent may deem and treat the Person in whose name any Trust Certificate is registered as the absolute owner of such Trust Certificate for the purpose of receiving payment of principal, interest and Additional Amounts, if any, on such Trust Certificate, and neither the Trustee, any Agent nor the Trustee shall be affected by notice to the contrary.

                    (viii) The Trustee shall not have any responsibility or
               liability for any aspect of the records relating to, or payments made on account of, Senior Trust Certificates by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Senior Trust Certificates. The Trustee shall not be liable for any delay by the related Certificate Holder or DTC in identifying the beneficial owners of the related Senior Trust Certificates and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from such Certificate Holders or of DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of Senior Trust Certificates to be issued).

                    (ix) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section. The Trustee shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          2.07 Replacement of Lost, Mutilated or Stolen Trust Certificates. If any mutilated Trust Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, the Trustee shall issue a replacement Trust Certificate. If required by the Trustee, an indemnity bond shall be supplied by the Certificate Holder that is sufficient in the judgment of the Trustee to protect the Trustee and any Agent from any loss which any of them may suffer if such Trust Certificate is replaced. The

Trustee may charge such Certificate Holder for its expenses in replacing the Trust Certificate. Every replacement Trust Certificate issued in accordance with the provisions hereunder shall represent a beneficial interest in the Trust.

     2.08 Outstanding Trust Certificates.

     (a) The Trust Certificates "outstanding" at any time shall include all Trust Certificates issued by the Trustee pursuant to the provisions of this Trust Deed, except for those cancelled by it, those delivered to it for cancellation in accordance with Section 2.09 and those described in this Section
2.08 and Section 2.10 as not outstanding.

     (b) If a Trust Certificate is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Trust Certificate is held by a bona fide purchaser.

     (c) If the principal amount of any Trust Certificate is considered paid under Section 3.04 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     (d) If the Paying Agent (other than the Trustee or a Subsidiary or Affiliate of the Trustee) segregates and holds in trust, in accordance with this Trust Deed, on a Payment Date or a Junior Trust Certificate Payment Date, as the case may be, money sufficient to pay all principal, interest, Additional Amounts, if any, and all other amounts payable on that date with respect to any Trust Certificates (or the portion thereof to be prepaid or maturing, as the case may be), then on and after that date such Trust Certificates (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest, and, if applicable, no draw under a Financial Guaranty Insurance Policy may be made in respect thereof.

     (e) In determining whether the Controlling Parties represent or hold the requisite principal amount of Trust Certificates for the purpose of concurring in any request, demand, authorization, direction, notice, consent, waiver or other act permitted to be taken or given under this Trust Deed or the other Transaction Documents, (i) Senior Trust Certificates which are owned by the Trustee, Petrobras or any of their Affiliates and (ii) all Junior Trust Certificates, shall be disregarded and shall be deemed not to be outstanding for any such determination.

     2.09 Cancellation. The Registrar and Paying Agent shall forward to the Trustee any Trust Certificates surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Trust Certificates surrendered for registration of transfer or exchange, payment, replacement or cancellation. The Trustee shall not issue new Trust Certificates to replace Trust Certificates that have been prepaid or that have been delivered to the Trustee for cancellation.

     2.10 Senior Trust Certificates Purchased by Petrobras and its Affiliates. Petrobras or its Affiliates may at any time purchase any Senior Trust Certificate in the open market or by tender at any price or by private agreement. All Senior Trust Certificates so purchased by Petrobras or its Affiliates may be held for the account of Petrobras or its Affiliates and may be resold by Petrobras and its Affiliates; provided that, any such Senior Trust Certificate held for the account of Petrobras or any Affiliate of Petrobras shall not be deemed to be outstanding for the purposes of Section 2.08 or for the purposes of drawing under a Financial Guaranty Insurance Policy.

     2.11 References to Interest and Principal. For the avoidance of doubt, any reference in this Trust Deed, any Supplemental Trust Deed or any Trust Certificate to the payment of principal and interest in connection with any Trust Certificate shall be construed to mean payments by means of distributions out of the Trust Property.

                                  ARTICLE III

                                   PREPAYMENT

     3.01 Optional Prepayment.

     (a) The Trustee shall prepay, in accordance with the provisions of Sections 3.02, 3.03 and 3.04, any Series of Senior Trust Certificates in whole, but not in part, in the event that Petrobras Finance elects to repurchase all or a portion of the Trustee's rights to Purchased Receivables to be Generated pursuant to Section 5.01(a) of the Receivables Purchase Agreement. In such event, the Trustee shall prepay (i) the Senior Trust Certificates of such Series in an amount equal to the sum of (A) the outstanding principal amount of the Senior Trust Certificates to be prepaid at the time of prepayment, plus (B) accrued and unpaid interest thereon, and Additional Amounts, if any, in respect of such Series of Senior Trust Certificates, to the Prepayment Date, plus (C) in the case of Senior Trust Certificates bearing interest at a fixed rate, the Make Whole Premium, plus (D) in the case of Senior Trust Certificates bearing interest at a floating rate, any applicable breakage costs, if payment is not made on a Payment Date plus (E) all other amounts payable by the Trustee in respect of such Senior Trust Certificates and (ii) all accrued and unpaid Administrative Expenses, Guaranty Premiums and all other amounts payable by the Trustee under the Insurance Documents (the aggregate of the amounts so described in clauses (i) and (ii) above is the "Optional Prepayment Price").

     (b) In the event that any proceeds from the repurchase of such Purchased Receivables remain after the Optional Prepayment Price is paid pursuant to paragraph (a) above, such excess proceeds shall be applied to the mandatory prepayment of the corresponding Series of Junior Trust Certificates on a ratable basis, on the Junior Trust Certificate Payment Date immediately following the Prepayment Date.

     3.02 Notice of Prepayment to Certificate Holders.

     (a) At least 30 days but not more than 60 days before the Payment Date on which any prepayment of Senior Trust Certificates is to be made pursuant to the terms hereof (such Payment Date, a "Prepayment Date"), the Trustee shall give a notice of prepayment in the manner provided in Section 1.06 to each Senior Certificate Holder whose Senior Trust Certificates are to be prepaid and to the relevant Enhancers. All notices of prepayment shall identify the Senior Trust Certificates to be prepaid and shall state:

          (i) (A) the Prepayment Date and (B) the prepayment price, separately stating the amount of any and all principal, interest, Additional Amounts, if any, amounts payable under the Insurance Documents, breakage costs, Administrative Expenses and

     Make Whole Premium, if any, and any other amounts to be paid in connection with the prepayment;

          (ii)  the name and address of the Paying Agent;

          (iii) that Senior Trust Certificates called for prepayment must be surrendered to the Paying Agent to collect the prepayment price;

          (v) that, unless the Trustee defaults in making such prepayment, interest on such Senior Trust Certificates or such portions of Senior Trust Certificates ceases to accrue on and after the Prepayment Date;

          (vi) the paragraph of the Senior Trust Certificates or Section of this Trust Deed pursuant to which the Senior Trust Certificates called for prepayment are being prepaid; and

          (vii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on such Senior Trust Certificates.

     (b) So long as any Series of Senior Trust Certificates is listed on the Luxembourg Stock Exchange, any notice of prepayment shall be published once by the Trustee in the Luxemburger Wort or in another daily newspaper of general circulation in Luxembourg (or, if not practical in Luxembourg, elsewhere in Europe) at least 30 but not more than 60 days before the Prepayment Date.

     3.03 Effect of Notice of Prepayment. Once the notice of prepayment is given in accordance with Section 3.02, Senior Trust Certificates called for prepayment shall become irrevocably due and payable on the Prepayment Date at the prepayment price stated in such notice. Such notice of prepayment shall be irrevocable and may not be conditional.

     3.04 Deposit of Prepayment Price.

     (a) On or before 10:00 a.m., on the Business Day prior to the Prepayment Date, the Trustee shall deposit, or cause to be deposited (to the extent not already held by the Trustee) with the Paying Agent, in immediately available funds sufficient to pay all principal, interest, Additional Amounts, amounts payable under the Insurance Documents, Administrative Expenses, the Make Whole Premium, breakage costs, if any, and any other amounts payable in respect of the Senior Trust Certificates to be prepaid on that date.

     (b) If the Trustee complies with the provisions of the preceding paragraph on and after the Prepayment Date interest shall cease to accrue on the relevant Series of Senior Trust Certificates or, in the case of a mandatory prepayment pursuant to Section 3.08, the portions of such Senior Trust Certificates, to be prepaid. If a Senior Trust Certificate is prepaid on or after a Regular Record Date but on or prior to the related Payment Date, then all amounts in respect of such prepayment shall be paid to the Person in whose name such Senior Trust Certificate was registered at the close of business on such Regular Record Date. If any Senior Trust Certificate called for prepayment shall not be so paid upon surrender for prepayment because of the failure of the Trustee to comply with the preceding paragraph, interest shall be paid on the outstanding principal, from the Prepayment Date until such principal is paid, and to the extent lawful, on any interest not paid on such outstanding principal, in each case at the rates provided in the Senior Trust Certificates.

     3.05 Selection of Senior Trust Certificates to be Prepaid. If less than all of the Senior Trust Certificates are to be prepaid, the Trustee shall prepay the Senior Trust Certificates pro rata among the Senior Trust Certificates of all Series pursuant to and in accordance with Section 9.10.

     3.06 Senior Trust Certificates Prepaid in Part. Upon surrender of a Senior Trust Certificate that is prepaid in part pursuant to and in accordance with
Section 9.10, the Trustee shall issue to such Senior Certificate Holder (at the expense of the Trustee) a new Senior Trust Certificate equal in principal amount to the remaining unpaid portion of such Senior Trust Certificate surrendered.

     3.07 Tax Prepayment.

     (a)  The Trustee shall, in accordance with the provisions of Sections 3.02,
3.03 and 3.04, prepay all of the Senior Trust Certificates, in whole but not in part, in the event that Petrobras Finance elects to repurchase the Trustee's rights to Purchased Receivables to be Generated pursuant to Section 5.01(b) of the Receivables Purchase Agreement. In such event, the Trustee shall prepay (i) the Senior Trust Certificates in an amount equal to the sum of (A) the outstanding principal amount of all Senior Trust Certificates to be prepaid at the time of prepayment, plus (B) accrued and unpaid interest thereon, and Additional Amounts, if any, in respect of all Senior Trust Certificates, plus
(C) in the case of Senior Trust Certificates bearing interest at a floating rate, any applicable breakage costs, if payment is not made on a Payment Date plus (D) all other amounts payable by the Trustee in respect of the Senior Trust Certificates and (ii) all accrued and unpaid Administrative Expenses, Guaranty Premiums and all other amounts payable by the Trustee under the Insurance Documents (the aggregate of the amounts so described in clauses (i) and (ii) above is the "Tax Prepayment Price"); provided, however, that no such notice of prepayment under Section 3.02 may be given earlier than 60 days prior to the earliest date on which, but for such prepayment, the Trustee would be obligated to pay such Additional Amounts if a payment in respect of the Senior Trust Certificates were then due.

     (b)  Prior to publication of any notice of prepayment pursuant to this
Section 3.07, the Trustee shall deliver (or cause to be delivered) to the Servicer, the Senior Certificate Holders and the Enhancers the documents that are required to be delivered to the Trustee by Petrobras Finance pursuant to
Section 5.01(b)(iii) of the Receivables Purchase Agreement.

     (c) In the event that any proceeds from the repurchase of such Purchased Receivables remain after the Tax Prepayment Price is paid pursuant to paragraph
(a) of this Section 3.07, such excess proceeds shall be applied to the mandatory prepayment of the Junior Trust Certificates, on a ratable basis on the Junior Trust Certificate Payment Date immediately following the Prepayment Date.

     3.08 Mandatory Prepayment. The Trustee shall prepay, in whole or in part, the Senior Trust Certificates upon the occurrence of and continuation of a Mandatory Prepayment Event pursuant to and in accordance with Sections 3.05,
3.06 and 9.10.

     3.09 Prepayment of Junior Trust Certificates. Except as provided in Sections 3.01(b) and 3.07(c), the Junior Trust Certificates shall not be subject to prepayment prior to the payment in full of the outstanding Senior Trust Certificates in accordance with the provisions set forth in Article XIII.

                                   ARTICLE IV

              CONDITIONS TO THE ISSUANCE OF ADDITIONAL CERTIFICATES

     4.01 Additional Senior Trust Certificates. The Trustee, acting at the direction of the Servicer, shall be permitted to issue from time to time one or more Series of Additional Senior Trust Certificates by Supplemental Trust Deed, subject to compliance with each of the following conditions:

          (a) in exchange for the purchase of the rights to a designated corresponding value of Purchased Receivables when they are Generated, the Trustee shall have issued Additional Junior Trust Certificates to Petrobras Finance in an aggregate principal amount equal to at least 20% of the aggregate principal amount of such proposed Series of Additional Senior Trust Certificates;

          (b) prior to the issuance of such Series of Additional Senior Trust Certificates, the relevant Commercial Contracts shall have been amended or modified to require Petrobras to export to Petrobras Finance an amount of Eligible Products that will, when Sold by Petrobras Finance, result in the Generation of sufficient Receivables to satisfy payment of the aggregate Quarterly Senior Payment Amount for all Series of outstanding Senior Trust Certificates (including the proposed Series of Additional Senior Trust Certificates) for each Quarterly Delivery Period;

          (c) pro forma, for any new Series of Additional Senior Trust Certificates (assuming that the proposed new Series of Additional Senior Trust Certificates had been issued and is outstanding during such periods and assuming that any such proposed series bearing interest at a floating rate will have a Certificate Rate of Interest equal to (i) if such series is subject to interest rate hedging arrangements, the interest rate specified in such hedging arrangements or (ii) otherwise, 15% per annum):

              (i) the Senior Coverage Ratio for each of the prior four Quarterly Delivery Periods (or such shorter period of at least one month since the Closing Date) shall be equal to or greater than the Required Senior Coverage Ratio;

              (ii) the Third Party Coverage Ratio for each of the prior four Quarterly Delivery Periods (or such shorter period of at least one month since the Closing Date) shall be equal to or greater than the Required Third Party Coverage Ratio;

              (iii) the ratio, for each of the prior four Quarterly Delivery Periods (or such shorter period of at least one month since the Closing Date), of (I) all proceeds of Buyer Receivables in respect of the Sale of Heavy Fuel Oil that are deposited into the Collection Account during such Quarterly Delivery Period (or such shorter period of at least one month since the Closing Date) to (II) the

          Maximum Scheduled Senior Payment Amount, shall be equal to or greater than the sum of (x) the Required Senior Coverage Ratio plus (y) 1.0 to 1.0; and

               (iv) Petrobras' obligation under the Master Export Contract and the Prepayment Agreement to export to Petrobras Finance in each Quarterly Delivery Period an amount of Eligible Products having a minimum aggregate value (based upon the Net Invoice Amount at which such Eligible Products are actually Sold by Petrobras Finance) shall be equal to, at least, the Maximum Scheduled Senior Payment Amount multiplied by the sum of (A) the Required Senior Coverage Ratio plus
          (B) 1.0;

          (d) the Trustee, Petrobras Finance and the Servicer shall have received an opinion of independent legal counsel satisfactory to the Trustee stating that the issuance of the proposed series of additional Senior Trust Certificates will not adversely impact the characterization of any outstanding Senior Trust Certificates for U.S. federal income tax purposes;

          (e) each of S&P and Fitch shall have issued a Rating Affirmation, and Moody's shall have issued a confirmation in writing of its rating at a level at least equal to the lower of (i) the then current rating of the outstanding Senior Trust Certificates (without giving effect to any Financial Guaranty Insurance Policy) and (ii) Baa2, and in any event, at a level at least equal to an Investment Grade Rating;

          (f) no Accumulation Event, Specified Event or event or circumstance that with notice or lapse of time, or both, would become a Specified Event or Accumulation Event, shall have occurred and be continuing;

          (g) if such proposed series of additional Senior Trust Certificates, together with all then outstanding Senior Trust Certificates would exceed in the aggregate the principal amount of U.S.$1,500,000,000, the additional conditions to such issuance contained in any Insurance and Reimbursement Agreement relating to any outstanding Series of Senior Trust Certificates shall have been satisfied; and

          (h) prior to the issuance of such Series of Additional Senior Trust Certificates, Petrobras Finance shall have entered into an additional Offtake Contract covering such additional issuance and having a value for each Quarterly Delivery Period equal to 1.1 times the Quarterly Scheduled Senior Payment Amount for such issuance on substantially the same terms and conditions as the Offtake Contract (except that such additional offtake contract shall not be required to contain a fixed or floor price or other hedge arrangement) with a counterparty that is rated at least A2 by Moody's, A by S&P and A by Fitch.

     4.02 Additional Junior Trust Certificates. The Trustee shall only be permitted to issue additional Series of Junior Trust Certificates by Supplemental Trust Deed pursuant to and in accordance with Section 4.01 and
Article XI.

                                   ARTICLE V

                        ACCOUNTS AND APPLICATION OF FUNDS

     5.01 Establishment of Trust Accounts.

     (a) On or prior to the Closing Date, the Trustee shall cause the Depositary Bank to establish and thereafter maintain, in the name of the Trustee, the following segregated trust accounts: (i) the Collection Account;
(ii) the Purchased Receivables Account; (iii) the Junior Trust Certificate Subaccount, a sub-account of the Purchased Receivables Account (the "Junior Trust Certificate Subaccount"); (iv) the Senior Trust Certificate Account; (v) the Reserve Account; and (vi) the Retention Account (collectively, the "Trust Accounts").

     (b) Each Trust Account shall be denominated solely in U.S. Dollars and maintained with the Depositary Bank in New York, New York.

     5.02 Collection Account.

     (a) The Depositary Bank shall establish and maintain the Collection Account in the name of the Trustee for the benefit of the Trustee, the Certificate Holders and the Enhancers. All funds deposited in the Collection Account shall be applied solely in the manner provided in this Trust Deed and neither the Trustee nor Petrobras Finance shall be entitled to seek division of amounts credited to this Trust Account or application in any other manner not expressly provided for herein.

     (b) The Trustee and, if Deposit Access has been provided to the Servicer by the Depositary Bank, the Servicer, shall deposit into the Collection Account all Collections (including, without limitation, all Collections that are transferred from the U.S. Seller Account) during each Quarterly Delivery Period.

     (c) The Trustee shall direct the Depositary Bank to maintain accurate and complete records of receipt of all Collections and, unless the Servicer then has Read Access, the Trustee shall direct the Depositary Bank to, by the close of business on each Business Day on which the Depositary Bank receives any Collections in the Collection Account, deliver to the Trustee and the Servicer by facsimile a deposit report specifying (i) the amount of Collections deposited into the Collection Account since the previous deposit report, (ii) the source of the Collections and (iii) any invoice or other information provided by the Buyers to the Depositary Bank as to the identity of the Collections remitted by them.

     (d) So long as PIFCo or any other Affiliate of Petrobras is the Servicer under the Servicing Agreement, the Trustee shall direct the Depositary Bank to maintain or provide Read Access and, if available, Deposit Access, subject to any operational limitations that may be reasonably imposed by the Depositary Bank.

     (e) Notwithstanding any other provision of this Trust Deed to the contrary in the event that the Servicer notifies the Trustee and the Depositary Bank in writing that a particular payment received in the Collection Account is not a Collection in respect of a Receivable, the

Trustee shall direct the Depositary Bank to transfer such payment upon the order of the Servicer to the Person to whom such payment was intended.

     5.03 Withdrawals from Collection Account.

     (a) In accordance with Section 5.04, the Trustee shall direct the Depositary Bank to promptly transfer from the Collection Account: (i) all Collections received in respect of Purchased Receivables ("Purchased Receivable Proceeds") to the Purchased Receivables Account and (ii) all Collections received in respect of Unencumbered Receivables ("Unencumbered Receivable Proceeds") to the Petrobras Finance Account.

     (b) Transfers from the Collection Account pursuant to Section 5.03(a) shall occur prior to 1:00 p.m. New York time on each Business Day, provided that, if any Collections are pending identification in accordance with the procedure set forth in Section 5.04(b), transfers in respect of such Collections shall occur on the Business Day on which the Trustee receives the notice from the Servicer described under Section 5.04(b); provided further that, if any Collections are received or, in the case described in the first proviso of this paragraph (b), identified, after 1:00 p.m. New York time, such transfers shall be made on the immediately following Business Day.

     5.04 Identification of Purchased Receivable Proceeds.

     (a) So long as the Senior Certificate Interest is greater than zero, any and all Collections that are received in the Collection Account in respect of Receivables Generated by the Sale of Eligible Products to the Offtaker under an Offtake Contract, including any and all amounts received in accordance with
Section 2.02(a)(ii) of the Receivables Purchase Agreement (the "Offtaker Receivable Proceeds") shall be automatically deemed to be Purchased Receivable Proceeds, and shall be transferred to the Purchased Receivables Account in accordance with Section 5.03, without any instruction or notice by the Servicer.

     (b) Collections that are received in the Collection Account in respect of Receivables Generated by the Sale of Eligible Products to Buyers other than the Offtaker ("Third Party Receivable Proceeds") shall be held in the Collection Account pending receipt by the Trustee and the Depositary Bank of written instructions from the Servicer. As promptly as practicable upon becoming aware of any Collections of Third Party Receivable Proceeds and the source thereof, the Servicer shall, in accordance with Section 2.03 of the Servicing Agreement, notify the Trustee, the Depositary Bank and Petrobras Finance, in writing, of
(i) the Receivable to which such Third Party Receivable Proceeds relates (specifying in detail the amount of Third Party Receivable Proceeds received in respect of such Receivable) and (ii) whether such Receivable constitutes a Purchased Receivable or an Unencumbered Receivable. Upon receipt of this notice from the Servicer, the Trustee shall, in accordance with Section 5.03, cause the Depositary Bank to transfer to the Purchased Receivables Account any Collections in respect of such Purchased Receivables, and to transfer to the Petrobras Finance Account any Collections in respect of such Unencumbered Receivables.

     (c) In making its determination as to whether a Receivable relating to any Third Party Receivable Proceeds constitutes a Purchased Receivable or an Unencumbered Receivable, the

Servicer shall comply with this Section 5.04 and act in accordance with the provisions of the Receivables Purchase Agreement.

     (d) Notwithstanding anything to the contrary contained herein, Collections in respect of Unencumbered Receivables (including any amounts held in the Collection Account pending identification and transfer to the Petrobras Finance Account) shall not constitute Trust Property.

     5.05 Purchased Receivables Account. The Depositary Bank shall establish and maintain the Purchased Receivables Account in the name of the Trustee for the benefit of the Trustee, the Certificate Holders and the Enhancers. In accordance with Section 5.03, on each Business Day during each Quarterly Delivery Period or, in respect of amounts specified in Section 5.05(b), on the day such amounts are received, the Trustee shall direct the Depositary Bank to promptly deposit into the Purchased Receivables Account:

          (a) any amounts transferred from the Collection Account pursuant to Sections 5.03 and 5.04;

          (b) any amounts payable by Petrobras to the Trustee pursuant to the Master Export Contract and the Prepayment Agreement; and

          (c) any amounts payable by Petrobras Finance to the Trustee pursuant to the Receivables Purchase Agreement.

     5.06 Withdrawals from Purchased Receivables Account.

     (a) No earlier than 12:00 p.m. New York time on the date that is five Business Days prior to each Payment Date or, in the case of an Acceleration Event, at the time and date specified in Section 5.06(e), and after giving effect to any payments received in this Account as described in Section 5.05 on such date, the Trustee shall direct the Depositary Bank to promptly distribute amounts on deposit in the Purchased Receivables Account in the following order of priority and ratably in accordance with the respective amounts payable at each such level of priority:

     First, to reimburse the Servicer for any unreimbursed Servicer Advances made in respect of any prior Quarterly Delivery Period and of which an Authorized Officer of the Trustee is aware;

     Second, to the Senior Trust Certificate Account, until the balance in the Senior Trust Certificate Account is equal to the Quarterly Senior Payment Amount for the then current Quarterly Delivery Period that is due and payable on such Payment Date;

     Third, to the Reserve Account, until the balance in the Reserve Account is equal to the Reserve Account Cap for such Payment Date;

     Fourth, to the payment of all Guaranty Reimbursements to any Enhancer, together with any accrued and unpaid interest on such amounts and any other unpaid amounts payable to such Enhancer pursuant to the relevant Insurance and Reimbursement Agreement; and

     Fifth, to the Junior Trust Certificate Subaccount, any remaining amounts.

     (b) (i) The Depositary Bank shall establish and maintain the Junior Trust Certificate Subaccount, a sub-account of the Purchased Receivables Account, in the name of the Trustee for the benefit of the Trustee, the Certificate Holders and the Enhancers. During each Quarterly Delivery Period, the Trustee shall direct the Depositary Bank to deposit into the Junior Trust Certificate Subaccount all amounts transferred from the Purchased Receivables Account pursuant to clause Fifth in Section 5.06(a);

          (ii) No later than 12:00 p.m. New York time on each Junior Trust Certificate Payment Date or, in the case of an Acceleration Event, at the time and date specified in Section 5.06(e), the Trustee shall, subject to paragraph
(c) of this Section 5.06, direct the Depositary Bank to distribute amounts on deposit in the Junior Trust Certificate Subaccount in the following order of priority and ratably in accordance with the respective amounts payable at each level of priority:

          First, to the Junior Certificate Holders, an amount equal to the payment of interest on, and, on the Final Payment Date for the Junior Trust Certificates, principal of, the Junior Trust Certificates that is due and payable on such Junior Trust Certificate Payment Date; provided, that the Trustee may, in its discretion and from time to time, invest the amounts otherwise payable to the Junior Certificate Holders in respect of such interest payments in Eligible Investments for a period of up to 13 months prior to distribution of such amounts to the Junior Certificate Holders; and

          Second, any remaining amounts to Petrobras Finance, for the purchase of the rights to Additional Purchased Receivables under Section the Receivables Purchase Agreement.

     (c) (i) Upon the occurrence and during the continuation of an Accumulation Event of which an Authorized Officer of the Trustee is aware, for the Quarterly Delivery Period in which such Accumulation Event occurs and for each Quarterly Delivery Period thereafter for so long as such Accumulation Event is continuing, the Trustee shall, except as otherwise provided in Section 5.06(c)(ii)(B), direct the Depositary Bank to retain and not distribute any amounts as described in clause First or Second of Section 5.06(b)(ii), until (A) the balance in the Reserve Account equals the applicable Reserve Account Cap for the applicable Payment Date and (B) an amount equal to (x) 2.0 times the Maximum Scheduled Senior Payment Amount has been retained for each such Quarterly Delivery Period minus (y) the amount of funds, if any, retained in the Retention Account from prior Quarterly Delivery Periods but not applied to the mandatory prepayment of the Senior Trust Certificates pursuant to Section 9.10, has been retained.

          (ii) Upon the occurrence of (A) an Acceleration Event or (B) an Accumulation Event that results from an Incipient Offtaker Payment Default of which an Authorized Officer of the Trustee is aware, and for so long as such Incipient Offtaker Payment Default is continuing, in each case, the Trustee shall direct the Depositary Bank to retain and not distribute any amounts as described in clause First or Second of Section 5.06(b)(ii); and

          (iii) (A) any amounts so retained pursuant to an Accumulation Event in accordance with Section 5.06(c)(i) or (c)(ii)(B) shall be transferred to the Retention Account to be applied in accordance with Section 9.10 and (B) any amounts so retained in accordance with an Acceleration Event, shall be transferred in accordance with Section 5.06(c) and applied in accordance with
Section 9.02.

     (d) On each Payment Date, after giving effect to any distributions under clause First of Section 5.06(b)(ii), the Servicer shall notify the Trustee (with a copy to the Enhancers) in writing of the amount of the Junior Certificate Interest, if any, at such time.

     (e) In the case of an Acceleration Event, the Trustee shall direct the Depositary Bank to transfer all amounts on deposit in the Purchased Receivables Account and the Junior Trust Certificate Account to the Retention Account no later than 12:00 p.m. New York time on the date that is five Business Days prior to the first Business Day of each Monthly Period for application in accordance with Section 9.02.

     5.07 Senior Trust Certificate Account. The Depositary Bank shall establish and maintain the Senior Trust Certificate Account in the name of the Trustee for the benefit of the Trustee, the Senior Certificate Holders and the Enhancers. During each Quarterly Delivery Period, the Trustee shall direct the Depositary Bank to promptly deposit into the Senior Trust Certificate Account:

          (a) all amounts transferred from the Purchased Receivables Account pursuant to clause Second in Section 5.06(a);

          (b) all amounts transferred from the Reserve Account pursuant to
     Section 5.10; and

          (c) any Servicer Advances made pursuant to Section 5.13.

     5.08 Withdrawals from Senior Trust Certificate Account.

     (a) No earlier than 12:00 p.m. New York time on the date that is four Business Days prior to each Payment Date (the "Cut-Off Date"), after giving effect to the application of any payments to be deposited into this Account as described in Section 5.07 on such date, the Depositary Bank shall notify the Trustee of the aggregate amount then available in the Senior Trust Certificate Account. The Trustee shall, based upon this notification, calculate and make an express determination as to the amount to be paid on the related Payment Date in respect of each Series of Senior Trust Certificates for each level of priority set forth in Section 5.08(b) below (the "Payment Determination"). If the Payment Determination for any Series of Senior Trust Certificates in respect of which a Financial Guaranty Insurance Policy has been issued is less than the amount of principal or interest required to be paid under Section 5.08(b), then the Trustee shall make a claim, if applicable, under the relevant Financial Guaranty Insurance Policy pursuant to Section 14.02.

     (b) On each Payment Date, except as otherwise provided in Section 9.02, the Trustee shall direct the Depositary Bank to distribute amounts on deposit in the Senior Trust Certificate Account in accordance with the Payment Determination for each Series of Senior Trust

Certificates, in the following order of priority and ratably in accordance with the respective amounts payable at each such level of priority:

     First, to the payment of all unpaid Administrative Expenses due hereunder;

     Second, to the payment of any interest and Additional Amounts, if any, scheduled to be paid to the Senior Certificate Holders from previous Payment Dates but not so paid, or to the Enhancers to the extent of any Guaranty Reimbursements in respect of amounts paid under the Financial Guaranty Insurance Policies relating to such interest amounts not so paid;

     Third, to the payment of scheduled interest and Additional Amounts, if any, to the Senior Certificate Holders to be paid on such Payment Date;

     Fourth, to the payment of any principal scheduled to be paid to the Senior Certificate Holders from previous Payment Dates but not so paid, or to the Enhancers to the extent of any Guaranty Reimbursements in respect of amounts paid under the Financial Guaranty Insurance Policies relating to such amounts not so paid;

     Fifth, to the payment of principal to the Senior Certificate Holders that is scheduled to be paid on such Payment Date; and

     Sixth, to the payment of all Guaranty Premiums and other amounts due and payable to the Enhancers under the Insurance Documents.

     (c) Notwithstanding anything to the contrary herein, the Trustee shall only make distributions from the Senior Trust Certificate Account on each Payment Date in accordance with the Payment Determination made on the related Cut-Off Date, and any amounts that are received into the Senior Trust Certificate Account after the related Cut-Off Date shall be counted towards the Payment Determination for the immediately following Payment Date.

     (d) So long as any Senior Trust Certificates are being held through DTC, at least one Business Day prior to each Payment Date, the Paying Agent hereby agrees to provide to DTC a notice with respect to the U.S. dollar amount per $1,000 payable on such Payment Date allocated as to the interest and principal portions thereof payable pursuant to clauses Second through Fifth of Section 5.08(b), respectively.

     5.09 Reserve Account. The Depositary Bank shall establish and maintain the Reserve Account in the name of the Trustee for the benefit of the Trustee, the Senior Certificate Holders and the Enhancers. On the Closing Date, Petrobras Finance shall fund the Reserve Account either by delivering funds for deposit in the Reserve Account or an Acceptable Letter of Credit to the Trustee, in either case, in an amount equal to the Quarterly Senior Payment Amount then scheduled or otherwise known to be payable by an Authorized Officer of the Trustee on the next following Payment Date. Thereafter, on each Payment Date, the Trustee shall ensure, pursuant to clause Third of Section 5.06(a), that the balance in the Reserve Account (including, if applicable, any funds available under any Acceptable Letter of Credit then outstanding) equals the Quarterly Senior Payment Amount then scheduled, or otherwise known to be payable by an

Authorized Officer of the Trustee, on the next following Payment Date (such amount, the "Reserve Account Cap").

     5.10  Withdrawals from Reserve Account.

     (a) If, on the Cut-Off Date, there is a shortfall in the amounts available in the Senior Trust Certificate Account to make the distributions described under clauses Second through Fifth of Section 5.08(b), the Trustee shall direct the Depositary Bank to promptly withdraw funds from the Reserve Account or, in the case of an Acceptable Letter of Credit, draw under the Acceptable Letter of Credit (to the extent available thereunder) in an amount equal to the amount of such deficiency and deposit such amount in the Senior Trust Certificate Account at or prior to 12:00 p.m. New York time on such date. In the event of such use, the Trustee shall be required to replenish the Reserve Account in accordance with Section 5.06(a).

     (b) In lieu of funding cash or cash equivalents in the Reserve Account, an Acceptable Letter of Credit issued with a principal amount equal to the Reserve Account Cap at the time of issuance, for the account of a party other than the Trustee and having terms that require that any drawing thereunder be deposited in the Reserve Account, may be delivered to the Trustee at any time prior to the occurrence of an Acceleration Event. Unless the Trustee receives written notice at least 20 Business Days prior to the date of expiration of any Acceptable Letter of Credit deposited with the Trustee that such Acceptable Letter of Credit shall be renewed, the Trustee shall draw the full amount available thereunder and deposit the amount paid pursuant to such drawing in the Reserve Account. If at any time (a) an Authorized Officer of the Trustee becomes aware that an issuer of such letter of credit has ceased to be an Acceptable LC Issuer, or (b) upon the Trustee's receipt of notice from an Acceptable LC Issuer that a "default" has occurred under the agreement between the account party and such Acceptable LC Issuer, then, in either case, the Trustee, promptly upon becoming aware or upon the receipt of such notice, as the case may be, shall draw the full amount available to be drawn under such Acceptable Letter of Credit at an office located in the Borough of Manhattan, The City of New York and shall deposit such amount in the Reserve Account.

     (c) If as of any Payment Date (after giving effect to the distributions required to be made on such Payment Date), the balance in the Reserve Account (including income generated by the investment of such funds in Eligible Investments) exceeds the Reserve Account Cap, so long as no Acceleration Event or Accumulation Event has occurred and is continuing, the Trustee shall direct the Depositary Bank to transfer such excess amount to the Purchased Receivables Account for application as set forth in the order of priority described under
Section 5.06(a).

     (d) The Trustee shall, based solely upon the written notice received from the Servicer pursuant to Section 2.4(e) of the Servicing Agreement (absent manifest error), determine the Reserve Account Cap and the Junior Certificate Interest on the last day of the immediately preceding Quarterly Delivery Period for such following Quarterly Delivery Period.

     5.11 Retention Account. The Depositary Bank shall establish and maintain the Retention Account in the name of the Trustee for the benefit of the Trustee, the Senior Certificate Holders and the Enhancers. The Trustee shall direct the Depositary Bank to deposit into the Retention Account all amounts transferred from the Purchased Receivables Account in accordance with Section 5.06(c).

     5.12 Withdrawals from Retention Account. The Trustee shall direct the Depositary Bank to withdraw funds from the Retention Account in the following manner:

           (a)  Upon the occurrence of a Mandatory Prepayment Event pursuant to
     Section 9.10(b), the Trustee shall direct the Depositary Bank to apply the amounts on deposit in the Retention Account in accordance with Section 9.10(c); or

           (b) Upon the occurrence of an Acceleration Event pursuant to Section 9.01, the Trustee shall direct the Depositary Bank to apply all amounts on deposit in the Retention Account in accordance with Section 9.02; or

           (c) If the Trustee has received an Accumulation Cessation Notice pursuant to Section 9.10(d), the Trustee, at the written direction of the Servicer, shall direct the Depositary Bank to apply all amounts on deposit in the Retention Account in accordance with Section 9.10(d).

     5.13 Servicer Advances. In the event that the Servicer determines, prior to the relevant Payment Date for any Quarterly Delivery Period, that all Purchased Receivable Proceeds for such Quarterly Delivery Period will be less than the Quarterly Senior Payment Amount for such Payment Date, the Servicer shall, no later than the date that is five Business Days prior to such Payment Date, be permitted (but shall not be required) to make an advance (a "Servicer Advance") into the Senior Trust Certificate Account equal to the amount of such deficiency; provided that in no event shall any such advance be made if the aggregate outstanding principal amount of Servicer Advances (after giving effect to such Servicer Advance) would exceed the Junior Certificate Interest.

     5.14  Eligible Investments.

     (a) The Trustee shall direct the Depositary Bank to invest, at the written instruction of the Servicer, except as otherwise provided in the proviso of clause First of Section 5.06(b)(ii), at any time and from time to time amounts on deposit in the Collection Account, the Purchased Receivables Account, the Senior Trust Certificate Account, the Reserve Account and the Retention Account, in Eligible Investments; provided, however, that funds in the Trust Accounts shall be invested at the direction of the Servicer only in Eligible Investments which mature or are otherwise available on or prior to the day on which any funds are scheduled to be transferred from the Trust Account in which they are held.

     (b) If immediately available cash on deposit in the Collection Account, the Purchased Receivables Account, the Senior Trust Certificate Account, the Reserve Account or the Retention Account is not sufficient to make any distribution or application referred to in Section 5.06(a), 5.08, 5.10, 5.12, 9.02, 9.10 or 9.11, the Trustee shall direct the Depositary Bank to liquidate as promptly as practicable Eligible Investments made with amounts on deposit in such applicable Account as required to obtain sufficient cash to make such distribution or application and, notwithstanding any other provision of this Article, such distribution or application shall not be made until such liquidation has taken place, provided that available cash on deposit in the Reserve Account may be used to make such distribution or application pending such liquidation so long as the cash available upon such liquidation is applied to restore the Reserve Account.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE

     6.01 Representations and Warranties. The Trustee represents and warrants to the Certificate Holders and the Enhancers, as of the Closing Date, that:

           (a) Corporate Existence. The Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or association, and has all requisite corporate power required to carry on its business as now conducted and as contemplated by the Transaction Documents.

           (b) No Violation of Constitutive Documents. Neither the execution nor the delivery by the Trustee of this Trust Deed, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof shall violate its charter documents or by-laws.

           (c) Authority. The Trustee has full power, authority and right to execute, deliver and perform its duties and obligations as set forth herein and in each of the Transaction Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Deed and the other Transaction Documents to which it is a party.

           (d) Corporate Action. This Trust Deed has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           (e) Investment Company Act. The Trustee represents and warrants that it is a "bank" as defined in the Investment Company Act and otherwise meets the requirements of Section 26(a)(1) of such Act.

                                   ARTICLE VII

                                    COVENANTS

     7.01 Covenants. For so long as any of the Senior Trust Certificates or any amounts payable to the Enhancers are outstanding, the Trustee, on behalf of the Trust, agrees to comply with the following covenants:

           (a) Maintenance of Office or Agency. The Trustee agrees to maintain an office or agency of a Transfer Agent, the Registrar and a Paying Agent where the Senior

     Trust Certificates may be presented and surrendered for payment or transfer in the City of New York. The Trustee hereby agrees that for so long as the Senior Trust Certificates are listed on the Luxembourg Stock Exchange, the Trustee shall maintain a Paying Agent in Luxembourg.

          (b) Performance Obligations Under the Senior Trust Certificates, the Trust Deed and the Other Transaction Documents.

               (i) The Trustee shall duly and punctually pay all amounts owed, and comply and perform with all its other duties and obligations, under the terms of the Senior Trust Certificates, the Trust Deed and the other Transaction Documents to which it is a party.

               (ii) The Trustee shall maintain or cause to be maintained an original copy of the Receivables Purchase Agreement in the United States. The Trustee agrees that it shall not keep or bring into the Cayman Islands original copies of any of the Transaction Documents, unless and until such action is necessary in connection with the enforcement of the rights of the Trustee, the Certificate Holders or the Enhancers under such Transaction Documents.

               (iii) Upon receipt of written notice from Petrobras pursuant to
          Section 2.06(b) of the Master Export Contract, the Trustee shall promptly take all action reasonably required to obtain from the relevant Specified Buyers the necessary amendments or execution of the Notice and Consents required under Section 2.06(c) of the Master Export Contract.

          (c) Ranking. The Trustee shall (i) not take any action, or (ii) fail to take such action which would cause the Senior Trust Certificates, in either case, to no longer (A) represent senior undivided beneficial interests in the Trust Property (other than Charitable Property), (B) constitute senior and unsubordinated beneficial interests in the Trust and
     (C) rank in right of payment and otherwise at least pari passu, without any preference among themselves, with all existing and future unsubordinated beneficial interests in the Trust.

          (d)  Provision of Information and Reports. The Trustee shall agree to:

               (i) promptly (and in any event within two Business Days of its receipt) deliver to the Certificate Holders, the Enhancers and the Servicer any notices, opinions of counsel, financial statements, officer's certificates or other forms of communication that it gives or receives pursuant to the terms of the Receivables Purchase Agreement and the other Transaction Documents;

               (ii) without duplication of clause (i) above, promptly (and in any event within two Business Days after an Authorized Officer of the Trustee becomes aware or should have reasonably become aware) give written notice to the Certificate Holders, the Enhancers and the Servicer of the occurrence of (A) any Accumulation Event or Termination Event, (B) any proposed change in the nature of its business, or any other event or condition that could reasonably be expected to have a Material Adverse Effect, (C) any pending or threatened litigation or administrative proceeding which, if adversely determined, could reasonably be expected to constitute a Material Adverse Effect or (D) any Specified Event, and in each case, accompanied by a certificate of an Authorized Officer of the Trustee setting forth the details of such event and stating the action that the Trustee proposes to take in respect thereof;

               (iii) deliver or procure the delivery of (A) within 120 days after the end of each fiscal year, audited financial statements of the Trust and (B) within 60 days after the end of each fiscal quarter (other than the fourth quarter), unaudited financial statements of the Trust, in each case, to the Certificate Holders, the Enhancers and the Servicer, with all of such financial statements prepared in accordance with U.S. GAAP;

               (iv) provide to any Senior Certificate Holder or Enhancer and to any prospective purchaser of such Senior Trust Certificates designated by such Senior Certificate Holder or Enhancer, upon the reasonable request of such Senior Certificate Holder or Enhancer or prospective purchaser, such other financial information pertaining to the Trust; and

               (v) provide to any Senior Certificate Holder or Enhancer and to any prospective purchaser of such Senior Trust Certificates designated by such Senior Certificate Holder or Enhancer financial or other information described in paragraph (d)(4) of Rule 144A of the Securities Act with respect to the Trustee to the extent required in order to permit such Senior Certificate Holder to comply with Rule 144A of the Securities Act with respect to any resale of its Senior Trust Certificates.

          Any recipient of the information described in clauses (i) through (v) above shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of such Senior Trust Certificates by the prospective purchaser.

          (e) Further Action. The Trustee shall execute such further documents and do all acts and things as may be required at any time to further evidence and otherwise give effect to the Transaction Documents promptly upon the request of any Enhancer (so long as such Enhancer is a Controlling Party) or Controlling Parties representing more than 50% of the aggregate principal amount of outstanding Senior Trust Certificates.

          (f) Enforcement of Rights. The Trustee shall, with due diligence and in a reasonable, prudent and punctual manner, enforce all of the rights granted to it under and in connection with all (i) approvals applicable to the Trust Certificates and this transaction and (ii) Transaction Documents to which it is a party or under which it has rights against the other parties thereto.

          (g) Compliance with Laws. The Trustee shall comply in all material respects with all laws, ordinances, rules, regulations, and requirements of governmental authorities in the jurisdiction of its incorporation, in each case, applicable to the Trust

     Certificates, the Trust Property, the performance of its obligations under this Trust Deed and the Transaction Documents.

          (h) Maintenance of, and Compliance with Approvals. The Trustee shall duly obtain, maintain in full force and effect and comply with all governmental and third party approvals, consents or licenses of any government or governmental agency or authority under the laws of (i) the Cayman Islands, (ii) Brazil and (iii) any other jurisdiction having jurisdiction over it, its business or the transactions contemplated in the Transaction Documents, as well as over any third party under any agreement to which the Trustee may be subject, and that are, in each case, required in order for it to conduct its business or for it to perform its obligations under the Transaction Documents or for the validity or enforceability thereof.

          (i) Payment of Taxes. The Trustee shall pay and discharge in full, at or before maturity, all of its other material obligations and liabilities including, without limitation, tax liabilities (and use its best efforts to comply with all statutes, regulations and orders of governmental bodies relating to Taxes) related to the Trust Property, the Trust Certificates and the performance of its obligations under this Trust Deed and the other Transaction Documents to which it is a party, except where the same is being contested in good faith by appropriate proceedings and for which adequate reserves have been established to the extent required by U.S. GAAP.

          (j) Maintenance of Corporate Existence and Business. The Trustee shall (i) preserve, renew and keep in full force and effect its corporate existence and rights, privileges and franchises necessary or desirable in the normal conduct of business (including, without limitation, maintaining a branch office and conducting "trust business" (as such expression is defined in The Cayman Islands Banks and Trust Companies Law (2001 Revision)) in the Cayman Islands); (ii) carry on its business in a proper and efficient manner, to the extent permitted hereunder; and (iii) not engage in any business activity other than as required or expressly contemplated under the Transaction Documents.

          (k) Limitations on Sale, Transfer, Disposal, Assignments, etc. The Trustee shall not, except as otherwise provided in or expressly permitted by this Trust Deed and the other Transaction Documents, sell, assign, lease, merge into or consolidate with any other Person or otherwise transfer directly or indirectly, charge, pledge or otherwise dispose of any interest in the Trust Property.

          (l) Limitation on Liens. The Trustee shall not create, assume, permit or suffer to exist upon any of the Trust Property, any Lien whatsoever, other than the Trustee's right to be indemnified out of the Trust Property in the absence of fraud, willful misconduct, negligence or breach of trust.

          (m) Limitation on Investments. Other than as contemplated by the Transaction Documents, the Trustee shall not make or acquire any investment in any Person other than Eligible Investments.

          (n) Limitation on Indebtedness. The Trustee, in respect of the Trust Property, shall not create, assume or incur any indebtedness or issue any securities except as otherwise permitted by the terms of the Trust Deed and the other Transaction Documents.

          (o) Limitation on Amendments, Modifications and Waivers, etc. The Trustee shall not:

               (i) agree or consent to any amendment, modification or waiver of any provision of any Transaction Document (other than the Trust
          Deed) or to the termination of any such Transaction Document or any of the obligations and responsibilities of any party under any such Transaction Document, or take, or knowingly permit to be taken, any action which would amend, modify, waive, terminate, discharge or prejudice the validity or effectiveness of any of the Transaction
          Documents:

                     (A) without the prior consent of Controlling Parties representing more than 66 2/3% of the aggregate principal amount of outstanding Senior Trust Certificates, unless such amendment, modification or waiver is necessary to cure any ambiguity, defect or inconsistency or is made solely in order to effect the issuance of additional Series of Senior Trust Certificates permitted to be issued pursuant to the terms hereof; or

                     (B) without the prior written consent of each Senior Certificate Holder and Enhancer affected if such amendment, modification or waiver would have the effect of (among other things) reducing the principal or interest of, or changing the fixed maturity of, or altering or waiving the prepayment provisions of, the Senior Trust Certificates or the amount or timing of payment of any amount payable under this Trust Deed, the Trust Certificates or the Insurance Documents;

               (ii) assign its rights or delegate its obligations under any of the Transaction Documents to which it is a party without the prior consent of Controlling Parties representing more than 66 2/3% of the aggregate principal amount of outstanding Senior Trust Certificates, except as expressly permitted or contemplated by the Transaction Documents; or

               (iii) enter into, or consent or permit the assignment of any rights or obligations of any party to any Transaction Document, except as expressly permitted or contemplated by the Transaction Documents.

          (p) Limitations on Prepayment, Acquisition of the Trust Certificates. The Trustee shall not:

               (i) prepay or make any principal or other payments in respect of any of the Trust Certificates, except as contemplated by any of the terms of this Trust Deed or the Trust Certificates; or

               (ii) acquire directly or indirectly (by purchase, participation, prepayment or otherwise) any of the Trust Certificates except in accordance with the provisions of the Trust Certificates and of the Trust Deed.

          (q) Trust Property. The Trustee shall not commingle the Trust Property with any of its personal assets or the assets of any of its Affiliates.

          (r) Business within United States. The Trustee shall not operate in such a manner so that the Trust shall be deemed to conduct a trade or business within the United States or invest in securities the income from which is treated for U.S. federal income tax purposes as arising from a trade or business within the United States.

                                  ARTICLE VIII

                           SATISFACTION AND DISCHARGE

     8.01 Satisfaction and Discharge of Trust. Unless validly terminated prior thereto as permitted in this Trust Deed, the Trust shall terminate automatically without further action on the part of any Person on the earlier of the following dates (the "Termination Date"):

          (a) the first date on which all outstanding Trust Certificates have become due and payable and the Trustee has paid or caused to be paid in full all sums payable under this Trust Deed, the Trust Certificates and the Insurance Documents, and

          (b) the date which is 150 years after the date of constitution of the Trust;

at which time, the Trust Property (other than the Charitable Property) shall, in the case of a termination on the date specified in paragraph (b) above, vest in the Certificate Holders and the Enhancers in accordance with their respective beneficial entitlements at that time or, in the case of a termination on the date specified in paragraph (a) above, the Trust Property shall become part of the Charitable Property payable in accordance with the terms of this Trust Deed.

     8.02 Application of Trust Money. All money deposited with the Trustee shall be held in trust and applied by or on behalf of it, in accordance with the provisions of the Trust Certificates and this Trust Deed, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto of the amounts payable with respect to the Trust Certificates for whose payment such money has been deposited with or received by the Trustee.

                                   ARTICLE IX

                     SPECIFIED EVENTS, ACCUMULATION EVENTS,
                         TERMINATION EVENTS AND REMEDIES

     9.01 Specified Events. Each of the following events shall constitute a Specified Event ("Specified Event") if such event shall occur and be continuing:

          (a) the Trustee fails to make any payment of any principal of any of the Senior Trust Certificates as and when the same shall become due and payable hereunder and under the Senior Trust Certificates (whether on the Final Scheduled Payment Date, by acceleration, by prepayment or otherwise);

          (b) the Trustee fails to make any payment of (i) interest, including Additional Amounts, if any, on any Senior Trust Certificates, (ii) Guaranty Premiums or (iii) any other amounts in respect of the Senior Trust Certificates as and when the same shall become due and payable hereunder and under the Senior Trust Certificates;

          (c)  a Petrobras Finance Default or a Petrobras Default;

          (d)  a Bankruptcy Event with respect to the Trust;

          (e) any final judgment or judgments of a court or courts of competent jurisdiction are rendered against the Trustee in respect of the Trust for the payment of money in excess of U.S.$50,000 in the aggregate (or the equivalent thereof, as of any date of determination, in any other currency) and any one or more of such judgments exceeding such amount in the aggregate has not been discharged or execution thereof stayed pending appeal, within 30 days after entry thereof, or, in the event of such a stay, such judgment or judgments shall not be discharged within 30 days after such stay expires;

          (f) the Trustee fails to have a 100% legal ownership interest in the Trust Property;

          (g) a moratorium of general effect is agreed or declared in respect of any indebtedness or obligation of the Trustee, if such moratorium prevents or materially impedes the Trustee from performing or satisfying its obligations under the Transaction Documents;

          (h) either (i) all or a material part of the Transaction Documents to which the Trustee is a party or of which it is a third party beneficiary ceases to be in full force and effect, or binding and enforceable against the Trustee, (ii) it becomes unlawful for the Trustee to perform any material obligation under the Transaction Documents to which it is a party, or (iii) the Trustee is required by law or binding regulation in the United States or the Cayman Islands to contest the enforceability of, or deny its liability under, any of the Transaction Documents to which it is a party or of which it is third party beneficiary and the Trustee is not replaced within 90 days;

          (i) the Junior Certificate Interest at any time is less than the sum of U.S.$75,000,000 plus 10% of the original aggregate principal amount of any Series of Senior Trust Certificates issued after the Closing Date which at such time has any principal amount remaining outstanding;

          (j) in the event that funds in the Reserve Account are applied on any Payment Date, the failure of the Reserve Account to be fully funded in an amount equal to the Reserve Account Cap on the next following Payment Date; or

          (k) a Default (as that term is defined in any Insurance and Reimbursement Agreement) has occurred and is continuing under such Insurance and Reimbursement Agreement.

Upon the occurrence of a Specified Event, the Trustee shall promptly provide written notice of such Event (identifying the event that gave rise to such Specified Event and stating whether such event also constitutes an Accumulation Event and/or an Incipient Termination Event) (a "Specified Event Notice") to the Certificate Holders, each Enhancer, Petrobras Finance and the Servicer (with a copy to Petrobras). Subject to the following proviso, at any time during the continuation of a Specified Event, upon the direction of Controlling Parties representing at least 35% of the aggregate principal amount of the outstanding Senior Trust Certificates, the Trustee shall, by written notice to Petrobras Finance and the Enhancers (with a copy to Petrobras and the Servicer) (an "Acceleration Event Notice"), declare an accelerated amortization of all of the outstanding Senior Trust Certificates (an "Acceleration Event"), in each case without further presentment, demand, protest or other requirements of any kind, all of which shall be expressly waived by the Trustee; provided, that in the case of any Bankruptcy Event in respect of Petrobras (other than a Bankruptcy Event solely with respect to a Material Subsidiary of Petrobras), Petrobras Finance or the Trust, an Acceleration Event shall automatically be deemed to have occurred. Upon the occurrence of an Acceleration Event, the Trustee shall direct the Depositary Bank to retain and transfer all amounts held in the Purchased Receivables Account and the Junior Trust Certificate Subaccount thereof to the Retention Account in accordance with Section 5.06(e).

     9.02 Application of Proceeds Upon Acceleration Event. Upon the occurrence of an Acceleration Event, the Trustee shall direct the Depositary Bank to withdraw all amounts held in the Retention Account and apply such amounts in the following order of priority, ratably in accordance with the respective amounts payable at each such level of priority, on the first Business Day of each Monthly Period thereafter:

     First, to the payment of all unpaid Administrative Expenses due hereunder;

     Second, to the payment of any interest and Additional Amounts, if any, originally scheduled to be paid to the Senior Certificate Holders from previous Payment Dates but not so paid, or to the Enhancers to the extent of any Guaranty Reimbursements in respect of amounts paid under a Financial Guaranty Insurance Policy relating to such interest amounts not so paid;

     Third, to the payment of scheduled interest and Additional Amounts, if any, to the Senior Certificate Holders that has accrued to such date;

     Fourth, to the payment of any principal originally scheduled to be paid to the Senior Certificate Holders from previous Payment Dates but not so paid, or to the Enhancers to the extent of any Guaranty Reimbursements in respect of amounts paid under a Financial Guaranty Insurance Policy relating to such amounts not so paid;

     Fifth, to the payment of principal to the Senior Certificate Holders that is scheduled to be due on the next following Payment Date or, if such prepayment date is a Payment Date, then to the payment of principal due on such Payment Date;

     Sixth, with respect to any Enhancer, to the payment of all Guaranty Premiums that have accrued to such date and other amounts payable to such Enhancer under the relevant Insurance Documents;

     Seventh, to the payment of any remaining principal (to the extent not paid pursuant to the Clauses above), accrued and unpaid interest on the principal so prepaid, breakage costs, if any, payable in respect of each Series of outstanding Senior Trust Certificates to the Senior Certificate Holders of such Series and any other amounts payable to the Senior Certificate Holders; and

     Eighth, to the payment of interest on, and principal of, the Junior Trust Certificates then outstanding.

     9.03 Waiver of Specified Events. Prior to an Acceleration Event, Controlling Parties representing more than 66 2/3% of the aggregate principal amount of all outstanding Senior Trust Certificates may vote to waive any Specified Event hereunder and its consequences, except a default (a) in the payment of principal of or interest on any of the Senior Trust Certificates or
(b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Senior Certificate Holder affected. In the case of any such waiver, the Trustee, the Enhancers and the Certificate Holders shall be restored to their former positions and rights hereunder, respectively, and the relevant Specified Event shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Trust Deed; provided that such waiver shall not extend to any subsequent or other Specified Event or impair any right consequent thereon. The Trustee shall notify the Servicer, each Enhancer and each Rating Agency of each such waiver as to which an Authorized Officer has actual knowledge.

     9.04 Proceedings in Event of Specified Event.

     (a) In addition to the actions provided in Section 9.02 and Section 9.04(e), upon the occurrence and continuation of any Specified Event the Trustee shall, at the direction of Controlling Parties representing at least 35% of the aggregate principal amount of all outstanding Senior Trust Certificates, institute proceedings to seek or enforce any remedy to protect and enforce any of its rights or powers hereunder, to the extent permitted by applicable law. The Trustee shall not be bound to institute any such proceedings or take any other action, except as otherwise provided in this Section 9.04 unless (i) it shall have been so directed in writing by such Controlling Parties and (ii) it shall have been furnished, by the Controlling Parties, or otherwise, indemnity to its reasonable satisfaction.

     (b) At any time the Trustee is entitled to institute proceedings to enforce its rights under this Trust Deed and the Trust Certificates, the following shall be applicable:

          (i) the Trustee in its own name, and as trustee of the Trust, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, to recover judgment against any Person, for the whole amount due and unpaid from such Person under the applicable agreement, and may prosecute any such claims or proceedings to judgment or final decree against the such other Person, and collect the moneys adjudged or decreed to be payable in any manner provided by law, whether before or after or during the pendency of any proceedings for the enforcement of the Trustee's rights or the rights of the Enhancers and the Certificate Holders, as their interests may appear, under this Trust Deed and the Trust Certificates, and such power of the Trustee shall not be affected by the exercise of any other right, power or remedy for the enforcement of the provisions of this Trust Deed or the Trust Certificates;

          (ii) the Trustee in its own name, or as trustee of the Trust, as the case may be, or in any one or more of such capacities shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Enhancers and of the Certificate Holders, as their interests may appear (whether such claims be based upon the provisions of such Trust Certificates or of this Trust Deed) allowed in any receivership, insolvency, bankruptcy, moratorium, liquidation, readjustment, reorganization or any other judicial or other proceedings, and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial or other proceeding is hereby authorized to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Enhancers and/or the Certificate Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

          (iii) all rights of action and of asserting claims under this Trust Deed or under any of the other Transaction Documents or under any of the Trust Certificates enforceable by the Trustee may be enforceable by the Trustee to the extent permitted by law without possession of any of such Trust Certificates or the production thereof at the trial or other proceedings relative thereto; and

          (iv) in case the Trustee shall have proceeded to enforce any right under this Trust Deed or under any of the Transaction Documents by suit, foreclosure or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then in every such case the Trustee shall, to the extent permitted by law, be restored without further act to its former position and rights under this Trust Deed, and all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken, except to the extent determined in litigation adversely to the Trustee.

     (c) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Trust Property, the Trustee (irrespective of whether the principal of the Trust Certificates shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether any demand for the payment of overdue principal or interest has been made) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (i) to file and prove a claim for the whole amount of principal, interest and other amounts owing and unpaid in respect of the Trust Certificates and under the

     Insurance Documents and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claims for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Enhancers and the Certificate Holders, as their interests may appear hereunder, allowed in such judicial proceeding; and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by the Enhancers and each Certificate Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Enhancers and/or the Certificate Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsels, and any other amounts due the Trustee.

     (d) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of the Enhancers or any Certificate Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Trust Certificates or the rights of the Enhancers or any Certificate Holder, or to authorize the Trustee to vote in respect of the claim of any Enhancer or any Certificate Holder in any such proceeding.

     (e) In addition to the remedies provided in Sections 9.02 and 9.04(a) with respect to a Specified Event, upon the occurrence and during the continuation of a Specified Event or in the event of a Servicer Default, the Trustee shall, at the direction of Controlling Parties representing more than 50% of the aggregate principal amount of all outstanding Senior Trust Certificates, remove the Servicer and appoint a Successor Servicer (as such term is defined in the Servicing Agreement) pursuant to and in accordance with the provisions of the Servicing Agreement.

     9.05 Restoration of Rights and Remedies. If any Controlling Party or Senior Certificate Holder has instituted any proceeding to enforce any right or remedy under this Trust Deed and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Controlling Party or Senior Certificate Holder, then and in every such case the Trustee, and each Controlling Party or such Senior Certificate Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Controlling Party or Senior Certificate Holder shall continue as though no such proceeding had been instituted.

     9.06 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee, the Controlling Parties and every Senior Certificate Holder (except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Trust Certificates) is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     9.07 Delay or Omission Not Waiver. No delay or omission of the Trustee, the Controlling Parties or any Senior Certificate Holder to exercise any right or remedy accruing under this Trust Deed shall impair any such right or remedy or constitute a waiver of any such right or remedy or an acquiescence therein. Every right and remedy given by this Trust Deed or by law to the Trustee, the Controlling Parties or any Senior Certificate Holder may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Controlling Parties or such Senior Certificate Holder.

     9.08 Waiver of Stay or Extension Laws. The Trustee covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any law wherever enacted, now or at any time hereafter in force, providing for any appraisement, valuation, stay, extension or redemption, which may affect the covenants in, or the performance of, this Trust Deed; and the Trustee (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Enhancers or Certificate Holders, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     9.09 Limitation on Suits. Following the application of the net proceeds of the Trust Property (other than the Charitable Property) in accordance with
Section 9.02, after payment of all other claims ranking in priority thereto, the Certificate Holders shall not take any further steps against the Trustee to recover any sum in respect of the Trust Certificates still unpaid and the Trustee's liability for any such sum still unpaid shall be extinguished. A liability arising under or in connection with this Trust Deed, the Trust Certificates or any Transaction Document can be enforced against the Trustee only to the extent to which it can be satisfied out of Trust Property out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee's liability applies notwithstanding any other provision of this Trust Deed, the Trust Certificates or the Transaction Documents and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Trust Deed, the Senior Trust Certificates and the Transaction Documents.

     The provisions of this Section shall not apply to any obligation or liability of the Trustee to the extent of and arising from the Trustee's fraud, willful misconduct, negligence or breach of trust. No Certificate Holder shall be entitled to petition or take any step for the winding up of the Trust or Trustee.

     9.10 Accumulation Events.

     (a) Each of the following events shall constitute an Accumulation Event ("Accumulation Event") if such event shall occur and be continuing:

          (i) failure by Petrobras to satisfy the Quarterly Export Requirement for any Quarterly Delivery Period;

          (ii) any Petrobras Default, U.S. Seller Default, Petrobras Finance Default, Incipient Offtaker Payment Default or Offtaker Default;

                  (iii) failure of (A) the Senior Coverage Ratio to at least equal the Required Senior Coverage Ratio or (B) the Third Party Coverage Ratio to at least equal the Required Third Party Coverage Ratio, for any Quarterly Delivery Period;

                  (iv) the Junior Certificate Interest at any time shall be less than the sum of U.S.$75,000,000 plus 10% of the original aggregate principal amount of any Series of Senior Trust Certificates issued after the Closing Date which at such time has any principal amount remaining outstanding;

                  (v) in the event that funds in the Reserve Account are applied on any Payment Date, failure of the Reserve Account to be fully funded in an amount equal to the Reserve Account Cap on the next following Payment Date; or

                  (vi) a Default (as such term is defined in any Insurance and Reimbursement Agreement) has occurred and is continuing under such Insurance and Reimbursement Agreement.

         Upon the occurrence of an Accumulation Event, the Trustee shall (A) direct the Depositary Bank to retain and transfer amounts held in the Purchased Receivables Account in accordance with Section 5.06(c) and (B) promptly provide written notice of such Event (identifying the event that gave rise to such Accumulation Event and stating whether such event is also a Specified Event and/or an Incipient Termination Event) (an "Accumulation Event Notice") to the Certificate Holders, the Enhancers, Petrobras Finance and the Servicer (with a copy to Petrobras).

         (b) At any time during a Quarterly Delivery Period when an Accumulation Event has occurred and is continuing and until such time as the Trustee has directed the Depositary Bank to release all amounts held in the Retention Account pursuant to Section 9.10(d) below, the Trustee shall, upon the vote of Controlling Parties representing at least 35% of the aggregate principal amount of the outstanding Senior Trust Certificates, by written notice to Petrobras Finance and the Enhancers (with a copy to Petrobras and the Servicer) (a "Mandatory Prepayment Notice") declare a mandatory prepayment of the Senior Trust Certificates in whole or in part (a "Mandatory Prepayment Event").

         (c) (i) Upon the occurrence of a Mandatory Prepayment Event, the Trustee shall direct the Depositary Bank to apply all amounts held in the Retention Account to the mandatory prepayment of the outstanding Senior Trust Certificates on the Payment Date immediately following the date of delivery of a Mandatory Prepayment Notice, pro rata to each Series of Senior Trust Certificates then outstanding, in accordance with the outstanding principal amount thereof and to each installment thereof on a ratable basis.

                  (ii) So long as any Accumulation Event is continuing, Controlling Parties representing at least 35% of the aggregate principal amount of the outstanding Senior Trust Certificates may declare a Mandatory Prepayment Event and may, at the time of any such declaration, specify that such mandatory prepayment shall continue automatically for future Quarterly Delivery Periods so long as such Accumulation Event continues. Such declaration in respect of future Quarterly Delivery Periods may be revoked by a vote of Controlling Parties representing at least 66?% of the aggregate principal amount of outstanding Senior Trust Certificates.

                  (iii) Notwithstanding anything contained in this paragraph (c) to the contrary, during the first twelve Quarterly Delivery Periods following the Closing Date, no application of amounts in the Retention Account shall be permitted as a result of the occurrence of either of the Accumulation Events set forth in Section 9.10(a)(iii), unless the failure to meet such ratio has continued for two consecutive Quarterly Delivery Periods.

         (d) If at any time during a Quarterly Delivery Period the Trustee receives written notice from the Servicer that all of the Accumulation Cessation Conditions in respect of any Accumulation Event have been satisfied (an "Accumulation Cessation Notice"), the Trustee shall withdraw all amounts held in the Retention Account on the date of receipt of such Notice and shall purchase from Petrobras Finance additional Purchased Receivables pursuant to and in accordance with Section 2.03(b) of the Receivables Purchase Agreement.

         The following conditions shall constitute Accumulation Cessation Conditions (each, an "Accumulation Cessation Condition"):

                  (i) a Mandatory Prepayment Event has not been declared on or prior to the date that all other Accumulation Cessation Conditions have been satisfied in respect of such Accumulation Event;

                  (ii) the Accumulation Event has been cured and there are no other Accumulation Events, Specified Events or Termination Events existing;

                  (iii) the Senior Coverage Ratio is at least equal to the Required Senior Coverage Ratio, and the Third Party Coverage Ratio is at least equal to the Required Third Party Coverage Ratio, in each case, for the two immediately preceding Quarterly Delivery Periods; and

                  (iv) Petrobras has satisfied the Quarterly Export Requirement for the two immediately preceding Quarterly Delivery Periods.

         (e) If a U.S. Seller Default has occurred and as a result thereof, Collections in respect of Receivables from the Sale of Eligible Products by the U.S. Seller are not deposited into the Collection Account in accordance with the terms of the Product Sale Agreement, then the Trustee shall, if so directed by Controlling Parties representing at least 35% of the aggregate principal amount of the outstanding Senior Trust Certificates, provide written notice (with a copy to the Servicer) to each Specified Buyer of Eligible Products from the U.S. Seller instructing such Specified Buyer from and after the date of such notice to pay or cause to be paid all amounts in respect of such Sales to the account of the Trust so designated in such notice.

         9.11 Termination Events.

         (a) Each of the following events shall constitute an Incipient Termination Event (an "Incipient Termination Event") if such event shall occur and be continuing:

              (i)  a Petrobras Default occurs and is continuing; or

              (ii) a Petrobras Finance Default occurs and is continuing.

         (b) Upon the occurrence of an Incipient Termination Event, the Trustee shall (i) promptly provide written notice of such Event (identifying the event that gave rise to such Incipient Termination Event and stating that such event is also a Specified Event and an Accumulation Event) (an "Incipient Termination Event Notice") to the Certificate Holders, the Enhancers, Petrobras Finance and the Servicer (with a copy to Petrobras) and (ii) act in accordance with Sections
9.01 and 9.10.

         (c) If, at any time during the occurrence and continuation of an Incipient Termination Event, Controlling Parties representing at least 35% of the aggregate principal amount of outstanding Senior Trust Certificates instruct the Trustee to declare an Acceleration Event, a Termination Event (a "Termination Event") shall automatically be deemed to occur. Upon such Termination Event, the Trustee shall promptly provide written notice of such Event (identifying the event that gave rise to such Termination Event) (an "Termination Event Notice") to Petrobras Finance and the Servicer (with a copy to Petrobras).

         (d) At any time during the occurrence of a Termination Event, the Trustee shall, at the direction of Controlling Parties representing at least 35% of the aggregate principal amount of outstanding Senior Trust Certificates, notify Petrobras Finance in writing (with a copy to Petrobras and the Servicer) (a "Contract Termination Notice") that the Receivables Purchase Agreement is subject to termination; provided, that the Receivables Purchase Agreement shall be subject to termination automatically if a Bankruptcy Event occurs with respect to Petrobras (other than a Bankruptcy Event solely with respect to a Material Subsidiary of Petrobras) or Petrobras Finance; provided further, however, that no termination of the Receivables Purchase Agreement shall be or become effective until such time as the RPA Termination Price shall have been deposited into the Purchased Receivables Account (or such replacement account therefor as the Trustee may designate). On the date of receipt of the RPA Termination Price from Petrobras Finance pursuant to Section 5.05 of the Receivables Purchase Agreement, the Trustee shall apply such purchase price, together with all other amounts held in the Trust Accounts, in accordance with the order of priority set forth in Section 9.02.

         9.12 Establishment of New U.S. Seller.

         (a) Prior to the acceptance of a new trading entity to assume the U.S. Seller's obligations under the Product Sale Agreement (or under a new agreement which contains substantially the same terms and conditions as the Product Sale Agreement), the following conditions must be satisfied:

              (i) the Trustee shall have received an officer's certificate from Petrobras and the new entity certifying that such new entity is
         (A) a direct or indirect Subsidiary of

         Petrobras that is at least 99% owned by Petrobras, (B) organized and based in the United States; (C) solvent (meaning that it has reasonably sufficient capital to operate its business, or expected business, for the reasonably foreseeable future), (D) engaged exclusively in the business or marketing and selling petroleum-based products produced primarily in Brazil and (E) duly qualified and licensed to do business in any jurisdiction in which the nature of its business so requires; and

                  (ii) the Trustee and each Enhancer, so long as such Enhancer is the Controlling Party of its respective Series, shall have received certified copies of the entity's constitutive documents (including resolutions), good standing certificates, incumbency certificates and any other documents necessary to evidence the qualifications set forth in paragraph (i).

         (b) Prior to giving effect to the new U.S. Seller's assumption of obligations under the Product Sale Agreement (or the obligations under such new agreement that contains substantially the same terms as the Product Sale Agreement), the following conditions must be satisfied:

                  (i) the Trustee and each Enhancer, so long as such Enhancer is the Controlling Party of its respective Series, shall have received a certified true and complete copy of a duly executed assumption agreement in respect of, or a duly executed new agreement which contains substantially the same terms and conditions as, the Product Sale Agreement;

                  (ii) the Trustee and each Enhancer, so long as such Enhancer is the Controlling Party of its respective Series, shall have received written confirmation from the Depositary Bank that a new U.S. Seller Account has been established in accordance with the terms of the Depositary Agreement;

                  (iii) all Buyers to whom the U.S. Seller has Sold or intends to Sell Eligible Products shall have received written instruction to make payments in respect of such Sales into the new U.S. Seller Account;

                  (iv) the Trustee and each Enhancer, so long as such Enhancer is the Controlling Party of its respective Series, shall have received from the Servicer a true, correct and duly completed then current list containing the name, address and contact information for each Specified Buyer of Eligible Products from the U.S. Seller;

                  (v) the Trustee shall have sent written notification (with a copy to each Enhancer and the Servicer) to each Specified Buyer described above in clause (iv) instructing such Specified Buyer to pay or cause to be paid all amounts in respect of such Sales of Eligible Products directly to the new U.S. Seller Account; and

                  (vi) the new U.S. Seller, with the written consent of the Trustee, shall have delivered to the Depositary Bank a duly executed written standing instruction to transfer from the new U.S. Seller Account to the Collection Account all Transferable Amounts (as such term is defined in the Product Sale Agreement).

         (c) Upon satisfaction of the conditions precedent set forth in this Section 9.12, the appointment and acceptance of the new U.S. Seller shall become effective and the Trustee shall notify the Enhancers, the Rating Agencies and the Certificate Holders of the effective establishment of such new U.S. Seller.

                                   ARTICLE X

                                   THE TRUSTEE

         10.01    Duties of Trustee.

         (a)      The duties and liabilities of the Trustee are as follows:

                  (i) the Trustee need perform only those duties that are specifically set forth in this Trust Deed and the other Transaction Documents and no others; the Trustee shall not, by virtue of its or any of its Affiliates acting in any other capacity, be deemed to have other duties or responsibilities or be deemed to be held to a standard of care other than as expressly provided with respect to each such capacity, and no implied covenants or obligations of the Trustee shall be read into this Trust Deed and the other Transaction Documents; and

                  (ii) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Deed and the other Transaction Documents unless an Authorized Officer of the Trustee has actual knowledge that such statements or opinions are false. The Trustee shall examine such certificates and opinions to determine whether they conform to the requirements of this Trust Deed and the other Transaction Documents.

         (b) No provision of this Trust Deed shall be construed to relieve the Trustee from liability for any damage, loss, costs or expenses whatsoever to or by the Certificate Holders or the Enhancers at any time caused by the Trustee's own negligence, willful misconduct, bad faith or breach of trust except that:

                  (i) this paragraph (b) does not limit the effect of paragraph (a) of this Section;

                  (ii) the Trustee shall not be liable in its individual capacity or otherwise with respect to any action it takes or refrains from taking in good faith in accordance with this Trust Deed or at the direction of the Controlling Parties, in conformity with the requirements of this Trust Deed and the other Transaction Documents;

                  (iii) no provision of this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

                  (iv) in no event shall the Trustee be liable for indirect, special, incidental or consequential losses or damages of any kind whatsoever, including lost profits due to its performance under any Transaction Document to which it is a party, even if it has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; and

                  (v) the Trustee shall have no duty (A) to cause or arrange any recording, filing, or depositing of this Trust Deed or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause or arrange the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to arrange any insurance, (C) to cause or arrange the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Property other than from funds available in the Trust Accounts, or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Trust Deed that are believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         (c) Whether or not therein expressly so provided, every provision of this Trust Deed relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 10.01 and Section 9.09.

         10.02    Rights of Trustee. Subject to the provisions of Section 10.01:

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person (whether obtained by the Trustee, any Agent or any other party to a Transaction Document). The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an opinion of counsel provided that such opinion is rendered within four weeks of the Trustee's request. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any opinion of counsel.

                  (c) The Trustee may employ or retain such counsel, accountants, appraisers, agents or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the part of any of them appointed with due care.

                  (d) The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser, agents or other expert or adviser (whether obtained by the Trustee, any Agent or any other party to a Transaction Document) in relation to any matter arising in the administration of the trusts hereof.

                  (e) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

                  (f) The Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Deed at the request or direction of any Controlling Party, Senior Certificate Holder or other parties to the Transaction Documents pursuant to this Trust Deed, unless such Controlling Party, Senior Certificate Holder or parties to the Transaction Documents shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (i) The Trustee shall not be deemed to have notice of any Specified Event or Accumulation Event unless an Authorized Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Specified Event is received by the Trustee at the Specified Office of the Trustee, and such notice references the Trust Certificates or this Trust Deed.

                  (j) The Trustee shall have regard to the interests of the Certificate Holders and in particular, but without prejudice to the generality of the forgoing, shall not have regard to the consequences of the exercise of its powers, trusts, authorities or discretions for individual Certificate Holders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any holder of a Trust Certificate be entitled to claim, from the Trustee, any indemnification or payment in respect of any Tax consequence of any such exercise upon individual Senior Certificate Holders.

                  (k) The Trustee may execute any of the trusts, fiduciary rights or powers or perform any duties under this Trust Deed either directly or by or through agents, including the Trust Administrator, or attorneys. The Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under this Trust Deed.

                  (l) The Trustee shall not be liable to any Certificate Holders by reason of having accepted as valid or not having rejected, in good faith, any Trust Certificate as such and subsequently found to be forged or not authentic.

                  (m) The Trustee as between itself and the Certificate Holders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Certificate Holders.

                  (n) The Trustee shall (save as expressly otherwise provided herein or in the Transaction Documents) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed and the other Transaction Documents or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any loss, costs, damages, expenses or inconveniences that may result from the exercise or non-exercise thereof.

                  (o) Any consent given by the Trustee for the purposes of this Trust Deed and any other Transaction Document may be given on such terms and subject to such conditions (if any) as the Trustee may require and, notwithstanding anything to the contrary contained in this Trust Deed, the Trust Certificates or any Transaction Document, may be given retrospectively.

                  (p) Where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Trustee in its absolute discretion as relevant and any rate, method and date so specified shall be binding on the Certificate Holders.

         10.03 U.S. Bank, National Association, Cayman Islands Branch May Deal as if Not Trustee. U.S. Bank, National Association, Cayman Islands Branch and each other Person acting as successor trustee or co-trustee under this Trust Deed, in its individual or any other capacity, and its Affiliates in connection with the transactions contemplated herein and in the Transaction Documents, may enter into business dealings, including the acquisition of investment securities, from which they may derive revenues and profits in addition to the fees stated herein and in the various Transaction Documents, without any duty to account therefor. The Trustee may become and act as trustee for trusts separate and distinct from the Trust. Nothing in this Trust Deed shall prevent the Trustee (including any Person to whom the Trustee has delegated any of its powers, duties or discretions under this Trust Deed) or any of their respective associates or Affiliates from contracting or entering into any financial, banking or other transaction with one another or with any Certificate Holder or any company or body any of whose shares or securities form part of the Trust Property or from being interested in any such contract or transaction and the Trustee shall not be in any way liable to account to any Certificate Holder for any profit or benefit made or derived thereby or in connection therewith. Notwithstanding anything herein to the contrary, the Trustee shall not purchase or hold for its own account any Senior Trust Certificates.

         10.04 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Trust Deed or any other Transaction Document or by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise provided in this Trust Deed or the Trust Certificates or any other Transaction Document.

         10.05 Compensation and Reimbursement.

         (a) The Trustee is entitled to reimburse itself out of the proceeds of the Trust Property on each Payment Date for all Administrative Expenses (including fees) arising out of services rendered by it or by any agent hereunder.

         (b) The Trustee, its directors, Authorized Officers, employees, agents, attorneys or any other Persons appointed by it to whom any trust, power, authority or discretion may be delegated by the Trustee in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by this Trust Deed and any other Transaction Document are entitled to be indemnified out of the proceeds of the Trust Property for any loss, liability, obligation, claim, damage or expense (including without limitation attorneys' fees and expenses to the extent reasonably incurred) incurred without negligence, willful misconduct or bad faith on their part, arising out of, or in connection with, the acceptance or administration of this trust or any of the other Transaction Documents, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder or under the other Transaction Documents.

         (c) The provisions of this Section 10.05 shall survive the termination of this Trust Deed and the resignation or removal of the Trustee.

         10.06 Delivery of Certain Information. The Trustee shall accept all notices, reports and other information that are required to be provided or delivered to it pursuant to any Transaction Document, and, where required hereunder, shall determine whether such notices, reports or other information are satisfactory to it in substance and in form. The Trustee shall deliver copies of such notices, reports or other information that are required to be sent pursuant to the terms hereof, within 5 Business Days of receipt by the Trustee.

         10.07 Transaction Documents. The Trustee shall provide written notice to the Rating Agencies, the Enhancers and the Certificate Holders of any amendment, supplement to, or other modification of any Transaction Document.

         10.08 Eligibility. There shall at all times be a trustee of the Trust which shall be a bank, as such term is defined in the Investment Company Act, and if that trustee is an entity other than the initial Trustee, it must have consolidated capital and surplus of at least U.S.$500,000 (or the equivalent thereof in another currency) as set forth in its most recent audited accounts or such other amount as may be required under applicable law of the Cayman Islands from time to time and such successor Trustee shall not otherwise cause the Trust to be in violation of the Investment Company Act. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall give written notice thereof to each Certificate Holder, each Enhancer and Petrobras Finance (with a copy of such notice to the Servicer and Petrobras) and shall thereafter resign immediately in the manner and with the effect specified in this Trust Deed.

         10.09 Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section shall become effective until the receipt by the Certificate Holders, the Enhancers, the Rating Agencies and Petrobras Finance (with a copy to Petrobras and the Servicer) of an instrument of acceptance of appointment executed by a successor Trustee as provided in
Section 10.10 and upon each Enhancers' receipt of a certificate signed by both the Trustee and the Successor Trustee in the form of Exhibit C to its Financial Guaranty Insurance Policy.

         (b) Subject to Section 10.09(a), the Trustee may resign at any time by giving not less than 30 days' prior written notice thereof to the Certificate Holders, the Enhancers, the Rating Agencies and Petrobras Finance (with a copy to Petrobras and the Servicer).

         (c) Subject to Section 10.09(a), the Trustee may be removed at any time by Action of the Controlling Parties representing more than 50% of the aggregate principal amount of outstanding Senior Trust Certificates. Proof of such Action shall be delivered to the Servicer, Petrobras Finance and Petrobras.

         (d) Each of the following events shall constitute a Trustee Default (a "Trustee Default"):

               (i) the Trustee ceases to be eligible to act as a Trustee under the terms of this Trust Deed;

               (ii) the Trustee becomes incapable of acting or is adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of liquidation;

               (iii) the long-term debt rating by each of the Rating Agencies of the Trustee falls below (A) A3 as judged by Moody's, (B) A-, as judged by S&P or (C) A-, as judged by Fitch;

               (iv) the Trustee fails to perform, observe or comply with any of its obligations or undertakings under this Trust Deed (other than the ones listed in clauses (a) and (b) of the definition of Specified Event), such failure has a Material Adverse Effect and such failure has continued for a period of at least 30 days after the earlier of (A) an Authorized Officer of the Trustee first becoming aware of such failure and (B) the giving of a written notice of such failure to the Trustee by the Servicer, Petrobras Finance, any Senior Certificate Holder or any Enhancer affected by such failure;

               (v) any representation or warranty of the Trustee in any of the Transaction Documents to which it is a party (A) fails to be correct in all material respects as of the time when it has been made and (B) such failure has a Material Adverse Effect; or

                  (vi) the Trustee contests the enforceability against it of, or denies its liability under, any of the Transaction Documents to which the Trustee is a party or third party beneficiary.

         Subject to Section 10.09(a), upon the occurrence and continuation of a Trustee Default, (i) the Trustee, in its capacity as trustee of the Trust, shall resign or (ii) Controlling Parties representing more than 50% of the aggregate principal amount of outstanding Senior Trust Certificates may remove the Trustee in its capacity as trustee of the Trust and appoint a successor Trustee in accordance with this Section 10.09 and Section 10.10.

         (e) The Trustee shall give notice of resignation or removal of the Trustee and each appointment of a successor Trustee (or any succession of any Person to the Trustee by merger, conversion or consolidation) in accordance with the procedures described in this Section 10.09. Each notice shall include the name of the successor Trustee and the address of its principal office.

         (f) Following removal or resignation of the Trustee for any reason, other than due to the Trustee's own negligence, willful misconduct or bad faith, any indemnification obligations arising from acts, omissions or events occurring prior to such resignation or removal shall survive such resignation or removal.

         (g) The removal or resignation of the Trustee shall not effect the rights and obligations of the Trust Administrator.

         10.10    Acceptance of Appointment by Successor.

         (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the retiring Trustee, Petrobras Finance, each Enhancer, each Rating Agency and each Certificate Holder (with a copy to Petrobras and the Servicer) an instrument accepting such appointment hereunder, and subject to the provisions of Section 10.09, thereupon, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, including such duties as exist under the Transaction Documents. Notwithstanding the foregoing, on request of the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

         (b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article X. Any Successor Trustee shall enter into a new trust administration agreement with the Trust Administrator on substantially similar terms as the Trust Administration Agreement so long as the Trust Administrator is not in Default (as such term is defined under the Trust Administration Agreement).

         10.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation shall be otherwise qualified and eligible under this Article X.

         10.12    Co-trustees and Separate Trustees.

         (a) At any time, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Trustee shall have power to appoint one or more Persons either to act as co-trustee, jointly with the Trustee of all or any part of the Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section.

         (b) Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

                  (i) the Senior Trust Certificates shall be issued and delivered solely by the Trustee, except to the extent that, under any law of any jurisdiction in which any such act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such issuance and delivery or such rights, powers, duties and obligations shall be performed and exercised by such co-trustee or separate trustee, but solely at the direction of the Trustee;

                  (ii) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that, under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, but solely at the direction of the Trustee;

                  (iii) the Trustee at any time, by an instrument in writing executed by it, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

                  (iv) no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee or any other such trustee hereunder;

                  (v) the Trustee shall not be personally liable by reason of any act or omission of a co-trustee or separate trustee appointed by the Trustee with due care; and

                  (vi) notice of any Action of Controlling Parties or Senior Certificate Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

         10.13    Limitation on Duty of Trustee in Respect of Trust Property.

         (a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any property comprising the Trust Property in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times. The Trustee shall be deemed to have exercised reasonable care in the custody of the Trust Property in its possession if the Trust Property is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or diminution in the value of any of the Trust Property, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

         (b) The Trustee shall not be responsible for the existence, genuineness, validity, enforceability or value of any of the Trust Property whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Trust Property or any agreement or assignment contained therein, for the validity of the title of the Trustee to the Trust Property, for insuring the Trust Property or for the payment of Taxes or Liens upon the Trust Property or otherwise as to the maintenance of the Trust Property.

         (c) The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any Person other than the Trustee contained in the Trust Certificates, any Transaction Document or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof (other than those items which the Trustee has expressly represented and warranted under this Trust Deed or any other Transaction Document);

         (d) The Trustee shall be under no obligation to monitor or supervise the functions of any other Person under the Trust Certificates or any other Transaction Document or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such Person is properly performing and complying with its obligations.

         10.14    Trustee's Powers. The Trustee is empowered and directed to:

                  (a) acquire and hold and sell the Trust Property, including investing in Eligible Investments pursuant to the Transaction Documents to which it is a party and including the power to vary such Trust Property;

                  (b) enter into and perform its obligations and exercise its rights under the Transactions Documents to which it is a party;

                  (c) enter into and perform its obligations and exercise its rights under any other related agreements;

                  (d) issue and redeem the Senior Trust Certificates;

                  (e) exercise all rights and powers incidental to the ownership of the Trust Property including holding Trust Property in nominee or bearer form,

                  (f) take any action permitted or required to be taken by the Trustee as set out in this Trust Deed and the other Transaction Documents;

                  (g) take any action and execute, sign and deliver all other documents which the Trustee in its absolute discretion considers necessary or desirable for the purpose of compliance with or the giving effect to all or any of the transactions contemplated by this Trust Deed and by the other Transaction Documents;

                  (h) subject to the rights of any other Person party to the Transaction Documents, to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Trust Property by any acts which may be unlawful or in violation of this Trust Deed, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Certificate Holders and the Enhancers in the Trust Property; and

                  (i) appoint Agents, the Trust Administrator, the Servicer and agents for service of process.

         10.15 Trust Administrator. The Trustee hereby acknowledges that it shall enter into the Trust Administration Agreement with the Trust Administrator. Pursuant to the Trust Administration Agreement, the Trust Administrator shall be appointed by the Trustee to perform certain of the Trustee's duties and obligations hereunder and under the other Transaction Documents, including the execution of Supplemental Trust Deeds and any Senior Trust Certificates and Junior Trust Certificates issued thereunder. Accordingly, all rights, remedies and protections afforded to the Trustee hereunder and under the other Transaction Documents shall also be for the benefit of the Trust Administrator to the extent of its assumption of such duties and obligations.

                                   ARTICLE XI

                            SUPPLEMENTAL TRUST DEEDS

     11.01 Supplemental Trust Deed Without Consent of Senior Certificate Holders. Without notice to or the consent of the Senior Certificate Holders or Controlling Parties, and without a Rating Affirmation, the Trustee or the Trust Administrator may (having given notice to the Rating Agencies), at any time and from time to time, execute one or more Supplemental Trust Deeds, for any of the following purposes:

           (a) to establish the form and terms of Senior Trust Certificates of any Series pursuant to Article II and in accordance with Section 4.01;

           (b) to cure any ambiguity in this Trust Deed or in any of the Trust Certificates;

           (c) to evidence and provide for the acceptance of appointment by a successor entity to any of the Trustee, the Trust Administrator or any Agent, and to add to or change any of the provisions of this Trust Deed as shall be necessary to facilitate the administration of the Trust Property by more than one trustee;

           (d) to correct, modify or supplement any provision herein or in any of the Trust Certificates which is defective or inconsistent with any other provision herein or in any of the Trust Certificates; or

           (e) to issue, subject to Section 4.01, Additional Trust Certificates.

     11.02 Supplemental Deed With Consent of Controlling Party or Senior Certificate Holders.

     (a) With the consent of Controlling Parties representing more than 66 2/3% of the aggregate principal amount of outstanding Senior Trust Certificates, as evidenced by the Action of such Controlling Parties delivered to the Trustee, the Trustee or the Trust Administrator may (having given notice to the Rating Agencies) execute Supplemental Trust Deeds for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Trust Deed; provided that no such Supplemental Trust Deed shall, without (i) the consent of each Controlling Party of each Series and the consent of each Senior Certificate Holder of each outstanding Senior Trust Certificate affected thereby and (ii) a Rating Affirmation:

           (A) change the Final Scheduled Principal Payment Date or any Payment Date or Junior Trust Certificate Payment Date, or reduce the principal amount of any Trust Certificate or reduce the interest payable thereon, any premium payable upon the prepayment thereof, or change the place of payment or currency in which any Trust Certificate or payments in respect thereof is payable;

           (B) impair the right to institute suit for the enforcement of any such payment on or after the date any such payment becomes due and payable;

           (C) reduce the percentage of the aggregate principal amount of outstanding Senior Trust Certificates or Controlling Parties representing such Senior Trust Certificates which is required for the execution of any such amendment or supplement to the Trust Deed, or the aggregate principal amount of outstanding Senior Trust Certificates or Controlling Parties representing such Senior Trust Certificates which is required for any waiver of compliance with the provisions hereof or for any waiver of Specified Events and their consequences as provided for herein;

           (D) change any obligation to prepay Trust Certificates or change any prepayment price or dates;

           (E) modify or alter any of the provisions of this Section 11.02 or
     Section 11.01, except to increase any percentage specified therein or to provide that certain other provisions of this Trust Deed cannot be modified or waived without the consent of the Controlling Party of each Series and each Senior Certificate Holder of each outstanding Senior Trust Certificate affected thereby;

           (F) modify or alter the provisions of Section 2.08;

           (G) change the required method of calculation or allocation of payments to be made to the Senior Certificate Holders;

           (H) authorize the Trustee to release or provide for the release of any of the Trust Property, other than as expressly permitted by the terms of the Transaction Documents; or

           (I) amend or waive Section 7.01(k).

     (b) The Trustee shall be entitled to receive an opinion of counsel stating that the Senior Trust Certificates would not be affected by any Supplemental Trust Deed otherwise meeting the criteria set forth in this Section and any such opinion shall be conclusive upon the Senior Certificate Holders, whether theretofore or thereafter issued and delivered hereunder. It shall not be necessary for any Action of Controlling Parties or Senior Certificate Holders under this Section to approve the particular form of any proposed supplemental trust deed, but it shall be sufficient if such Action shall approve the substance thereof. Promptly after the execution by the Trustee of any Supplemental Trust Deed pursuant to this Section, the Trustee shall deliver to the Enhancers and the Certificate Holders affected thereby a notice in accordance with Section 1.06 setting forth in general terms the substance of such Supplemental Trust Deed. Any failure of the Trustee to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Trust Deed.

     11.03 Execution of Supplemental Trust Deed. In executing, or accepting the additional trusts created by, any Supplemental Trust Deed permitted by this Article or the modifications thereby of the trusts created by this Trust Deed, the Trustee shall be entitled to receive, and (subject to Section 11.01) shall be fully protected in relying upon, an opinion of counsel stating that the execution of such Supplemental Trust Deed is authorized or permitted by this Trust Deed. The Trustee may, but shall not be obligated to, enter into any such Supplemental Trust

Deed that affects the Trustee's own rights, duties or immunities under this Trust Deed or otherwise.

     11.04 Effect of Supplemental Deed. Upon the execution of any Supplemental Trust Deed under this Article, this Trust Deed shall be modified in accordance therewith, and such Supplemental Trust Deed shall form a part of this Trust Deed for all purposes; and every Trust Certificate which has been or is thereafter issued and delivered hereunder, and every Certificate Holder, shall be bound thereby. A copy of such Supplemental Trust Deed shall be delivered to the Rating Agencies forthwith upon its execution.

     11.05 Reference in Trust Certificates to Supplemental Trust Deeds. Trust Certificates issued and delivered after the execution of any Supplemental Trust Deed pursuant to this Article may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such Supplemental Trust Deed. If the Trustee shall so determine, new Trust Certificates so modified as to conform, in the opinion of the Trustee, to any such Supplemental Trust Deed may be prepared and executed by the Trustee in exchange for outstanding Trust Certificates.

     11.06 Change in Residence of the Trustee for Tax Purposes. The Trustee may, without the consent of the Senior Certificate Holders or Controlling Parties, change its place of residence for taxation purposes; provided that (a) the Trustee has received an opinion of counsel stating that such change shall not have an adverse effect on the rights and interests of the Enhancers and the Senior Certificate Holders and (b) the Trustee sends written notice to the Certificate Holders, the Enhancers and the Rating Agencies of such change in its place of residence.

                                  ARTICLE XII

             CONTROL OF CONTROLLING PARTIES AND CERTIFICATE HOLDERS

     12.01 Control of Trustee by Controlling Parties. In respect of any remedy or action with respect to the Trust Certificates issued hereunder, and unless otherwise expressly provided herein or the Transaction Documents, the Controlling Parties shall have the right to direct the time, method and place of conducting any proceeding for any such remedy or action.

     12.02 Evidence of Action by Controlling Parties. Whenever in this Trust Deed it is provided that Senior Certificate Holders or Controlling Parties may take any action (including the making of any demand or request and the giving of any notice, consent or waiver), the fact that at the time of taking any such action any Senior Certificate Holders or Controlling Parties have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Senior Certificate Holders or Controlling Parties in person or by agent or proxy appointed in writing.

     12.03 Proof of Execution of any Request, Consent or Other Instruments and of Holding of Certificates. Proof of the execution of any request, consent or other instrument by a Senior Certificate Holder or Controlling Parties or their agent or proxy and proof of the holding by any Person of any of the Trust Certificates shall be sufficient if made in the following manner:

           (a) The fact and date of the execution by any such Person of any request, consent or other instrument may be proved by an officer's certificate of such Person; and

           (b) The ownership of Trust Certificates may be proved by the appropriate Register or by a certificate of an Authorized Officer of the Trustee.

     12.04 Right of Revocation of Action Taken. At any time prior to (but not later than) the taking by the Trustee of any action requested by or consented to by the Controlling Parties, any Controlling Party or Senior Certificate Holder which was included in the percentage of Controlling Parties which requested or consented to such action may, by filing written notice with the Trustee at the Corporate Trust Office, revoke its request or consent to such action and if such revocation results in the request or consent of less than the relevant required percentage of Controlling Parties, such request or consent shall be deemed revoked; provided that any such revocation shall not affect the indemnity, if any, offered by such Controlling Party or Senior Certificate Holders to the Trustee for any actions taken by the Trustee prior to such revocation.

                                  ARTICLE XIII

                   SUBORDINATION OF JUNIOR TRUST CERTIFICATES

     13.01 Subordination of Junior Trust Certificates to Senior Trust Certificates. The Trustee covenants and agrees, and each Junior Certificate Holder, by its acceptance of such Junior Trust Certificate, likewise covenants and agrees, for the benefit of the Senior Certificate Holders and the Enhancers, from time to time, that, to the extent and in the manner set forth in this
Article XIII, the Junior Trust Certificates and the payment from whatever source of any and all amounts due thereon (including, without limitation, the payment of any amounts payable under this Trust Deed and under any of the other Transaction Documents), are hereby expressly made subordinate and junior in right of payment to the Senior Trust Certificates and to the prior indefeasible payment in full in cash of all Senior Trust Certificates and the payment of all Guaranty Reimbursements, whether outstanding on the date of this Trust Deed or thereafter created, incurred or assumed.

     This Article XIII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Trust Certificates, and such provisions are made for the benefit of the Senior Certificate Holders, and such Senior Certificate Holders are made obligees hereunder and any one or more of them may directly enforce such provisions.

     13.02 Payment Over of Proceeds Upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Trust Property, (b) any liquidation, dissolution or other winding up of the Trust, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Trustee in respect of the Trust Property or (d) any termination of the Trust pursuant to its terms or otherwise, then and in any such event but subject to the last paragraph of Section 13.03:

           (i) the Senior Certificate Holders and the Enhancers shall be entitled to receive payment in full in cash of all amounts due or that may become due on or in respect of any and all Senior Trust Certificates and any Guaranty Reimbursements before the Junior Certificate Holders are entitled to receive any direct or indirect payment or distribution of any kind or character;

           (ii) any direct or indirect payment or distribution of assets of any kind or character, whether in cash property, securities, by set-off or otherwise, to which the Junior Certificate Holders or any representative of the Junior Certificate Holders would be entitled but for the provisions of this Article shall in all cases be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Senior Certificate Holders or the Enhancers, if applicable, or their representatives, ratably according to the aggregate amounts remaining unpaid on account of the Senior Trust Certificates, to the extent necessary to make payment in full of all Senior Trust Certificates after giving effect to any concurrent payment or distribution to the Senior Certificate Holders;

           (iii) in the event that, notwithstanding the foregoing provisions of this Article XIII, the Junior Certificate Holders or any representative of the Junior Certificate Holders shall have received any payment or distribution of assets of the Trust Property of any kind or character (including, without limitation, by way of set-off or counterclaim) before all Senior Trust Certificates and any Guaranty Reimbursements are paid in full in cash, then and in such event such payment or distribution shall be immediately paid over or delivered forthwith by such Junior Certificate Holder or representative of such Junior Certificate Holder, and held in trust for the benefit of the Senior Certificate Holders or the Enhancers, if applicable, to the trustee in bankruptcy, receiver, liquidating trustee, custodian, agent or other Person making payment or distribution of assets of the Trust Property for application to the payment of all Senior Trust Certificates; and

           (iv) if any Junior Certificate Holders shall have failed to file proofs of interest with respect to Junior Trust Certificates at least 15 calendar days prior to the deadline for any such filing, any such Junior Certificate Holder shall execute and deliver such powers of attorney, assignments or other instruments as the Senior Certificate Holders or their representatives may reasonably request to file such proofs of interest.

     13.03 No Payment. Each Junior Certificate Holder hereby agrees that, unless and until the principal of and any other amounts then due on, or to become due on, the Senior Trust Certificates or under the Insurance Documents, if applicable, shall have been indefeasibly paid in full in cash, (i) subject to the last paragraph in this Section 13.03, no payment on account of the principal of, interest, premium (if any) on, or other amounts due on the Junior Trust Certificates or any judgment with respect thereto (and no payment on account of the purchase or prepayment or other acquisition of the Junior Trust Certificates) shall be made with respect to the Junior Trust Certificates, whether by the Trustee or otherwise and (ii) no Junior Certificate Holder shall
(A) accelerate the maturity of the principal of and accrued interest or any other amounts due on the Junior Trust Certificates, (B) commence any judicial action or proceeding to collect payment on any of the Junior Trust Certificates,
(C) commence any judicial action or proceeding against the Trustee in respect of the Trust in bankruptcy, insolvency or receivership law or take any action related to any analogous event, or (D) take any collateral security for the Junior Trust Certificates.

     In the event that, notwithstanding the foregoing provisions of this Section 13.03, any Junior Certificate Holder shall have received any payment prohibited by the foregoing provisions of this Section 13.03 including, without limitation, any such payment arising out of the exercise by any Junior Certificate Holder or their representatives of a right of set-off or counterclaim or similar action, then, and in any such event, such payment shall be held in trust for the benefit of the Senior Certificate Holders and the Enhancers, and shall be immediately paid over or delivered to, the Trustee for the benefit of the Senior Certificate Holders and the Enhancers or, if applicable, to the trustee in bankruptcy, receiver, liquidating trustee, custodian or other Person making payment or distribution of the assets of the Trust Property for application to the payment of all Senior Trust Certificates and all payments due under the Insurance Documents.

     Notwithstanding anything to the contrary in this Section 13.03, the Junior Certificate Holders shall be entitled to receive, and the Trustee shall be entitled to make, (i) payments of interest on the Junior Trust Certificates solely in accordance with and in such amounts as provided in Section 2.02 hereof and (ii) payments for the prepayment of the Junior Trust Certificates solely in accordance with and in such amounts as provided in Sections 3.01(b) and 3.07
(c).

     13.04 Subrogation to Rights of Senior Certificate Holders. After the payment in full of all Senior Trust Certificates and all amounts due under the Insurance Documents, the Junior Certificate Holders shall be subrogated to the rights of the Senior Certificate Holders and the Enhancers, if applicable, to receive payments and distributions of cash, property and securities applicable to such Senior Trust Certificates, until such time as all amounts owing on the Junior Trust Certificates shall be paid in full in cash. For purposes of such subrogation, no payment or distributions to the Senior Certificate Holders or the Enhancers by or on behalf of the Trustee or by or on behalf of the Junior Certificate Holders by virtue of this Article XIII which otherwise would have been made to the Junior Certificate Holders shall, as between the Trustee and its creditors other than Senior Certificate Holders and the Enhancers, if applicable, be deemed to be a payment or distribution by the Trustee to or on account of Senior Certificate Holders or the Enhancers.

     13.05 Provisions Solely to Define Relative Rights. The provisions of this
Article XIII are, and are intended solely, for the purpose of defining the relative rights of the Junior Certificate Holders on the one hand and the Senior Certificate Holders and the Enhancers on the other hand. Nothing contained in this Article XIII or elsewhere in this Trust Deed or in the Trust Certificates is intended to or shall (i) impair, as between the Trustee and the Junior Certificate Holders, the obligation of the Trustee, which is absolute and unconditional, to pay to the Junior Certificate Holders the principal and interest on the Junior Trust Certificates, as the case may be, as and when the same shall become due and payable in accordance with their terms, or (ii) affect the relative rights against the Trustee of the Junior Certificate Holders and creditors of the Trustee other than the Senior Certificate Holders and the Enhancers, or (iii) prevent the Trustee from exercising all remedies otherwise permitted by applicable law under this Agreement, subject to the rights, if any, under this Article XIII of the Senior Certificate Holders and the Enhancers.

     13.06 Trustee to Effectuate Subordination. Each Junior Certificate Holder by acceptance of a Junior Trust Certificate authorizes and directs the Trustee on behalf of such Junior Certificate Holder to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article XIII and appoints the Trustee as the attorney-in-fact of such Junior Certificate Holder for any and all such purposes, including, the immediate filing of a claim for the unpaid balance of its Junior Trust Certificates pursuant to this Trust Deed in the form required in said proceedings and the causing of said claim to be approved.

     13.07 No Waiver of Subordination Provisions.

     (a) No right of any present or future Senior Certificate Holder or Enhancer to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Trustee or by any act or failure to act, in good faith, by any Certificate Holders or any Enhancer, or by any non-compliance by the Trustee with the terms, provisions and covenants of this Trust Deed, regardless of any knowledge thereof any such Certificate Holder or Enhancer may have or be otherwise charged with.

     (b) Without in any way limiting the generality of paragraph (a) of this Section, subject to Article XI, any one or more of the following may occur at any time and from time to time, without the consent of or notice to the Junior Certificate Holders, without incurring responsibility to the Junior Certificate Holders and without impairing or releasing the subordination or other benefits provided in this Article XIII, or the obligations hereunder of the Junior Certificate Holders to the Senior Certificate Holders and the Enhancers: (i) change the manner, place or terms of payment or extend the time of payment of, or renew, exchange, amend, increase or alter, the Senior Trust Certificates or the terms of any instrument evidencing the same or any agreement under which Senior Trust Certificates are outstanding or any liability of any obligor thereon, (ii) sell, exchange, release or otherwise deal with any assets of the Trust Property, (iii) settle or compromise any Senior Trust Certificates or any liability of any obligor thereon or release any Person liable in any manner for the collection of Senior Trust Certificates, and (iv) exercise or refrain from exercising any rights against the Trustee and any other Person.

     13.08 Specific Performance. Each of the Senior Certificate Holders and the Enhancers may demand specific performance of the terms of subordination in this
Article XIII, whether or not the Trustee shall have complied with any of the provisions hereof applicable to it at any time when any Junior Certificate Holder shall have failed to comply with any of such provisions applicable to it. Each Junior Certificate Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

     13.09 Participation of Junior Certificate Holders. So long as any of the Senior Trust Certificates shall remain unpaid or otherwise unsatisfied or any amounts payable to the Enhancers remain due or obligations due under any Financial Guaranty Insurance Policy remain outstanding, no Junior Certificate Holder shall commence or join with any creditor other than the Senior Certificate Holders or the Trustee on behalf of the Senior Certificate Holders in commencing any proceeding referred to above for the payment of any amounts which otherwise would be payable or deliverable upon or with respect to the Junior Trust Certificates.

     13.10 Survival. The obligations of the Trustee and the Junior Certificate Holders under this Article XIII shall survive the repayment of the Junior Trust Certificates.

                                   ARTICLE XIV

                      FINANCIAL GUARANTY INSURANCE POLICIES

     14.01 Financial Guaranty Insurance Policies. The Trustee hereby agrees that all proceeds of the Financial Guaranty Insurance Policies shall be applied in accordance with the terms of this Trust Deed to all unpaid amounts of scheduled principal and interest which are due and payable in respect of the relevant Series of Senior Trust Certificates. The Trustee shall hold the Financial Guaranty Insurance Policies in trust, and shall hold any proceeds of any claim upon the Financial Guaranty Insurance Policies in trust solely for the use and benefit of the Senior Certificate Holders of the relevant Series.

     14.02 Claims Upon the Financial Guaranty Policies.

     (a) If the Trustee determines pursuant to Section 5.08(a) that the amount of funds available as of any Cut-Off Date is insufficient to pay the full amount of principal and interest then due and payable on any Series of Senior Trust Certificates on the related Payment Date (without regard to any acceleration of payment of the Senior Trust Certificates) after payment of any Administrative Expenses in accordance with Section 5.08(b), the Trustee shall (x) submit, if applicable, to each relevant Enhancer a duly completed and executed notice for payment and assignment in the forms of Exhibit A and Exhibit B, respectively, to the relevant Financial Guaranty Insurance Policy, as provided by such Financial Guaranty Insurance Policy, setting forth all of the information specified therein (including, without limitation, the amount of any deficiency in the principal and interest due on the relevant Series of Senior Trust Certificates) on or prior to such Payment Date and (y) confirm to the relevant Senior Certificate Holders that such notice and assignment has been Received (as such term is defined in the relevant Financial Guaranty Insurance Policy). In accordance with the terms of the respective Financial Guaranty Insurance Policy, each relevant Enhancer shall pay the amount of such deficiency pursuant to the relevant Financial Guaranty Insurance Policy in immediately available funds to the Senior Trust Certificate Account no later than 12:00 noon, New York City time, on the later of (i) the related Payment Date in respect of which a notice of payment and assignment shall have been Received (as such term is defined in the relevant Financial Guaranty Insurance Policy) and (ii) the third Business Day following the Business Day on which the relevant Enhancer shall have received the notice of payment (which day shall in no event precede the Cut-Off Date relating to such Payment Date).

     (b) Any funds received by the Trustee as a result of any claim under the Financial Guaranty Insurance Policies shall be applied by the Trustee ratably to the payment of interest on, or principal of, the Series of Senior Trust Certificates to which such claim and payment under the relevant Financial Guaranty Insurance Policy relates.

     (c) The Trustee shall keep a complete and accurate record of all funds deposited by the Enhancers into the Senior Trust Certificate Account and the allocation of such funds to payment of interest on and principal of the Senior Trust Certificates. The Trustee will respond to the Enhancers' requests for information regarding payments made pursuant to the Financial Guaranty Insurance Policies as promptly as possible. Each of the Enhancers shall have the right to inspect such records at reasonable times upon one Business Days' prior notice to the Trustee.

     (d) Subject to and conditioned upon payment of any interest or principal with respect to the Senior Trust Certificates by or on behalf of any Enhancer in respect of its Financial Guaranty Insurance Policy, the Trustee shall assign, and the relevant Senior Certificate Holders shall be deemed to have agreed to the assignment, to the relevant Enhancer all rights to payment of interest on, principal of and/or additional amounts with respect thereto in respect of the Senior Trust Certificates of its Series which are then required to be paid, together with all other rights and remedies of the Trustee or the relevant Series of Senior Trust Certificates (including all rights of the Trustee and each relevant Senior Certificate Holder in the conduct of any related Insolvency Proceeding (as defined in the relevant Financial Guaranty Insurance Policy)), to the extent of all such payments made by such Enhancer and, so long as no Enhancer Default has occurred and is continuing, and subject to the other provisions contained herein and in the other Transaction Documents, each Enhancer may exercise any option, vote, right, power or the like with respect to the percentage of the aggregate outstanding principal amount of the Senior Trust Certificates of the relevant Series to which its Financial Guaranty Insurance Policy relates on behalf of all of the Senior Certificate Holders of such Series, without any right on the part of the relevant Senior Certificate Holders to receive prior written notice of any such exercise, or to require that the Enhancer of such Series take or refrain from such exercise.

     14.03 Rights in Respect of Insolvency Proceedings.

     (a) In the event that the Trustee has received a certified copy of a final, nonappealable order (the "Final Order") of the appropriate court or other body exercising jurisdiction in such Insolvency Proceeding (as such term is defined in the relevant Financial Guaranty Insurance Policy) that any scheduled payment of principal of or interest on any Senior Trust Certificate has been voided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding, the Trustee shall (i) deliver to each of the Enhancers (A) a certified copy of such court order or other governmental body exercising jurisdiction in such Insolvency Proceeding to the effect that the Trustee or any Senior Certificate Holder is required to return any such payment or portion thereof prior to the expiration of the term of the Financial Guaranty Insurance Policy because such payment was voided under applicable bankruptcy law, with respect to which order the appeal period has expired without an appeal having been filed, (B) a certificate of the Trustee or such Senior Certificate Holder to the effect that the Final Order has been entered and is not subject to any stay, and (C) an irrevocable assignment properly completed and duly executed to the relevant Enhancer of the Senior Certificate Holders' rights with respect to any such recovered payment in the form attached to the Policy and (ii) notify the Senior Certificate Holders by mail that, in the event that any Senior Certificate Holder's scheduled payment is so recovered, such Senior Certificate Holder will be entitled to payment of such recovered amounts pursuant to the terms of the relevant Financial Guaranty Insurance Policy.

     (b) The Trustee shall promptly notify each of the Enhancers and each Rating Agency of either of the following as to which an Authorized Officer of the Trustee has actual knowledge: (i) the commencement of any Insolvency Proceeding by or against the Trustee in respect of the Trust and (ii) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any payment of principal of or interest on the Senior Trust Certificates. Each Senior Certificate Holder, by its purchase of a Senior Trust Certificate, and the Trustee hereby agree that, so long as an Enhancer Default shall not have occurred and be continuing, the Enhancers acting together may at any time during the continuation of an Insolvency Proceeding direct all matters relating to such Insolvency Proceeding, pursuant to the terms of the relevant Financial Guaranty Insurance Policy. In addition, and without limitation of the foregoing, as set forth in Section 14.04, the Enhancers shall be subrogated to, and each Senior Certificate Holder and the Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trustee and each Senior Certificate Holder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversarial proceeding with respect to any court order issued in connection with any such Insolvency Proceeding.

     (c) The Trustee shall furnish to the Enhancers its records evidencing the payments of principal of and interest on the Senior Trust Certificates that have been made by the Trustee and the dates on which such payments were made.

     14.04 Effect of Payments by the Enhancers; Subrogation.

     (a) Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on a Series of Senior Trust Certificates that is made with moneys received pursuant to the terms of a Financial Guaranty Insurance Policy shall not be considered payment by the Trustee of such Series of Senior Trust Certificates, shall not discharge the Trustee in respect of its obligation to make such payment and shall not result in the payment of or the provision for the payment of principal of or interest on such Series of Senior Trust Certificates hereunder. The Trustee acknowledges that without the need for any further action on the part of the Enhancers, the Trustee or the Registrar
(i) to the extent any Enhancer makes payments, directly or indirectly, on account of principal or interest on its Series of Senior Trust Certificates to Senior Certificate Holders, such Enhancer will be fully subrogated to the rights of such Senior Certificate Holders to receive such principal and interest from the Trustee and will be deemed to the extent of the payments so made to be a Senior Certificate Holder, and (ii) any Enhancer shall be paid such principal and interest in its capacity as a Senior Certificate Holder until all such payments by such Enhancer have been fully reimbursed, but only from the sources and in the manner provided herein for the payment of such principal and interest.

     (b) Without limiting the rights or interests of the Senior Certificate Holders as otherwise set forth herein, and subject to Article IX, so long as no Enhancer Default exists, the Trustee shall cooperate in all respects with any reasonable request by the relevant Enhancer for action to preserve or enforce such Enhancer's rights or interests under this Trust Deed, including, without limitation, upon the occurrence and continuance of a Specified Event, a request to take any one or more of the following actions:

           (i) institute proceedings for the collection of all amounts then payable on the Senior Trust Certificates or under this Trust Deed in respect of the Senior Trust Certificates, enforce any judgment obtained and collect moneys adjudged due;

           (ii) institute proceedings from time to time for the complete or partial foreclosure of this Trust Deed; and

           (iii) exercise any remedies and take any other appropriate action to protect and enforce the rights and remedies of the Enhancers hereunder.

     14.05 Financial Guaranty Insurance Policy Receipt. The Trustee shall execute and deliver to each Enhancer and the Servicer a receipt for the relevant Financial Guaranty Insurance Policy.

     14.06 Return of Financial Guaranty Insurance Policy. Upon the expiration of the Term (as defined in the applicable Financial Guaranty Insurance Policy) of the Policy, the Trustee shall return such Policy to the relevant Enhancer together with a notice substantially in the form of Exhibit D to the relevant Enhancer.

     14.07 Inconsistency. Notwithstanding the foregoing provisions of this
Article XIV, to the extent that there is any inconsistency between this Article XIV and the Financial Guaranty Insurance Policies, the terms of the relevant Financial Guaranty Insurance Policy will govern to the extent of such inconsistency.

                                   ARTICLE XV

                                   THE AGENTS

     15.01 Payments and Paying Agents. All payments in respect of the Trust Certificates, including payments of principal, interest and Guaranty Premiums, Make Whole Premium and breakage costs, if any, shall be made at the Specified Office of the Paying Agent in The City of New York and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Trustee for such purpose. Payment in respect of principal and interest on any Payment Date or Junior Certificate Payment Date, as the case may be, with respect to any Trust Certificate shall be made to the Person in whose name such Trust Certificate is registered on the Regular Record Date immediately preceding the applicable Payment Date or Junior Certificate Payment Date, as the case may be. Payments with respect to any Trust Certificate shall be made by dollar check drawn on a bank in The City of New York and mailed to such Person's address registered with the Trustee or, in the case of a registered holder of at least $1,000,000 principal amount of Trust Certificates, by wire transfer to a dollar account maintained by the payee with a bank in the United States so long as the registered Certificate Holder so elects by giving written notice to such effect designating such account which is received by the Trustee or a Paying Agent no later than the Regular Record Date immediately preceding such Payment Date or Junior Certificate Payment Date, as the case may be. Unless such designation is revoked, any such designation made by such Certificate Holder with respect to such Trust Certificates shall remain in effect with respect to any future payments with respect to such Trust Certificate payable to such Certificate Holder. Only the final installment of principal on the Trust Certificates, whether on the Final Scheduled Principal Payment Date or otherwise, shall be payable upon surrender of any Trust Certificate at the Specified Office of the Trustee or at the specified offices of any Paying Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Deed to be duly executed as a deed the day and year first above written.

                             U.S. Bank, National Association, Cayman Islands
                                Branch, acting solely in its capacity as Trustee for PF Export Receivables Master Trust

                             By:________________________________________________
                                Name:
                                Title:

                             In the presence of:
                             Witness:___________________________________________
                             Name:______________________________________________
                             Address:___________________________________________
                             ___________________________________________________
                             ___________________________________________________
                             ___________________________________________________



                             Citibank, N.A., acting solely in its capacity as
                                Paying Agent, Transfer Agent, Registrar
                                and Depositary Bank



                             By:________________________________________________
                                Name:
                                Title:

                             In the presence of:
                             Witness:___________________________________________
                             Name:______________________________________________
                             Address:___________________________________________
                             ___________________________________________________
                             ___________________________________________________
                             ___________________________________________________

                               Petrobras International Finance Company,
                                    acting in its capacity as Servicer



                               By:______________________________________________
                                  Name:
                                  Title:

                               In the presence of:
                               Witness:_________________________________________
                               Name:____________________________________________
                               Address:_________________________________________
                               _________________________________________________
                               _________________________________________________
                               _________________________________________________

                                                                         Annex A
                                                               to the Trust Deed

                                   DEFINITIONS

         1. Principles of Construction. In the Trust Deed and the appendices, exhibits and schedules attached hereto or thereto:

                  (a) The meanings set forth for defined terms in this Annex A or in the Trust Deed shall be equally applicable to both the singular and plural forms of the terms defined and the masculine, feminine or neutral gender shall include all genders.

                  (b) All references in the Trust Deed to clauses, paragraphs, sections, appendices, schedules and exhibits are to clauses, paragraphs, sections, appendices, schedules and exhibits in or to such Trust Deed unless otherwise specified therein.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in the Trust Deed shall refer to such Trust Deed as a whole and not to any particular provision of such Trust Deed.

                  (d) References in the Trust Deed to any statute, law, decree, regulation or other applicable law shall be construed as a reference to such statute, law, decree, regulation or other applicable law as re-enacted, redesignated, amended or extended from time to time, except as otherwise provided in the Trust Deed.

                  (e) References in any Trust Deed to any Transaction Document or any other document or agreement shall be deemed to include references to such Transaction Document or such other document or agreement as amended, varied, supplemented or replaced from time to time in accordance with the terms of such Transaction Document, document or agreement and the Trust Deed and to include any appendices, schedules, exhibits, supplements, clarification letters, side letters and disclosure letters executed in connection therewith.

                  (f) References to any Person or Persons shall be construed as a reference to any successors or assigns of such Person or Persons to the extent permitted under the Trust Deed and, in the case of any governmental authority, any Person succeeding to its functions and capacities.

                  (g) The table of contents and the headings of the several sections and subsections of the Trust Deed are intended for convenience only and shall not in any way affect the meaning or construction of any provision therein.

                  (h) References to the words "include" or "including" shall be deemed to be followed by "without limitation" or "but not limited to", whether or not they are followed by such phrases or words of similar import.

                  (i) References to a number of days shall refer to calendar days unless Business Days are otherwise specified.

         2. Conflicts. In the case of any conflict between the terms of the Trust Deed and the terms of any other Transaction Document, the terms of the Trust Deed shall control.

         3. Defined Terms. As used in the Trust Deed, the following terms shall have the following meanings.

         "Acceleration Event" has the meaning set forth in Section 9.01.

         "Acceleration Event Notice" has the meaning set forth in Section 9.01.

         "Acceptable LC Issuer" means an office located in the United States of a bank or trust company or branch thereof that is organized under the laws of the United States or any state thereof or under the laws of any member country of the Organization for Economic Cooperation and Development that has both a short-term deposit rating of at least P-l by Moody's and A1 by S&P and a long-term deposit rating of at least A2 by Moody's and A by S&P and Fitch.

         "Acceptable Letter of Credit" means an irrevocable letter of credit issued to and for the benefit of the Trustee for the account of a Person other than the Trustee or Petrobras Finance. In order to be an "Acceptable Letter of Credit," a letter of credit must be issued by an Acceptable LC Issuer and must by its terms have an initial expiration date at least 364 days beyond its date of issuance (or in the case of the Acceptable Letter of Credit issued on the Closing Date, such initial expiration date as may be agreed among the parties) and require the issuer thereof to provide at least 20 Business Day's notice to the Trustee of the renewal or nonrenewal thereof.

         "Accredited Investor" has the meaning given in Rule 501(a)(1),(2), (3) or (7) of Regulation D under the Securities Act.

         "Accumulation Cessation Condition" has the meaning set forth in Section 9.10(d).

         "Accumulation Cessation Notice" has the meaning set forth in Section 9.10(d).

         "Accumulation Event" has the meaning set forth in Section 9.10.

         "Accumulation Event Notice" has the meaning set forth in Section 9.10.

         "Action" has the meaning set forth in Section 1.04.

         "Additional Amounts" has the meaning set forth in Section 2.02(e).

         "Additional Junior Trust Certificates" means any additional Junior Trust Certificates issued in accordance with Sections 4.01 and 4.02.

         "Additional Purchased Receivables" has the meaning set forth in Section
1.01 of the Receivables Purchase Agreement.

         "Additional Senior Trust Certificates" means any additional pari passu Senior Trust Certificate, issued in a Series, by a Supplemental Trust Deed; provided, however, that Additional

                                   Annex A-2

Senior Trust Certificates may or may not be guaranteed by a Financial Guaranty Insurance Policy.

         "Additional Trust Certificates" means, collectively, the Additional Senior Trust Certificates and the Additional Junior Trust Certificates.

         "Adjustment Amount" means, with respect to any Receivable, any reductions or other adjustments to the amount of such Receivable as shown on the face of the Initial Invoice relating thereto made by Petrobras Finance upon, or prior to, the Generation of such Receivable.

         "Administrative Expenses" means all out-of-pocket fees, costs, expenses and amounts payable by the Trustee from time to time to any Person pursuant to this Trust Deed or any other Transaction Document in connection with the transactions contemplated by the Transaction Documents (including, without limitation, amounts owing by the Trustee (in its capacity as Trustee for the Trust) under applicable law, amounts necessary to maintain the existence of the Trust, the fees and expenses of the Trustee, and fees payable in connection with the establishment, maintenance and operation of the trusts created under this Trust Deed and the Trust Administration Agreement).

         "Administrative Services Agreement" means the agreement between Petrobras Finance and Petrobras pursuant to which Petrobras will agree, among other things, to act as delivery and sales agent on behalf of Petrobras Finance and its successors in interest for the delivery and sale of the Eligible Products to the Buyers.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" shall mean the power to direct management and policies, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means any Registrar, Paying Agent or Transfer Agent.

         "Aggregate Hedged Amount" shall mean, at any calculation date, the number calculated according to the following formula:

                                  n       A\\i\\     HF\\i\\
                             [the sum of] ------  X  -------
                                 i=l       OA          4
         where:

         n = number of Offtake Contracts at such calculation date;

         A\\i\\ = for the i-th Offtake Contract, the aggregate value of Eligible Products over the term of such Offtake Contract subject to the minimum price protection;

         OA = the aggregate outstanding principal amount of all Series of the Senior Trust Certificates at such calculation date plus all remaining payments in respect of interest to be paid or scheduled to be paid on the Senior Trust Certificates plus Guaranty Premiums;

                                   Annex A-3

         HF\\i\\ = for the i-th Offtake Contract, the greater of (a) the applicable minimum price under such Offtake Contract (net of any applicable fees and discounts) minus ten and (b) zero; provided, however, that if any offtake arrangement (other than the initial Offtake Contract) benefits from a minimum price arrangement provided by a counterparty other than the Offtaker under such offtake arrangement and the long-term debt of such counterparty is downgraded below A3 by Moody's or A- by S&P and such counterparty has not been replaced with another counterparty rated at least A3 by Moody's and A- by S&P within 90 days of such downgrade, such minimum price arrangement shall be disregarded for purposes of the computation of the Aggregate Hedged Amount, and the offtake arrangement to which such minimum price arrangement pertains shall be deemed not to have the benefit of a minimum price for purposes of the above formula.

         "Ambac" means Ambac Assurance Corporation.

         "Applicable Hedge Factor" means, at any calculation date, the greater of (a) three minus the Aggregate Hedged Amount and (b) two.

         "Authorized Denominations" has the meaning set forth in Section
2.01(d).

         "Authorized Officer" means, with respect to the Trustee, any director, the president, any vice present or the secretary, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of the transaction or, in each case, any other officer designated by any such party from time to time in an officer's certificate.

         "Bankruptcy Event" means, with respect to:

                  (a) the Trustee in its capacity as Trustee of the Trust, the occurrence of any of the following events:

                           (i) (A) the Trustee applies for or consents to the
                  appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or administrator of itself or of all or a substantial part of the Trust Property, (B) the Trustee in relation to the Trust Property is generally unable to pay its debts as such debts become due, (C) the Trustee makes a general assignment for the benefit of its creditors,
                  (D) the Trustee commences a voluntary case under the U.S. Bankruptcy Code (as now or hereafter in effect) or any similar provisions of the laws of the Cayman Islands in relation to the Trust Property, (E) the Trustee files a petition seeking to take advantage of any other law providing for the relief of debtors in relation to the Trust Property, (F) the Trustee commences or takes any action to facilitate a winding-up or liquidation of the Trust Property, (G) the Trustee fails to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against the Trust in an involuntary case under the U.S. Bankruptcy Code or any similar provisions of the laws of the Cayman Islands, (H) the Trustee takes any action under the laws of its jurisdiction of

                                    Annex A-4
                  incorporation (or any other jurisdiction) in relation to the Trust Property analogous to any of the foregoing or (I) the Trustee takes any corporate action for the purpose of effecting any of the foregoing; or

                           (ii) a proceeding or case shall be commenced, without
                  the application or consent of the Trustee in any court of competent jurisdiction, seeking (A) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of the Trust's debts or the Trust's assets (including the Trust Property), (B) the appointment of a trustee, receiver, custodian, liquidator, administrator or the like of the Trust or of all or any substantial part of the Trust Property or (C) similar relief in respect of the Trust, under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 45 days; or an order for relief shall be entered in an involuntary case under the U.S. Bankruptcy Code against the Trustee; or action under the laws of the jurisdiction of incorporation of the Trust (or any other jurisdiction) analogous to any of the foregoing shall be taken with respect to the Trustee and shall continue unstayed and in effect for any period of 45 consecutive days; and

                  (b) the Offtaker, Petrobras Finance, the U.S. Seller, the Servicer, any Specified Buyer and Petrobras, the occurrence of any of the following events:

                           (i) any Person or entity (including any receiver, manager, administrator, statutory manager, fiduciary or other similar official) is appointed, or any Person commences any action to appoint any of the same, which action is not acquiesced in or to or is not discharged or stayed within 30 days of its commencement, with respect to any of the whole or any material part of the undertaking, property, assets or revenues of such party (and, in the case of Petrobras, also any Material Subsidiary thereof);

                           (ii) any Person who holds a Lien on any material part of the undertaking, property, assets or revenues of such party (and, in the case of Petrobras, also any Material Subsidiary thereof) shall take any action to enforce such interest, except the Trustee;

                           (iii) such party (and, in the case of Petrobras, also
                  any Material Subsidiary thereof) stops payment of, or is generally unable to pay, its debts as and when they become due or such party (and, in the case of Petrobras, also any Material Subsidiary thereof) ceases or threatens to cease to carry on its business except (A) a winding-up, dissolution or liquidation for the purpose of and followed by a consolidation, merger, conveyance or transfer (or in the case of Petrobras, a Material Subsidiary thereof, whereby the undertaking, business and assets of such Material Subsidiary are transferred to or otherwise vested in Petrobras) or the terms of which shall have been approved by a unanimous vote of the Controlling Party of each Series of Senior Trust Certificates or (B) in respect of Petrobras, a voluntary winding-up, dissolution or liquidation of a Material

                                   Annex A-5

          Subsidiary where there are surplus assets in such Material Subsidiary, and such surplus assets are paid to such party and/or any such Material Subsidiary thereof;

               (iv) proceedings are initiated against such party (and, in the case of Petrobras, also any Material Subsidiary thereof) under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect (including a "falencia" or "concordata" under Brazilian law), or under any other law for the relief of, or relating to, debtors, and any such proceeding is not dismissed or stayed within 90 days after the initiation of such proceeding, or an administrator, receiver, trustee, intervener or assignee for the benefit of creditors (or other similar official) is appointed to take possession or control of part or all of the undertaking, property, revenues or assets of such party (and, in the case of Petrobras, also any Material Subsidiary thereof);

               (v) such party (and, in the case of Petrobras, also any Material Subsidiary thereof) initiates or consents to proceedings relating to it under any applicable bankruptcy, reorganization, insolvency, moratorium or intervention law or law with similar effect, or under any other law for the relief of, or relating to, debtors, or makes or enters into a conveyance, assignment, arrangement or composition with or for the benefit of its creditors, or appoints or applies for the appointment of an administrator, receiver, trustee, intervener or assignee for the benefit of creditors (or other similar official) to take possession or control of the whole or any material part of its undertaking, property, revenues or assets, or takes any proceeding under any law for a readjustment or deferment of its indebtedness or any part of it; or

               (vi) either (A) an order is made or an effective resolution passed for the winding-up, dissolution or liquidation of such party (and, in the case of Petrobras, also any Material Subsidiary thereof), including a judicial order declaring or granting a "falencia" or "concordata" under Brazilian law or (B) such party (and, in the case of Petrobras, also any Material Subsidiary thereof) ceases or threatens to cease to carry on all or a material part of its businesses or operations (other than, in the case of both (A) and (B) in the circumstances referred to as exceptions in paragraph (iii) above).

     "Brazil" means the Federative Republic of Brazil.

     "Bunker Fuel" has the meaning assigned to such term in Annex B.

     "Business Day" means a day that is not a day on which banking institutions in New York, New York, London, England, the Cayman Islands or the city in which any Paying Agent has its specified office, as applicable, are authorized or required by law or regulation to remain closed.

     "Buyer Receivables" means, collectively, the Qualified Receivables Generated from Sales by Petrobras Finance of Eligible Products to Buyers.

                                    Annex A-6

     "Buyers" means Specified Buyers and other buyers of Eligible Products from Petrobras Finance or the U.S. Seller.

     "Cayman Islands" means the British Dependent Territory of the Cayman
Islands.

     "Certificate Holders" means, collectively, the holders of Senior Trust Certificates and Junior Trust Certificates.

     "Certificate Rate of Interest" has the meaning set forth on the relevant Trust Certificate.

     "Charitable Property" has the meaning set forth in clause (c) of the Declaration of Trust.

     "Citibank" means Citibank, N.A., a national banking association organized under the laws of the United States of America.

     "Clearstream" means Clearstream International.

     "Closing Date" means the date of the initial issuance of the Senior Trust Certificates and the resale of those Senior Trust Certificates to the Initial Purchasers.

     "Collection Account" means the account of such name established and maintained by the Depositary Bank in the name of the Trustee.

     "Collections" means amounts paid in respect of Receivables by any obligor, together with all amounts received in respect of the Related Property, in the form of cash, checks, wire transfers and any other form of cash payment.

     "Commercial Contracts" means, collectively, the Receivables Purchase Agreement, the Master Export Contract, the Prepayment Agreement, the Offtake Contract, the Product Sale Agreement, the Administrative Services Agreement, the Servicing Agreement and the Notice and Consents (including any Trustee notices delivered to the Specified Buyers in connection with such Notice and Consents).

     "Contract Termination Notice" has the meaning set forth in Section 9.11(d).

     "Controlling Party" shall mean, with respect to any Series of outstanding Senior Trust Certificates, the relevant Enhancer providing a Financial Guaranty Insurance Policy in respect of such Series, until all amounts payable in respect of the Senior Trust Certificates of such Series are fully paid to such Senior Certificate Holders and no obligations owing to such Enhancer remain outstanding; provided that, if an Enhancer Default has occurred and is continuing, or if the related Financial Guaranty Insurance Policy has terminated or ceases to be in full force and effect and no obligations to such Enhancer remains outstanding, or if no Financial Guaranty Insurance Policy shall have been entered into with respect to such Series, then in any such case, the "Controlling Party" for each Senior Trust Certificate of such Series shall be the Senior Certificate Holder thereof.

     "Defaulted Receivable" means a Purchased Receivable the Net Invoice Amount of which (as adjusted as permitted under the Receivables Purchase Agreement) or any part thereof that has

                                    Annex A-7
not been paid on or before the date which is 180 days after the last day on which such Receivable or part thereof is payable in accordance with its original stated term or, if earlier, the date such Receivable or part thereof is otherwise written off by the Servicer as uncollectable in accordance with its customary practices.

     "Default Interest Rate" means, with respect to a Senior Trust Certificate, 1.0% per annum.

     "Definitive Trust Certificate" has the meaning set forth in Section
2.01(i).

     "Deposit Access" means, with respect to the Collection Account, access by electronic communication or other electronic means for the sole and exclusive purpose of depositing funds directly into the Collection Account.

     "Depositary Agreement" means the agreement dated as of December 21, 2001 between the Trustee, Petrobras Finance and the Depositary Bank.

     "Depositary Bank" means Citibank.

     "Distribution Compliance Period" means, with respect to each offering of a Series of Senior Trust Certificates represented by Unrestricted Global Certificates offered and sold in reliance on Regulation S, the period of 40 consecutive days beginning on and including the later of (a) the day on which such Series of Senior Trust Certificates are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (b) the date of closing of such offering.

     "DTC" means The Depository Trust Company.

     "Eligible Investments" means U.S. dollar-denominated (a) securities issued or unconditionally and fully guaranteed or insured by the full faith and credit of the government of the United States or any agency or instrumentality thereof maturing not later than the Business Day immediately preceding the next following Payment Date, (b) certificates of deposit with maturities of one year or less from the date of acquisition, banker's acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of U.S.$250 million and rated at least A or its equivalent by S&P and Fitch and at least A2 by Moody's and has a short-term rating of at least P1 by Moody's, due on or before the next Payment Date, (c) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (a) and (b) above, entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper or other debt instruments having (i) the highest short-term rating category (or foreign-currency rating category in the case of non-U.S. issuers) obtainable from Moody's, S&P and Fitch or (ii) the three highest long-term ratings obtainable from Moody's, S&P and Fitch, and maturing not later than the Business Day immediately preceding the next following Payment Date and (e) money market funds (which may be 12b-1 funds as contemplated under the rules promulgated by the SEC under the Investment Company
Act) having ratings in the highest available rating category of Moody's and one of the two highest available rating categories of S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for

                                    Annex A-8

Eligible Investments set forth herein) including money market funds of the Trustee or the Trust Administrator and any such funds that are managed by the Trustee or the Trust Administrator or their respective Affiliates or for which the Trustee, the Trustee Administrator or any Affiliate of such Person acts as adviser, as long as such money market funds satisfy the criteria of this clause
(e) so long as such money market fund is not required to withhold amounts in respect of distributions made thereby.

     "Eligible Products" has the meaning assigned to such term in Section 1.01 of the Receivables Purchase Agreement.

     "Enhancer Default" shall mean, with respect to any Enhancer, the occurrence of any of the following events: (a) the Enhancer fails to make a payment required under the Financial Guaranty Insurance Policy to which it is a party in accordance with its terms and such failure remains unremedied for two Business Days following the delivery of written notice of such failure to the Enhancer,
(b) the Enhancer (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable or (c) a court of competent jurisdiction or another competent regulatory authority enters a final and nonappealable order, judgment or decree
(i) appointing a custodian, trustee, agent or receiver for the Enhancer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Enhancer (or taking of possession of all or any material portion of the Enhancer's property).

     "Enhancers" means, collectively, XLCA, MBIA and Ambac as issuers of the Financial Guaranty Insurance Policies covering Series A-1 and A-2 Senior Trust Certificates, Series B Senior Trust Certificates and Series C Senior Trust Certificates, respectively, and any other issuers of Financial Guaranty Insurance Policies issued in respect of any additional Series of Senior Trust Certificates.

     "Euroclear" means Euroclear Bank S.A./N.V., the operator of the Euroclear settlement system.

     "Excess Recoveries" means Recoveries in excess of the amount of Senior Losses.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934.

     "Excluded Additional Amounts" has the meaning set forth in Section 2.02(e).

     "Final Payment Date" shall mean (a) with respect to any Series of Senior Trust Certificates, the date on which the principal amount of such Series of Senior Trust Certificates is paid in full, either on the Final Scheduled Principal Payment Date for such Series or otherwise and (b) with respect to any Series of Junior Trust Certificates issued on the Closing Date, the 16th day following the latest Final Scheduled Principal Payment Date for any Series of Senior Trust Certificates issued on the Closing Date, and with respect to any Junior Trust Certificates issued after the Closing Date, the date provided therein.

                                    Annex A-9

     "Final Scheduled Principal Payment Date" means, for each Senior Trust Certificate, the date specified as such on the reverse of such Senior Trust Certificate.

     "Financial Guaranty Insurance Policy" or "Policy" means an insurance policy providing a full financial guarantee of one or more Series of the Senior Trust Certificates.

     "Fitch" shall mean Fitch, Inc.

     "Fuel Oil" has the meaning assigned to such term in Annex B.

     "Generated" has the meaning assigned to such term in Section 1.01 of the Receivables Purchase Agreement.

     "Global Certificates" has the meaning set forth in Section 2.01(f).

     "Guaranty Premiums" means all premiums payable under the Financial Guaranty Insurance Policies.

     "Guaranty Reimbursements" means all reimbursements in respect of any draws under the Financial Guaranty Insurance Policies, including any additional amounts payable in respect thereto to an Enhancer for any present or future withholding Taxes or other Taxes that are imposed on or withheld from payments due under the Insurance Documents, including Insurer Additional Amounts (as such term is defined in the relevant Insurance and Reimbursement Agreement).

     "Heavy Fuel Oil" means, collectively, Bunker Fuel and Fuel Oil.

     "Holders" means, in respect of any Trust Certificate, the registered holders of such Trust Certificate.

     "IAI" means institutional "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Incipient Offtaker Payment Default" means the failure of the Offtaker to pay when due any amounts owing to Petrobras Finance under the Offtake Contract.

     "Incipient Termination Event" has the meaning set forth in Section 9.11(a).

     "Incipient Termination Event Notice" has the meaning set forth in Section 9.11(b).

     "Indemnification Agreement" has the meaning assigned to such term in the applicable Insurance and Reimbursement Agreement.

     "Indemnified Costs" means, as to any Person, all damages, losses, claims, liabilities, fees and expenses (including reasonable and documented fees and disbursements for external counsel) awarded against or incurred by such Person arising out of or as a result of (i) any Lien on, or any set-off, defense or counterclaim asserted by any Person against, the Purchased Receivables created by, or resulting from claims against, Petrobras Finance, Petrobras or any

                                   Annex A-10

Affiliate thereof, (ii) any representation or warranty made by Petrobras Finance, Petrobras or any Affiliate thereof in the Receivables Purchase Agreement, any other Transaction Document or in any writing furnished by Petrobras Finance, Petrobras or any Affiliate thereof in connection with or pursuant to the Transaction Documents that proves to have been false or incorrect in any material respect on the date as of which such representation or warranty is made or deemed made, (iii) any claim (whether against the Trustee, the Trust, any Senior Certificate Holder or any Enhancer) resulting from the sale to the Trustee of the Purchased Receivables or from the execution, delivery or performance by the Trustee of the Transaction Documents or (iv) the enforcement against Petrobras Finance, Petrobras, or any Affiliate thereof of any of its respective obligations under any Transaction Document. For the avoidance of doubt, Indemnified Costs shall not include any claims for principal, interest, Additional Amounts, or premiums in respect of the Trust Certificates or Guaranty Reimbursements related thereto.

     "Indemnified Taxes" means all shortfalls, costs, expenses, liabilities, obligations, losses, damages, penalties, actions, suits or claims which may be imposed upon or incurred or suffered by Petrobras Finance, the Trust, the Trustee or any Enhancer as the result of entering into the transactions contemplated by the Transaction Documents or performing their various obligations and enforcing their various rights thereunder, in each case, in respect of any present or future Taxes assessed against Petrobras Finance, the Trust, the Trustee or any Enhancer, including in the case of the Trust and Petrobras Finance only, income Taxes and branch profits taxes.

     "Indirect Participants" has the meaning set forth in Section 2.05(a).

     "Initial Invoice" means, with respect to any Sale of Eligible Products to a Buyer by Petrobras Finance, the initial invoice rendered to such Buyer by or on behalf of Petrobras Finance with respect to such Sale, regardless of whether such invoice is characterized as "provisional" or "final".

     "Initial Purchasers" means Salomon Smith Barney Inc., Banco Bilbao Vizcaya Argentaria and Tokyo-Mitsubishi plc and, in respect of future Series of Senior Trust Certificates, other initial purchasers of such Series from Petrobras Finance.

     "Initial Settled Sum" means the initial sum of U.S.$1,000 held by the Trustee as part of the Trust Property.

     "Insurance and Reimbursement Agreements" means, collectively, the Insurance and Reimbursement Agreement or other similar agreement entered into by each of the Enhancers, respectively, and the Trustee.

     "Insurance Documents" means, collectively, the Financial Guaranty Insurance Policies, the Insurance and Reimbursement Agreements, the Indemnification Agreements and the Premium Letters.

     "Investment Grade Rating" means a rating equal to or higher than (a) in respect of Fitch, BBB-, (b) in respect of Moody's, Baa3 and (c) in respect of S&P, BBB-.

     "Investment Company Act" means the Investment Company Act of 1940.

                                   Annex A-11

     "Junior Certificate Holder" means a holder of a Junior Trust Certificate.

     "Junior Certificate Interest" means, at any time the aggregate principal amount of the outstanding Junior Trust Certificates minus the aggregate Net Invoice Amount of any Defaulted Receivables plus any Excess Recoveries.

     "Junior Trust Certificate Payment Date" means the 16/th/ day after each Payment Date, and with respect to the payment of principal of, and the payment of interest on, the Junior Trust Certificates, beginning on the respective dates set forth on each Junior Trust Certificate.

     "Junior Trust Certificate Subaccount" has the meaning set forth in Section 5.01(a).

     "Junior Trust Certificates" means the junior trust certificates and any Additional Junior Trust Certificates representing junior subordinated beneficial interests in the Trust Property (other than the Charitable Property) issued from time to time under and pursuant to this Trust Deed.

     "Lien" means any mortgage, pledge, security interest, assignment, encumbrance, lien or charge or any similar agreement of any kind (including any agreement to give any of the foregoing or any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Luxembourg Listing Agent" means Kredietbank S.A. Luxembourgeoise, in such capacity.

     "Luxembourg Paying Agent" means Kredietbank S.A. Luxembourgeoise, in such capacity.

     "Mandatory Prepayment Event" has the meaning set forth in Section 9.10(b).

     "Make Whole Premium" means the difference, if any, of (a) the present value of all remaining payments of principal and interest on any Senior Trust Certificates which bear interest at a fixed rate that are to be prepaid discounted at a rate equal to the then-current U.S. Treasury Note yield to maturity corresponding closest to the remaining Weighted Average Life on such Senior Trust Certificates calculated at the time of prepayment plus 50 basis points, minus (b) the unpaid principal amount of such Senior Trust Certificates outstanding at such time.

     "Master Export Contract" means the contract dated as of December 21, 2001 and entered into between Petrobras and Petrobras Finance.

     "Material Adverse Effect" means, any event, circumstance, occurrence or condition which has caused, as of any date of determination, a material and adverse effect on (a) the business, assets or financial condition of the Trustee, Petrobras Finance, the U.S. Seller, the Servicer or Petrobras, as the case may be, (b) the ability of the Trustee, Petrobras Finance, the U.S. Seller, the Servicer or Petrobras, as the case may be, to perform its material obligations under the Transaction Documents to which such Person is a party, (c) the validity or enforceability of any of the Transaction Documents or the ability of the Senior Certificate Holders, the Enhancers, the Trustee or Petrobras Finance to enforce any of their rights or

                                   Annex A-12
remedies thereunder, (d) the validity, priority or enforceability of the interests created or purportedly created pursuant to the Senior Trust Certificate Documents or (e) the Generation or collectibility of the Purchased Receivables, taken as a whole.

     "Material Subsidiary" means a subsidiary of Petrobras with total assets of more than U.S.$100,000,000 (or its equivalent in another currency), as reflected in the most recent consolidated financial statements of Petrobras.

     "Maximum Scheduled Senior Payment Amount" means, as determined on any Payment Date, the highest aggregate amount scheduled to be paid by the Trustee in any Quarterly Delivery Period during the remaining term of any Series of Senior Trust Certificates at the time outstanding, in respect of: (a) interest on, and principal of, the Senior Trust Certificates (and any Additional Amounts payable in respect of Taxes imposed on the payment thereof under applicable law in effect at any date of determination); provided, however, that for any Series of Senior Trust Certificates subject to a floating rate of interest, for the purposes of this definition, the interest scheduled to be paid by the Trustee in any such period shall be deemed to be the higher of (i) the maximum rate of interest payable on such Series (to the extent such Series is subject to a maximum cap on such rate of interest), (ii) the actual rate of interest payable on such Series and (iii) 15% per annum; (b) Guaranty Premiums; and (c) scheduled Administrative Expenses payable by the Trustee in such Quarterly Delivery Period.

     "MBIA" means MBIA Insurance Corporation.

     "Monthly Delivery Period" means the first 21 days of each Monthly Period; provided, that in each Monthly Period ending on a day before a Payment Date, the Monthly Delivery Period shall be the first eighteen days of such Monthly Period.

     "Monthly Period" means the period beginning on the Closing Date and ending on February 1, 2002 and thereafter each period beginning on the first day of each calendar month and ending on the last day of such calendar month.

     "Moody's" means Moody's Investors Service.

     "Net Invoice Amount" means, with respect to any Receivable of a Buyer, the amount set forth on the face of the Initial Invoice with respect to the Eligible Product Sold to such Buyer that Generated such Receivable as the amount payable by such Buyer with respect to such Sale (after giving effect to any Adjustment Amount shown on the face of such invoice).

     "Notice and Consent" means, with respect to each Specified Buyer, the Notice and Consent among such Specified Buyer and Petrobras, Petrobras Finance and the U.S. Seller, as applicable, and the Trustee.

     "Offshore Transaction" has the meaning given to them by Regulation S under the Securities Act.

     "Offtake Contract" means the agreement dated as of December 21, 2001, between Petrobras Finance and the Offtaker and, in respect of any additional issuances of Series of Senior Trust Certificates, any other offtake agreement pursuant to which, in each case, Petrobras

                                   Annex A-13

Finance will agree to Sell and an Offtaker will agree to buy, Eligible Products, and, if applicable, any hedging arrangements entered into in connection with such other offtake agreement (whether or not such hedging arrangements are contained in such offtake agreement); provided, however, that if a hedging arrangement is in form other than an offtake agreement, it must be in form and substance satisfactory to the Enhancers.

     "Offtaker" means, collectively, Citibank and any other offtaker that enters into an Offtake Contract, so long as such offtaker (including any counterparty entering into hedging arrangements with respect to an Offtake Contract) is rated at least A2 by Moody's and is rated at least A by S&P.

     "Offtaker Default" means the occurrence of any of the following events under the terms of any Offtake Contract:

          (a) the Offtaker fails to pay when due any amounts owing to Petrobras Finance under the Offtake Contract;

          (b) any Bankruptcy Event of the Offtaker shall occur and be continuing;

          (c) either (i) all or a material provision of any of the Transaction Documents to which the Offtaker is a party ceases to be in full force and effect or binding and enforceable against the Offtaker or (ii) it becomes unlawful for the Offtaker to perform any material obligation under the Transaction Documents to which it is a party or (iii) the Offtaker contests the enforceability of, or denies its liability under, any of the Transaction Documents to which it is a party;

          (d) the long-term unsecured debt rating of the Offtaker is either less than A3 by Moody's or less than A- by S&P and such event could reasonably be determined to have been a factor in a downgrade within 12 calendar months thereafter of the rating (without giving effect to any Financial Guaranty Insurance Policy) of the Senior Trust Certificates by Moody's or S&P, as the case may be, unless the Offtaker is replaced within 90 days following the occurrence of such event with a counterparty (i) whose long-term unsecured debt is rated at least A2 by Moody's and is rated at least A by S&P and (ii) who assumes the obligations of the Offtaker under (or enters into a new offtake contract with Petrobras Finance on substantially the same terms and conditions, other than price, as) the Offtake Contract;

unless, with respect to the events listed in paragraphs (a), (b) and (c) above, notwithstanding the occurrence of such event, either (a) the Offtaker is replaced within 90 days following the occurrence of such event with a counterparty (i) whose long-term unsecured debt is rated at least A2 by Moody's and is rated at least A by S&P and (ii) who assumes the obligations of the Offtaker under (or enters into a new offtake contract with Petrobras Finance on substantially the same terms and conditions, other than price, as) the Offtake Contract or (b) each of the Rating Agencies has issued a Rating Affirmation.

     "Offtaker Receivable Proceeds" has the meaning set forth in Section
5.04(a).

                                   Annex A-14

     "Offtaker Receivables" has the meaning assigned to such term in Section
1.01 of the Receivables Purchase Agreement.

     "Optional Prepayment Price" shall mean, in respect of the optional prepayment in whole of any Series of Senior Trust Certificates pursuant to
Section 3.01, the sum of (a) the outstanding principal amount of the Senior Trust Certificates to be prepaid at the time of prepayment, plus (b) accrued and unpaid interest thereon, and Additional Amounts, if any, in respect of such Series of Senior Trust Certificates, to the Prepayment Date, plus (c) in the case of Senior Trust Certificates bearing interest at a fixed rate, the Make Whole Premium, plus (d) in the case of Senior Trust Certificates bearing interest at a floating rate, any applicable breakage costs, if payment is not made on a Payment Date, plus (e) all other amounts payable by the Trustee in respect of such Senior Trust Certificates, all accrued and unpaid Administrative Expenses and all other amounts payable by the Trustee under the Insurance Documents.

     "PAI" means Petrobras America, Inc., an indirect Subsidiary of Petrobras that is 99.99% owned by Petrobras and is formed under the laws of the State of Delaware.

     "Participants" means the members of, or participants in, DTC.

     "Paying Agent" means Citibank, in such capacity, and any additional paying agents, including the Luxembourg Paying Agent.

     "Payment Date" means, with respect to each Series of Senior Trust Certificates, each March 1, June 1, September 1 and December 1, and with respect to the payment of principal of, and the payment of interest on, the Senior Trust Certificates, beginning on the respective dates set forth on each Senior Trust Certificate of such Series.

     "Penalty Interest" means any late payment or default, interest or finance charges assessed against or payable by any Buyer for failure to pay the full Net Invoice Amount of any Receivable on or prior to the due date thereof.

     "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

     "Petrobras" means Petroleo Brasileiro S.A.--PETROBRAS, a Brazilian sociedade anonima de economia mista.

     "Petrobras Default" means the occurrence of any of the following events:

          (a) the failure by Petrobras to export in any Quarterly Delivery Period an amount of Eligible Products at least equal to the Quarterly Delivery Requirement plus a minimum aggregate value (based upon the Net Invoice Amount at which such Eligible Products are actually sold by Petrobras Finance) equal to 0.2 times the Quarterly Scheduled Senior Payment Amount;

          (b) any representation or warranty of Petrobras in any of the Transaction Documents to which it is a party (i) shall fail to be correct in any material respect as of

                                   Annex A-15
     the time when the same shall have been made and (ii) such failure has a Material Adverse Effect;

          (c) the failure of Petrobras to pay any amount payable by it under any guarantee it provides pursuant to Section 4.01(w) of the Receivables Purchase Agreement and such amount is not paid within 5 Business Days;

          (d) (i) the failure of Petrobras to perform, observe or comply with any term, covenant, agreement or obligation contained in any of the Transaction Documents to which it is a party (other than Petrobras' agreement to deliver the Quarterly Export Requirement, the failure of which shall not, in and of itself, constitute a Petrobras Default), (ii) such failure has a Material Adverse Effect and (iii) such failure (other than any failure as described in paragraph (a), (b) or (c) above) is either incapable of remedy or continues for a period of 60 days (inclusive of any time frame contained in any such term, covenant, agreement or obligation) after written notice of such failure has been given to Petrobras by the Trustee;

          (e) one or more final and non-appealable judgments or final decrees is entered against Petrobras involving, at any time, in the aggregate a liability (not covered by insurance) of U.S.$50,000,000 (or its equivalent in another currency) or more, and any such judgments or decrees are not vacated, discharged or stayed within 120 days after the rendering thereof;

          (f)  any Bankruptcy Event of Petrobras shall occur and be continuing;

          (g) any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done by Petrobras in order (i) to enable Petrobras to lawfully enter into, exercise its rights and perform and comply with its material obligations under the Transaction Documents to which it is a party, (ii) to ensure that those obligations are legally binding and enforceable or (iii) to make any of the Trust Deed, the Senior Trust Certificates or any of the other relevant Transaction Documents entered into in connection with the transactions described herein admissible in evidence in the courts of New York, Brazil and the Cayman Islands that is not taken, fulfilled or done within 10 days after notice thereof has been given to Petrobras by the Trustee, or once any such authorization or consent has been given, is removed, withdrawn, modified, withheld or otherwise fails to remain valid and subsisting in full force and effect;

          (h) (i) any of the Transaction Documents entered into by Petrobras, or any material part thereof ceases to be in full force and effect or binding and enforceable against Petrobras, (ii) it becomes unlawful for Petrobras to perform any obligation under any of the foregoing Transaction Documents, or (iii) Petrobras contests the enforceability of, or denies that it has any liability under, any of the foregoing Transaction Documents;

          (i) the failure of Petrobras to retain, (i) with respect to Petrobras Finance, 100% and (ii) with respect to the U.S. Seller, at least 51%, direct or indirect ownership of

                                   Annex A-16
     the outstanding voting and economic interests in Petrobras Finance and the U.S. Seller, respectively;

          (j) the failure of Petrobras, during any rolling twelve-month period from and after the Closing Date until the Final Scheduled Principal Payment Date for each Series of outstanding Senior Trust Certificates, to export pursuant to the Master Export Contract a daily average of gross exports of at least 70,000 barrels of Heavy Fuel Oil;

          (k) (i) the acceleration on any Petrobras Indebtedness, unless such acceleration is at the option of Petrobras or any Material Subsidiary thereof; (ii) Petrobras or any Material Subsidiary thereof fails to pay any Petrobras Indebtedness when due or, as the case may be, beyond any applicable grace period; or (iii) Petrobras or any Material Subsidiary thereof fails to pay when due any amount payable by it under any Petrobras Guarantee for, or indemnity in respect of, the indebtedness of any other Person or entity; provided, however, that the aggregate amount of any such Petrobras Indebtedness falling within (i), (ii) and (iii) above (as to which the time for payment has not been extended by the relevant obligees) equals or exceeds U.S.$50,000,000 (or its equivalent in another currency);

          (l) the performance by any Petrobras Party of any of their respective obligations under any of the Transaction Documents is prohibited under the law of any jurisdiction in which such performance is required to take place, or any governmental authority of any such jurisdiction takes any action that prevents any Petrobras party from carrying on all or a substantial portion of its business or operations so that such Petrobras Party will be unable to perform its respective obligations under the Transaction Documents and such action is not withdrawn, rescinded or reversed within 30 days;

          (m) any governmental authority condemns, seizes, makes a compulsory purchase of or expropriates all or a substantial portion of the assets or business of Petrobras, such that Petrobras is no longer able to produce Heavy Fuel Oil for export;

          (n) for any rolling twelve-month period from and after the Closing Date, less than 50% of Petrobras' aggregate sales of Bunker Fuel (both domestic and export), measured by volume, are exported from Brazil to Petrobras Finance and sold to Buyers (including Specified Buyers);

          (o) a moratorium is agreed or declared in respect of, or affecting all or any part of, Petrobras Indebtedness; or

          (p) any event occurs that under the laws of any relevant jurisdiction has substantially the same effect as any of the events referred to in either paragraph (f) or (o).

     "Petrobras Finance" means Petrobras Finance Ltd., a Cayman Islands exempted company with limited liability that is an indirect special purpose subsidiary of Petrobras.

     "Petrobras Finance Account" means the account of such name established and maintained by the Depositary Bank in the name of Petrobras Finance.

                                   Annex A-17

     "Petrobras Finance Default" means the occurrence of any of the following events:

          (a) any representation or warranty made by Petrobras Finance in any Transaction Document to which it is a party (other than the representations and warranties contained in Section 3.01 of the Receivables Purchase Agreement) (i) proves to be false or incorrect in any respect as of the time when the same shall have been made and (ii) such representation or warranty being false or incorrect has a Material Adverse Effect;

          (b) the failure of Petrobras Finance to perform, observe or comply with any term, covenant, agreement or obligation contained in any of the Transaction Documents to which it is a party, such failure has a Material Adverse Effect and such failure (other than any failure as described in paragraph (a) above) is either incapable of remedy or continues for a period of 60 days (inclusive of any time frame contained in any such term, covenant, agreement or obligation) after written notice of such failure has been given to Petrobras Finance by the Trustee;

          (c) any Bankruptcy Event of Petrobras Finance shall occur and be continuing;

          (d) any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done by Petrobras Finance in order (i) to enable Petrobras Finance to lawfully enter into, exercise its rights and perform and comply with its material obligations under the Transaction Documents to which it is a party, (ii) to ensure that those obligations are legally binding and enforceable or (iii) to make any of the Trust Deed, the Senior Trust Certificates or any of the other relevant Transaction Documents entered into in connection with the transactions described therein admissible in evidence in the courts of New York, Brazil and the Cayman Islands that is not taken, fulfilled or done within 10 days after notice thereof has been given to Petrobras Finance by the Trustee, or once any such authorization or consent has been given, is removed, withdrawn, modified, withheld or otherwise fails to remain valid and subsisting in full force and effect if the failure to take, fulfill or do such action, condition or thing, or to reinstate the full force and effect or such authorization or consent, has a Material Adverse Effect;

          (e) any of the Transaction Documents entered into by Petrobras Finance, or any material provision thereof, ceases to be in full force and effect or binding and enforceable against Petrobras Finance or it becomes unlawful for Petrobras Finance to perform any material obligation under any of the foregoing Transaction Documents, or Petrobras Finance contests the enforceability of, or denies that it has liability under, any of the foregoing Transaction Documents;

          (f) the failure of Petrobras Finance to deliver, in accordance with the terms of the Offtake Contract, the Required Offtake Quantity during any Monthly Delivery Period;

                                   Annex A-18

                  (g) the failure of the Trustee to have 100% legal ownership in the Trust Property;

                  (h) the failure by the Trustee to have, at any time and for a period of five Business Days thereafter, a valid unencumbered ownership interest in all of the right, title and interest of Petrobras Finance in the Purchased Receivables Sold to the Trustee on the Closing Date whether existing as of such date or to be Generated;

                  (i) Petrobras Finance shall purport to sell, grant, pledge, assign, transfer or otherwise finance, or permit or suffer to exist any Lien on, any Purchased Receivables or Receivables of Specified Buyers (other than with respect to the Purchased Receivables under the Trust Deed and the other Transaction Documents), any Eligible Products that have been Sold or purported to be sold, or payments with respect thereto; or

                  (j) one or more final and non-appealable judgments or final decrees is entered against Petrobras Finance which has a Material Adverse Effect.

         "Petrobras Guarantee" means an obligation of Petrobras or any Material Subsidiary to pay the indebtedness of another Person including, without limitation: (a) an obligation to pay or purchase such indebtedness; (b) an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness; (c) an indemnity against the consequences of a default in the payment of such indebtedness; or (d) any other agreement to be responsible for such indebtedness.

         "Petrobras Indebtedness" means any obligation (whether present or future, actual or contingent and including, without limitation, any guarantee) of Petrobras or any Material Subsidiary for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under generally accepted accounting principles in the country of incorporation of the relevant obligor, would constitute a capital lease obligation).

         "Petrobras Party" means, individually, any of Petrobras, Petrobras Finance or PIFCo or any Affiliate thereof (other than the U.S. Seller) and, collectively, all of them.

         "PIFCo" means Petrobras International Finance Company, a wholly-owned subsidiary of Petrobras incorporated and existing under the law of the Cayman Islands.

         "Premium Letter" has the meaning assigned to such term in the applicable Insurance and Reimbursement Agreement.

         "Prepaid Oil Products" means the volume of Eligible Products that Petrobras is required to deliver to Petrobras Finance in scheduled quarterly installments over the term of the Senior Trust Certificates pursuant to the Prepayment Agreement having, in the aggregate, a market value (as defined in Section 3.1 of the Prepayment Agreement) at the time of shipment equal to the sum of (a) the Prepayment Amount, plus (b) an interest factor equal to the weighted average interest rate on the Senior Trust Certificates, plus the Guaranty Premiums and the scheduled periodic Administrative Expenses.

                                   Annex A-19

         "Prepayment Agreement" means the agreement dated as of December 21, 2001 between Petrobras Finance and Petrobras.

         "Prepayment Amount" means the amount that Petrobras Finance will pay to Petrobras as a purchase price under the Prepayment Agreement.

         "Prepayment Date" has the meaning set forth in Section 3.02(a).

         "Product Sale Agreement" means a product sale agreement dated as of December 21, 2001 between Petrobras Finance and the U.S. Seller.

         "Purchase Agreement" means, collectively, the agreement dated December 7, 2001 between the Initial Purchasers, Petrobras Finance, Petrobras and the Trustee, and any other purchase agreement entered into in connection with the issuance of Additional Senior Trust Certificates.

         "Purchased Receivable Proceeds" has the meaning set forth in Section 5.03(a).

         "Purchased Receivables" has the meaning assigned to such term in
Section 1.01 of the Receivables Purchase Agreement.

         "Purchased Receivables Account" means the account of such name established and maintained by the Depositary Bank in the name of the Trustee.

         "QIB" means a "Qualified Institutional Buyer" as that term is defined in Rule 144A under the Securities Act.

         "Qualified Charity" means any purpose, body, organization or object in any part of the world which under the laws of the Cayman Islands shall be recognized as exclusively charitable.

         "Qualified Receivable" has the meaning assigned to such term in Section
1.01 of the Receivables Purchase Agreement.

         "Quarterly Delivery Period" means (a) the period commencing on the Closing Date and ending on the date immediately preceding the first Payment Date and, thereafter, (b) each period commencing on a Payment Date and ending on the date immediately preceding the next following Payment Date.

         "Quarterly Delivery Requirement" means for any Quarterly Delivery Period, Petrobras' obligation under the Prepayment Agreement to deliver the Prepaid Oil Products having a market value equal to the amount scheduled in such Quarterly Delivery Period. Petrobras may satisfy the obligation to deliver the Quarterly Delivery Requirement in any such period by making a payment into the Purchased Receivables Account of liquidated damages in an amount equal to the Quarterly Delivery Requirement minus the market value of Eligible Products actually delivered during such period.

         "Quarterly Export Requirement" means Petrobras' obligation under the Master Export Contract to export to Petrobras Finance in each Quarterly Delivery Period an amount of Eligible

                                   Annex A-20

Products that satisfies each of the following requirements: (a) such amount includes at least 80% of the total volume of Heavy Fuel Oil exported by Petrobras during such Quarterly Delivery Period and (b) such amount has a minimum aggregate value (based upon the Net Invoice Amount at which such Eligible Products are actually Sold by Petrobras Finance) equal to, at least, the Maximum Scheduled Senior Payment Amount multiplied by the Required Senior Coverage Ratio.

         "Quarterly Scheduled Senior Payment Amount" means, in respect of any Quarterly Delivery Period, the aggregate amount of all scheduled principal and interest in respect of all outstanding Series of Senior Trust Certificates, and any Guaranty Premiums and Administrative Expenses that are scheduled to be paid for such Quarterly Delivery Period.

         "Quarterly Senior Payment Amount" means (a) the principal, interest, Additional Amounts, if any, and other premiums, if any, in respect of all outstanding Senior Trust Certificates, (b) all Indemnified Taxes and Indemnified Costs imposed on the Trustee or any Senior Certificate Holder as a result of the Sale of the Eligible Products, (c) all of the Administrative Expenses and (d) all Guaranty Premiums and other amounts payable by the Trustee under the Insurance Documents, in each case, payable during any Quarterly Delivery Period.

         "Rating Affirmation" means, with respect to any outstanding Series of Senior Trust Certificates, a confirmation in writing from each of the Rating Agencies of its rating at a level at least equal to the then current rating of the Senior Trust Certificates of such Series (or in the case of any Series insured by a Financial Guaranty Insurance Policy, its rating without giving effect to such Policy) and in any event, at a level at least equal to an Investment Grade Rating.

         "Rating Agencies" means, with respect to any Series of Senior Trust Certificates, the rating agencies which have rated such Series of Senior Trust Certificates at the request of Petrobras.

         "Read Access" means, with respect to the Collection Account, access by electronic communication or other electronic means for the sole and exclusive purpose of determining the balance from time to time in the Collection Account, the dates upon which deposits were made into the Collection Account, the identity of the sources of deposits into the Collection Account (by account information, sending bank or otherwise), the dates upon which withdrawals or transfers were made from the Collection Account, the identity of the recipients of funds withdrawn or transferred from the Collection Account (by account information, receiving bank or otherwise) and other similar information.

         "Receivables" has the meaning assigned to such term in Section 1.01 of the Receivables Purchase Agreement.

         "Receivables Purchase Agreement" means the agreement dated December 21, 2001, among the Trustee, Petrobras and Petrobras Finance.

         "Recoveries" means any Collections in respect of any Defaulted Receivable.

                                   Annex A-21

         "Register" means the register of the Trust Certificates and of their transfer and exchange kept by the Registrar.

         "Registrar" means Citibank in such capacity, and any co-registrars.

         "Regular Record Date" means, for any Payment Date or Prepayment Date or Junior Trust Certificate Payment Date, as the case may be, the 15th day next preceding such Payment Date or Prepayment Date or Junior Trust Certificate Payment Date, as the case may be.

         "Regulation S" means Rule 901 through Rule 905 under the Securities
Act.

         "Related Property" means, with respect to each Receivable, (a) any interest of Petrobras Finance in the Eligible Products the Sale of which gave rise to such Receivable, (b) any Liens and property subject thereto from time to time securing payment of such Receivable, whether pursuant to any contract or instrument relating to such Receivable or otherwise, and (c) any guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable pursuant to any contract or instrument relating to such Receivable or otherwise, and any rights or remedies arising under any such contract relating to such Receivable, including in the case of clauses (b) and (c), without limitation, pursuant to any obligations evidenced by an account, contract, security agreement, chattel paper, general intangible or other evidence of indebtedness or security.

         "Relevant Jurisdiction" means the nation, territory, jurisdiction, political subdivision, taxing authority or other entity imposing the relevant Taxes.

         "Required Offtake Quantity" means, for any Monthly Delivery Period under the Offtake Contract, such quantity of Eligible Products as is required to generate proceeds equal to 1.1 times the scheduled amount for such Monthly Period as set forth on Annex A to the Offtake Contract.

         "Required Senior Coverage Ratio" means, as at any calculation date, the ratio of (a) the Applicable Hedge Factor at such a calculation date to (b) 1.

         "Required Third Party Coverage Ratio" means, as at any calculation date, 1.0 to 1.

         "Requirements of Law" means, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reserve Account" means the account of such name established by the Depositary Bank in the name of the Trustee.

         "Reserve Account Cap" means, on any Payment Date, an amount equal to the Quarterly Senior Payment Amount scheduled or otherwise known to be payable on the next following Payment Date; provided that, for any Series of Senior Trust Certificates subject to a floating rate of interest, for the purposes of this definition, such Quarterly Senior Payment Amount shall be

                                   Annex A-22
calculated as if the interest rate with respect to such Series is the higher of
(i) the actual interest rate applicable with respect to such Series during the Quarterly Delivery Period ending on such Payment Date and (ii) 15% per annum. For the purpose of this definition, unscheduled amounts shall be deemed to be known to be payable to the extent that an Authorized Officer of the Trustee has received a certificate from the Servicer to that effect.

         "Restricted Legend" means the legend borne on each Senior Trust Certificate originally issued to QIBs or resold to QIBs in reliance on Rule 144A in substantially the form contained in Section 2.06.

         "Restricted Global Certificate" has the meaning set forth in Section 2.01(e).

         "Retention Account" means the account of such name established and maintained by the Depositary Bank in the name of the Trustee.

         "RPA Termination Price" has the meaning ascribed to such term in
Section 1.01 of the Receivables Purchase Agreement.

         "Rule 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard and Poor's Rating Services, a division of the McGraw-Hill Companies, Inc.

         "Sale" means the absolute and unconditional sale, assignment, transfer or disposition (other than by way of charge or security) and "Sell" and "Sold" shall have correlative meanings and, when used with respect to Receivables, shall have the meaning assigned to such term in Section 1.01 of the Receivables Purchase Agreement.

         "Securities Act" means the United States Securities Act of 1933.

         "Senior Certificate Holder" means a holder of a Senior Trust
Certificate.

         "Senior Certificate Interest" means, at any time, the aggregate principal amount of the outstanding Senior Trust Certificates plus accrued and unpaid interest, Additional Amounts, if any, and other premiums and breakage costs, if any, in respect of the Senior Trust Certificates, all accrued and unpaid Indemnified Taxes, Indemnified Costs, Administrative Expenses, Guaranty Premiums and all other accrued and unpaid amounts due under the Senior Trust Certificates minus any Senior Losses plus any Recoveries.

         "Senior Coverage Ratio" means the ratio, as to any Quarterly Delivery Period, of (a) all of the proceeds of Specified Buyer Receivables deposited into the Collection Account during such Quarterly Delivery Period to (b) the Maximum Scheduled Senior Payment Amount for such period.

         "Senior Losses" means, at any time, the aggregate Net Invoice Amount of any Defaulted Receivables, to the extent such amount exceeds the aggregate principal amount of the outstanding Junior Trust Certificates.

                                   Annex A-23

         "Senior Trust Certificate Account" means the account of such name established and maintained by the Depositary Bank in the name of the Trustee.

         "Senior Trust Certificate Documents" means, collectively, the Senior Trust Certificates, the Trust Deed, the Trust Administration Agreement, the Purchase Agreement, the Financial Guaranty Insurance Policies, the Insurance and Reimbursement Agreements, the Indemnification Agreements, the Notice and Consents, the Depositary Agreement, the U.S. Seller Account Agreement and other related documents.

         "Senior Trust Certificates" means the senior trust certificates and any Additional Senior Trust Certificates representing senior beneficial interests in the Trust Property (other than the Charitable Property) issued from time to time under and pursuant to this Trust Deed.

         "Series" means any issue of Senior Trust Certificates made in accordance with this Trust Deed and a Supplemental Trust Deed on or after the Closing Date which may be made in one or more tranches of Senior Trust Certificates.

         "Servicer" means PIFCo, in such capacity.

         "Servicer Advance" has the meaning set forth in Section 5.13.

         "Servicer Default" means the occurrence of any of the following events:

                  (a) failure by the Servicer to pay when due any amounts owing under the Servicing Agreement;

                  (b) any representation or warranty of the Servicer in any of the Transaction Documents to which it is a party (i) fails to be correct in all material respects as of the time when the same shall have been made and (ii) such failure has a Material Adverse Effect;

                  (c) (i) the failure of the Servicer to perform, observe or comply with any term, covenant, agreement or obligation contained in any of the Transaction Documents to which it is a party, (ii) such failure has a Material Adverse Effect and (iii) such failure (other than any failure as described in paragraph (a) or (b) above) is either incapable of remedy or continues for a period of 30 days (inclusive of any time frame contained in any such term, covenant, agreement or obligation) after written notice of such failure has been given to the Servicer by the Trustee;

                  (d) any Bankruptcy Event of the Servicer shall occur and be continuing; or

                  (e) either (i) all or a material part of the Transaction Documents to which the Servicer is a party ceases to be in full force and effect or binding and enforceable against the Servicer, (ii) it becomes unlawful for the Servicer to perform any material obligation under the Transaction Documents to which it is a party or (iii) the Servicer contests the enforceability of, or denies its liability under, any of the Transaction Documents to which it is a party.

                                   Annex A-24

     "Servicing Agreement" means the agreement dated as of December 21, 2001, among the Servicer, the Trustee, Petrobras and Petrobras Finance pursuant to which the Servicer will agree, among other things, to service, manage, administer and collect the Receivables for the benefit of the Trustee and Petrobras Finance.

     "Specified Buyer" means the Offtaker, the U.S. Seller and other Buyers of Eligible Products that have entered, or will, from time to time, enter, into Notice and Consents. No Buyer shall be considered a Specified Buyer for purposes of the Transaction Documents unless the Notice and Consent to which it is a party (a) is valid, binding and enforceable against it in the jurisdiction in which its principal place of business is located and (b) does not contravene or violate in any material respect any law, rule or regulation of such jurisdiction applicable to it.

     "Specified Buyer Receivables" means, collectively, those Qualified Receivables Generated from Sales by Petrobras Finance of Eligible Products to Specified Buyers, other than Qualified Receivables Generated from Sales to Affiliates of Petrobras Finance; provided that Qualified Receivables Generated by Sales to such Affiliates will constitute Specified Buyer Receivables to the extent that the subsequent resale by such Affiliates of the relevant Eligible Products Generate Qualified Receivables from Specified Buyers.

     "Specified Event" has the meaning set forth in Section 9.01.

     "Specified Event Notice" has the meaning set forth in Section 9.01.

     "Specified Office" or "Specified Offices" means (a) with respect to the Trustee, U.S. Bank, National Association, Cayman Islands Branch, c/o IBJ Whitehall Bank and Trust Company, P.O. Box 1040GT, Grand Cayman, Cayman Islands, British West Indies and (b) with respect to the Luxembourg Listing Agent, Kredietbank S.A. Luxemburgeoise, 45, Boulevard Royal, L-2955 Luxembourg, or such successor Specified Office as shall be indicated in a written notice from the Trustee or such Agent, as applicable, and delivered to the Trustee, each other Agent and each Certificate Holder.

     "Subsidiary" means, for any Person, any other Person (whether now existing or hereafter organized) for which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors or other managers are at the time owned or controlled by such first Person or one or more Subsidiaries of such first Person or any combination thereof.

     "Supplemental Trust Deed" means a trust deed supplemental to this Trust Deed that is executed in accordance with Section 2.01 and Article XI.

     "Taxes" or "Tax" has the meaning set forth in Section 2.02(e).

     "Tax Prepayment Price" shall mean, in respect of the prepayment in whole of all of the Senior Trust Certificates pursuant to Section 3.07, the sum of (a) the outstanding principal amount of all Senior Trust Certificates to be prepaid at the time of prepayment, plus (b) accrued and unpaid interest thereon, and Additional Amounts, if any, in respect of all Senior Trust Certificates, plus
(c) accrued and unpaid Administrative Expenses, breakage costs, if any, all

                                   Annex A-25
other amounts payable by the Trustee in respect of the Senior Trust Certificates and all amounts payable under the Insurance Documents, to the Prepayment Date.

     "Termination Date" has the meaning set forth in Section 8.01.

     "Termination Event" has the meaning set forth in Section 9.11(c).

     "Termination Event Notice" has the meaning set forth in Section 9.11(c).

     "Third Party Coverage Ratio" means the ratio, as to any Quarterly Delivery Period, of (a) all proceeds of Specified Buyer Receivables (other than Receivables Generated by Sales under the Offtake Contract) deposited into the Collection Account during such Quarterly Delivery Period to (b) the Maximum Scheduled Senior Payment Amount.

     "Third Party Receivable Proceeds" has the meaning set forth in Section 5.04(b).

     "Transaction Documents" means, collectively, the Commercial Contracts and the Senior Trust Certificate Documents.

     "Transfer Agent" means Citibank, in such capacity, together with any additional transfer agents.

     "Trust" has the meaning set forth in clause (a) of the Declaration of Trust.

     "Trust Accounts" has the meaning set forth in Section 5.01.

     "Trust Administration Agreement" shall mean the agreement dated as of December 21, 2001, between the Trustee and the Trust Administrator pursuant to which the Trustee will delegate certain of its responsibilities to the Trust Administrator.

     "Trust Administrator" means Citibank, in such capacity.

     "Trust Certificates" means the Senior Trust Certificates and Junior Trust Certificates issued from time to time pursuant to this Trust Deed.

     "Trust Deed" means this Trust Deed, together with any Supplemental Trust Deeds entered into pursuant to the terms hereunder.

     "Trust Property" has the meaning set forth in clause (b) of the heading entitled "Declaration of Trust" in the Trust Deed.

     "Trustee" has the meaning set forth in the first paragraph hereof.

     "Trustee Default" has the meaning set forth in Section 10.09.

     "UCC" means the Uniform Commercial Code as in effect in New York from time to time.

     "Unencumbered Receivable Proceeds" has the meaning set forth in Section 5.03(a).

                                   Annex A-26

     "Unencumbered Receivables" means all Receivables owned by Petrobras Finance that do no constitute Purchased Receivables.

     "United States" means the United States of America and the territories and possession thereof.

     "Unrestricted Global Certificate" has the meaning set forth in Section 2.01(f).

     "U.S. Bankruptcy Code" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

     "U.S. GAAP" means the generally accepted accounting principles of the United States.

     "U.S. Person" has the meaning set forth in Rule 902(k) under the Securities Act.

     "U.S. Seller" means initially PAI, and thereafter any trading entity that assumes all of PAI's rights and obligations under (or enters into an agreement with Petrobras Finance on substantially the same terms and conditions as) the Product Sale Agreement in accordance with, and subject to the conditions set forth in, this Trust Deed and which entity is (A) a direct or indirect Subsidiary of Petrobras that is at least 99% owned by Petrobras, (B) organized and based in the United States, (C) solvent (meaning that it has reasonably sufficient capital to operate its business, or expected business, for the reasonably foreseeable future) and (D) engaged exclusively in the business of marketing and selling petroleum-based products produced primarily in Brazil and duly qualified and licensed to do business in any jurisdiction in which the nature of its business so requires, unless each of the Rating Agencies issues a Rating Affirmation and each Enhancer with an outstanding Series of Senior Trust Certificates consents (such consent not to be unreasonably withheld).

     "U.S. Seller Account" means the account of such name maintained by Citibank, N.A. in the name and for the benefit of the U.S. Seller.

     "U.S. Seller Account Agreement" means the agreement dated as of December 21, 2001 between the U.S. Seller and Citibank, N.A.

     "U.S. Seller Default" means the occurrence of any of the following events under the terms of the Product Sale Agreement:

          (a) the U.S. Seller fails to pay when due any amounts owing to Petrobras Finance under the Product Sale Agreement within two Business Days following the due date thereof;

          (b) any Bankruptcy Event of the U.S. Seller shall occur and be continuing;

          (c) any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done by the U.S. Seller in order (i) to enable the U.S. Seller to lawfully enter into, exercise its rights and perform and comply with its material obligations under the Transaction Documents to which it is a

                                   Annex A-27
     party, (ii) to ensure that those obligations are legally binding and enforceable or (iii) to import and sell Eligible Products into the United States, is not taken, fulfilled or done within 10 days after notice thereof has been given to the U.S. Seller by the Trustee, or once any such authorization or consent has been given, is removed, withdrawn, modified, withheld or otherwise fails to remain valid and subsisting in full force and effect if the failure to take, fulfill or do such action, condition or thing, or to reinstate the full force and effect of such authorization or consent, has a Material Adverse Effect; or

          (d) any of the Transaction Documents entered into by the U.S. Seller, or any material part thereof, ceases to be in full force and effect or binding and enforceable against the U.S. Seller or it becomes unlawful for the U.S. Seller to perform any material obligation under any of the foregoing Transaction Documents, or the U.S. Seller contests the enforceability of, or denies that it has liability under, any of the foregoing Transaction Documents; or

          (e) the U.S. Seller changes or revokes the standing instructions to the Depositary Bank delivered in accordance with the terms of the Product Sale Agreement in a manner not permitted thereunder;

unless, in respect of the events described in paragraphs (a) through (d) above, notwithstanding the occurrence of any such event, within 90 days after the occurrence of such U.S. Seller Default either (a) Petrobras establishes a new trading entity to assume the U.S. Seller's obligations under (or such new trading entity enters into a new agreement with Petrobras Finance on substantially the same terms and conditions as) the Product Sale Agreement in accordance with the terms and conditions set forth in the Trust Deed, which entity is (A) a direct or indirect Subsidiary of Petrobras that is at least 99% owned by Petrobras, (B) organized and based in the United States, (C) solvent (meaning that it has reasonably sufficient capital to operate its business, or expected business, for the reasonably foreseeable future) and (D) engaged exclusively in the business of marketing and selling petroleum-based products produced primarily in Brazil and duly qualified and licensed to do business in any jurisdiction in which the nature of its business so requires, unless each of the Rating Agencies issues a Rating Affirmation and each Enhancer with an outstanding Series of Senior Trust Certificates consents (such consent not to be unreasonably withheld) or (b) Petrobras Finance begins lawful direct sales of Eligible Products to Buyers in the United States.

     "Weighted Average Life" of a Senior Trust Certificate is calculated by dividing (a) the sum of the products of (i) the amount of each remaining payment of the principal amount thereof multiplied by (ii) the time from the date of such determination to the Payment Date for such payment of the principal amount by (b) the aggregate principal amount of Senior Trust Certificates then outstanding.

     "XLCA" means XL Capital Assurance Inc.

                                   Annex A-28

                                                                         Annex B
                                                               to the Trust Deed

                     Definitions of Bunker Fuel and Fuel Oil

"Fuel Oil" means fuel oil that originates from residual fractions of distillation units at the refinery and from other processes such as deasphalting.

"Bunker Fuel" means marine fuels that are burned in the boilers or engines of ships. Bunker Fuel is generally of two types:

     1. Intermediate Fuel Oil (IFO) or Marine Fuel (MF) - IFO or MF is a blended oil with a viscosity between heavy fuel oil and cutter stock (middle distillates) that is formulated to achieve a specific viscosity. IFOs are used in ships' main engines and occasionally in auxiliary engines. The two most common types of IFO are 380 cSt and 180 cSt. Approximately 80% of Petrobras' bunker sales are comprised of these two categories.

     2. Marine Diesel Fuel (MDO) or Marine Gas Oil (MGO) - MDO or MGO is a light distillate fuel frequently used in auxiliary engines and in the main engines of military vessels. MDO or MGO command higher prices than IFO. Approximately 20% of Petrobras' bunker sales are comprised of MDO or MGO.

     For the purpose of all Transaction Documents, an "export" of Bunker Fuel shall include any sale of Bunker Fuel in Brazil to ships owned by non-Brazilian companies.

                                                                     Exhibit A-1
                                                               to the Trust Deed

                   FORM OF FIXED RATE SENIOR TRUST CERTIFICATE

                       [Face of Senior Trust Certificate]

[INCLUDE IF THE SENIOR TRUST CERTIFICATE IS A RESTRICTED CERTIFICATE]

[THIS SENIOR TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT FOR SO LONG AS THIS SENIOR TRUST CERTIFICATE IS A "RESTRICTED SECURITY" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) RESELL OR OTHERWISE TRANSFER IT EXCEPT (A) TO AN INSTITUTIONAL ACCREDITED INVESTOR, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (PROVIDED THE TRANSFEROR FURNISHES TO THE TRUSTEE A LEGAL OPINION STATING THAT THE TRANSFER IS EXEMPT FROM REGISTRATION PURSUANT TO RULE 144 UNDER THE SECURITIES ACT); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR TRUST CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE TRUST DEED CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THE CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]

     [INCLUDE IF THE SENIOR TRUST CERTIFICATE IS A GLOBAL CERTIFICATE:]

[UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IN EXCHANGE FOR THIS SECURITY IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT

                                 Exhibit A-1-1

HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.05,
2.06 AND 2.07 OF THE TRUST DEED REFERRED TO HEREIN.]

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (I) NO ASSETS OF A PERSON WHO IS OR AT ANY TIME WHEN SENIOR TRUST CERTIFICATES ARE HELD WILL BE AN ERISA PLAN OR AN INDIVIDUAL RETIREMENT ACCOUNT, OR ANOTHER EMPLOYEE BENEFIT PLAN SUBJECT TO ANY FEDERAL STATE, LOCAL OR FOREIGN LAW SUBSTANTIALLY SIMILAR TO
SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE, HAVE BEEN USED TO ACQUIRE THE SENIOR TRUST CERTIFICATE OR AN INTEREST THEREIN OR (II) THE PURCHASE AND HOLDING OF THE SENIOR TRUST CERTIFICATE OR AN INTEREST THEREIN ARE AND WILL BE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE INTERNAL REVENUE CODE BY VIRTUE OF PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60 OR PTCE 96-23 (OR, IN THE CASE OF SUCH ANOTHER EMPLOYEE BENEFIT PLAN, DO NOT AND WILL NOT VIOLATE ANY SUBSTANTIALLY SIMILAR LAW).

                       PF Export Receivables Master Trust
          [______]%SENIOR TRUST CERTIFICATES, SERIES [__], DUE [______]

No.                                                US$__________________________
                                                      CUSIP NO. ________________
                                                      ISIN NO. _________________


         U.S. Bank, National Association, Cayman Islands Branch, solely in its capacity as Trustee (the "Trustee") of the PF Export Receivables Master Trust, a Cayman Islands trust (the "Trust"), hereby certifies that [________] is the registered owner of this [__]% Senior Trust Certificate, Series [__] of the Trust (a "Senior Trust Certificate"), which Senior Trust Certificate represents a senior unsubordinated undivided beneficial interest in the Trust Property (other than the Charitable Property) referred to herein and ranks in right of payment and otherwise at least pari passu, without any preference or priority among the other Senior Trust Certificates, with all existing and future unsubordinated beneficial interests in the Trust. This Senior Trust Certificate is transferable on the books and records of the Trustee, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of this

                                 Exhibit A-1-2

Senior Trust Certificate represented hereby shall in all respects be subject to the provisions of the Amended and Restated Trust Deed, dated December 21, 2001 as supplemented by the Series [ ] Supplemental Trust Deed dated [_____________] and as further amended or supplemented from time to time (the "Trust Deed"). Capitalized terms used herein but not defined shall have the meaning given to them in the Trust Deed. The Trustee shall provide a copy of the Trust Deed to each Senior Certificate Holder without charge upon written request to the Trustee at: U.S. Bank, National Association, Cayman Islands Branch, c/o IBJ Whitehall Bank and Trust Company, P.O. Box 1040 GT, Grand Cayman, Cayman Islands, British West Indies.

     Additional provisions of this Senior Trust Certificate are set forth on the other side of this Senior Trust Certificate.

                                 Exhibit A-1-3

     In Witness Whereof, the Trustee has caused this Senior Trust Certificate to be signed manually by its duly Authorized Officer and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

                                     Citibank, N.A.,
                                        as Trust Administrator for PF Export
                                        Receivables Master Trust

                                     [Seal]

                                     By:________________________________________
                                        Name:
                                        Title:

                                 Exhibit A-1-4

                      [Reverse of Senior Trust Certificate]

                       PF Export Receivables Master Trust

     [______]% SENIOR TRUST CERTIFICATE, SERIES [__], DUE [______]

     This Senior Trust Certificate is one of a duly authorized issue of [__]% Senior Trust Certificates, Series [__], due [___] of the Trustee issued under the Trust Deed, to which Trust Deed reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee and the Senior Certificate Holders and of the terms upon which the Senior Trust Certificates are, and are to be, authenticated and delivered. The Senior Trust Certificates of this Series are limited in aggregate principal amount to U.S.$[_________].

     1. Payment of Interest, Principal and Additional Amounts. The Trustee of the PF Export Receivables Master Trust (the "Trustee") promises to pay interest on the aggregate unpaid principal amount of this Senior Trust Certificate at [______]% per annum (the "Certificate Rate of Interest") until the Final Payment Date and to pay Additional Amounts in accordance with the Trust Deed. The Trustee shall pay principal of this Senior Trust Certificate in accordance with the Amortization Schedule attached hereto and shall pay interest and Additional Amounts, if any, in each case quarterly on March 1, June 1, September 1 and December 1 of each year (each a "Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Payments of interest will commence on [__________]. Payments of principal will commence on [__________]. The Final Scheduled Principal Payment Date is [____]. Interest shall accrue on the outstanding principal amount of each Senior Trust Certificate from and including the date of issuance of such Senior Trust Certificate to, but excluding the Final Payment Date. The Final Payment Date shall be either the Final Scheduled Principal Payment Date or such other date upon which the principal amount of this Series of Senior Trust Certificates is paid in full. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. To the extent permitted by applicable law, any payments due and not punctually paid on or in respect of the Senior Trust Certificates shall bear interest until paid at the applicable Certificate Rate of Interest plus [ ]% (the "Default Interest Rate").

     Except as provided below, the Trustee shall make all payments of amounts due on the Senior Trust Certificates, without withholding or deduction of any present or future taxes, duties, levies, imposts, assessments or other governmental charges (including penalties, interest and other liabilities related thereto) of any nature imposed by Brazil, the Cayman Islands, the United States or any jurisdiction from or through which payment is made in respect of the Senior Trust Certificates, or any political subdivision of any such jurisdiction (collectively, "Taxes"). If any such Taxes are so imposed, the Trustee shall pay the Senior Certificate Holders such additional amounts as are necessary to ensure that they receive the same amount as they would have received had no such withholding or deduction been imposed (such amounts, "Additional Amounts"). The Trustee shall not, however, pay any Excluded Additional Amounts, as defined and set forth in Section 2.02(e) of the Trust Deed.

     The Trustee shall pay any stamp, administrative, excise or property Taxes arising in a taxing jurisdiction in connection with the Senior Trust Certificates and shall indemnify the

                                 Exhibit A-1-5

Senior Certificate Holders for any such stamp, administrative, excise or property Taxes paid by Senior Certificate Holders.

     2. Method of Payment. All payments in respect of the Senior Trust Certificates shall be made at the Specified Office of the Paying Agent in The City of New York and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Trustee for such purpose. Payment in respect of principal and interest on any Payment Date with respect to any Senior Trust Certificate shall be made to the Person in whose name such Senior Trust Certificate is registered on the Regular Record Date immediately preceding the applicable Payment Date. Payments with respect to any Senior Trust Certificate shall be made by a dollar check drawn on a bank in The City of New York and mailed to such Person's address registered with the Trustee or, in the case of a registered holder of at least $1,000,000 principal amount of Senior Trust Certificates, by wire transfer to a dollar account maintained by the payee with a bank in the United States so long as the registered Senior Certificate Holder so elects by giving written notice to such effect designating such account which is received by the Trustee or a Paying Agent no later than the Regular Record Date immediately preceding such Payment Date. Unless such designation is revoked, any such designation made by such Senior Certificate Holder with respect to such Senior Trust Certificates shall remain in effect with respect to any future payments with respect to such Senior Trust Certificate payable to such Senior Certificate Holder. Only the final installment of principal on the Senior Trust Certificates, whether on the Final Scheduled Principal Payment Date or otherwise, shall be payable upon surrender of any Senior Trust Certificate at the Specified Office of the Trustee or at the specified offices of any Paying Agent.

     3. Paying Agent, Transfer Agent and Registrar. The Trustee shall cause to be maintained an office or agency in The City of New York where the Senior Trust Certificates may be presented for registration of transfer or for exchange. The Trustee shall cause to be maintained an office or agency where the Senior Trust Certificates may be presented and surrendered for payment. The Registrar shall keep a register ("Register") of Senior Trust Certificates and of their transfer and exchange. The Trustee may, at its discretion, appoint one or more agents (each, a "Paying Agent" and, collectively, the "Paying Agents") for the payment of any and all amounts due and payable by the Trustee from time to time in respect of the Senior Trust Certificates, and the Trustee may, at its discretion, appoint one or more agents (each, a "Transfer Agent" and, collectively, the "Transfer Agents") for the transfer and exchange of the Senior Trust Certificates, at such place or places as the Trustee may determine, provided, however, that there shall at all times be a Paying Agent, Transfer Agent and Registrar in the Borough of Manhattan, The City of New York. So long as the Senior Trust Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, there shall be maintained a Paying Agent and a Transfer Agent in Luxembourg (the "Luxembourg Paying Agent"). [Initially, Citibank, N.A. shall act as the Paying Agent, Registrar and Transfer Agent and Kredietbank S.A. Luxembourgeoise shall act as the Luxembourg Paying Agent and Luxembourg Listing Agent.]

     4. Additional Senior Trust Certificates. Subject to the requirements set forth in the Trust Deed, the Trustee shall be permitted to issue additional senior trust certificates by Supplemental Trust Deed after the date of the issuance of this Senior Trust Certificate.

                                 Exhibit A-1-6

     5. [Guarantees. Payment of principal and interest is guaranteed by [________] as described in the Supplemental Trust Deed relating to this Series of Senior Trust Certificates.]

     6. Optional Prepayment. Any Series of Senior Trust Certificates may be subject to optional prepayment in whole but not in part in the event that Petrobras Finance elects to repurchase all or a portion of the Trustee's rights to Purchased Receivables to be Generated pursuant to Section 5.1(a) of the Receivables Purchase Agreement. In such event, the Trustee shall prepay the Senior Trust Certificates of such Series in an amount equal to the sum of (i) the outstanding principal amount of the Senior Trust Certificates to be prepaid at the time of prepayment, plus (ii) accrued and unpaid interest thereon, and Additional Amounts, if any, in respect of such Series of Senior Trust Certificates, to the Prepayment Date, plus (iii) 0.50% times the outstanding principal amount of the Senior Trust Certificates to be prepaid at the time of prepayment (the "Make Whole Premium") plus (iv) all other amounts payable by the Trustee in respect of such Senior Trust Certificates.

     7. Tax Prepayment. The Trustee shall prepay all of the Senior Trust Certificates, in whole but not in part, in the event that Petrobras Finance elects to repurchase the Trustee's rights to Purchased Receivables to be Generated pursuant to Section 5.1(b) of the Receivables Purchase Agreement. In such event, the Trustee shall prepay the Senior Trust Certificates in an amount equal to the sum of (i) the outstanding principal amount of all Senior Trust Certificates to be prepaid at the time of prepayment, plus (ii) accrued and unpaid interest thereon, and Additional Amounts, if any, in respect of all Senior Trust Certificates, plus (iii) all other amounts payable by the Trustee in respect of the Senior Trust Certificates; provided, however, that no notice of prepayment may be given earlier than 60 days prior to the earliest date on which, but for such prepayment, the Trustee would be obligated to pay such Additional Amounts if a payment in respect of the Senior Trust Certificates were then due. Prior to publication of any such notice of prepayment, the Trustee shall deliver (or cause to be delivered) to the Senior Certificate Holders the documents that are required to be delivered to the Trustee by Petrobras Finance pursuant to Section 5.1(b)(iii) of the Receivables Purchase Agreement.

     8. Notice of Prepayment. Notice of prepayment shall include the information and be mailed as required in the Trust Deed at least 30 days but not more than 60 days before the Prepayment Date to each Senior Certificate Holder whose Senior Trust Certificates are to be prepaid. If the Trustee complies with the provisions set forth in the Trust Deed, on and after the Prepayment Date, interest shall cease to accrue on the relevant Series of Senior Trust Certificates, or, in the case of a mandatory prepayment, the portions of such Senior Trust Certificates, to be prepaid.

     9. Additional Prepayment Terms. If a Senior Trust Certificate is prepaid on or after a Regular Record Date but on or prior to the related Payment Date, then all amounts in respect of such prepayment shall be paid to the Person in whose name such Senior Trust Certificate was registered at the close of business on such Regular Record Date. If any Senior Trust Certificate called for prepayment shall not be so paid upon surrender for prepayment because of the failure of the Trustee to comply with the provisions set forth in the Trust Deed, interest shall be paid on the outstanding principal, from the Prepayment Date until such principal is paid, and to the extent lawful, on any interest not paid on such outstanding principal, in each case at the Certificate Rate of Interest.

                                  Exhibit A-1-7

     10. Mandatory Prepayment. Pursuant to the provisions set forth in the Trust Deed, the Trustee shall prepay, in whole or in part, the Senior Trust Certificates upon the occurrence and continuation of a Mandatory Prepayment Event. If less than all of the Senior Trust Certificates are to be prepaid, the Trustee shall prepay the Senior Trust Certificates pro rata among the Senior Trust Certificates of all Series. Upon surrender of a Senior Trust Certificate that is prepaid in part, the Trustee shall issue to such Senior Certificate Holder (at the expense of the Trustee) a new Senior Trust Certificate equal in principal amount to the remaining unpaid portion of such Senior Trust Certificate surrendered.

     11. Denominations. The Senior Trust Certificates (other than those issued following a mandatory prepayment in part of the Senior Trust Certificates) shall be issued in minimum denominations of US$100,000 and integral multiples of US$1,000 in excess thereof.

     12. Persons Deemed Owners. The registered Senior Certificate Holder may be treated by the Registrar as the absolute owner of such Senior Trust Certificate for all purposes whatsoever.

     13. Amendment, Supplement, Waiver. Subject to the ultimate sentence of this paragraph, the Trust Deed and the Senior Trust Certificates may be amended or supplemented in a Supplemental Trust Deed with the consent of Controlling Parties representing more than 66 2/3% of the aggregate outstanding principal amount of the Senior Trust Certificates. Without notice to or the consent of the Senior Certificate Holders or Controlling Parties, and without a Rating Affirmation, the Trustee may (having given notice to the Rating Agencies), at any time and from time to time, execute one or more Supplemental Trust Deeds for any of the purposes set forth in Section 11.01 of the Trust Deed. Notwithstanding the foregoing, no such Supplemental Trust Deed shall be executed without (i) the consent of each Controlling Party of each Series and the consent of each Senior Certificate Holder of each outstanding Senior Trust Certificate affected thereby and (ii) a Rating Affirmation, if the effect of such Supplemental Trust Deed would be any of the events described in Section 11.02 of the Trust Deed.

     14. Specified Events, Accumulation Events, Termination Events. Upon the occurrence of any Specified Event, Accumulation Event or Termination Event, the Trustee shall have the remedies set forth in Article IX of the Trust Deed.

     15. Trustee Dealings with Senior Trust Certificates. U.S. Bank, Cayman Islands Branch, and each other Person acting as Successor trustee or co-trustee under the Trust Deed, in its individual or any other capacity and its Affiliates, may deal with the Senior Trust Certificates with the same rights it would have if it were not the Trustee.

     16. No Recourse Against Others. A director, Authorized Officer, employee, agent, manager, interest holder or stockholder, as such, of the Trustee, shall not have any liability for any obligation of the Trustee under the Senior Trust Certificates or the Trust Deed or for any claim based on, in respect of or by reason of such obligations or their creation. Each Senior Certificate Holder, by accepting a Senior Trust Certificate, waives and releases all such liability.

     The obligations of the Trustee under the Trust Deed and the Senior Trust Certificates shall be non-recourse to the assets of the Trustee and payable only out of the Trust Property. The

                                 Exhibit A-1-8

Trustee has, and each Senior Certificate Holder, by accepting a Senior Trust Certificate shall be deemed to have, agreed in the Trust Deed that neither the Trustee in its individual capacity nor its assets (other than the Trust Property), shall be liable for any of the obligations of the Trustee under the Trust Deed or the Senior Trust Certificates except as expressly provided in the Trust Deed.

     17. Abbreviations. Customary abbreviations may be used in the name of a Senior Certificate Holder or an assignee, such as: TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Trustee shall cause CUSIP numbers to be printed on the Senior Trust Certificates as a convenience to the Senior Certificate Holders. No representation is made as to the accuracy of such numbers as printed on the Senior Trust Certificates and reliance may be placed only on the other identification numbers printed hereon.

     19. Governing Law. This Senior Trust Certificate shall be governed by and construed in accordance with the law of the Cayman Islands.

                                 Exhibit A-1-9

                              AMORTIZATION SCHEDULE

                                 Exhibit A-1-10

ASSIGNMENT FORM

To assign this Senior Trust Certificate, fill in the form below:

I or we assign and transfer this Senior Trust Certificate to:

___________________________________________________________
(Insert assignee's social security or tax I.D. no.)

___________________________________________________________

___________________________________________________________

___________________________________________________________

___________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint __________________________________________as agent to transfer this Senior Trust Certificate on the books of the Trustee. The agent may substitute another to act for him.


_____________________________________


Your Signature:_________________________________________________________________
(Sign exactly as your name appears on the other side of this Senior Trust Certificate)



Date:______________



Signature Guarantee:____________________________

                                 Exhibit A-1-11

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE*

The following exchanges of a part of this Global Certificate for definitive Senior Trust Certificates have been made:

                                                                        Principal amount of
                                                                            this Global
                          Amount of decrease     Amount of increase         Certificate
                          in principal amount    in principal amount      following such          Signature of
                            of this Global         of this Global          decrease (or        Authorized Officer
   Date of Exchange           Certificate            Certificate             increase)             of Trustee
   ----------------       -------------------    -------------------    -------------------    ------------------



----------------
* This should be included only if the Senior Trust Certificate is issued in global form.

                                 Exhibit A-1-12

                                                                     Exhibit A-2
                                                               to the Trust Deed

                 FORM OF FLOATING RATE SENIOR TRUST CERTIFICATE

                       [Face of Senior Trust Certificate]

[INCLUDE IF THE SENIOR TRUST CERTIFICATE IS A RESTRICTED CERTIFICATE:]

[THIS SENIOR TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT FOR SO LONG AS THIS SENIOR TRUST CERTIFICATE IS A "RESTRICTED SECURITY" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) RESELL OR OTHERWISE TRANSFER IT EXCEPT (A) TO AN INSTITUTIONAL ACCREDITED INVESTOR, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (PROVIDED THE TRANSFEROR FURNISHES TO THE TRUSTEE A LEGAL OPINION STATING THAT THE TRANSFER IS EXEMPT FROM REGISTRATION PURSUANT TO RULE 144 UNDER THE SECURITIES ACT); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR TRUST CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE TRUST DEED CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THE CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]

     [INCLUDE IF THE SENIOR TRUST CERTIFICATE IS A GLOBAL CERTIFICATE:]

[UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IN EXCHANGE FOR THIS SECURITY IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT

                                 Exhibit A-2-1

HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.05,
2.06 AND 2.07 OF THE TRUST DEED REFERRED TO HEREIN.]

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (I) NO ASSETS OF A PERSON WHO IS OR AT ANY TIME WHEN SENIOR TRUST CERTIFICATES ARE HELD WILL BE AN ERISA PLAN OR AN INDIVIDUAL RETIREMENT ACCOUNT, OR ANOTHER EMPLOYEE BENEFIT PLAN SUBJECT TO ANY FEDERAL STATE, LOCAL OR FOREIGN LAW SUBSTANTIALLY SIMILAR TO
SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE, HAVE BEEN USED TO ACQUIRE THE SENIOR TRUST CERTIFICATE OR AN INTEREST THEREIN OR (II) THE PURCHASE AND HOLDING OF THE SENIOR TRUST CERTIFICATE OR AN INTEREST THEREIN ARE AND WILL BE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE INTERNAL REVENUE CODE BY VIRTUE OF PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60 OR PTCE 96-23 (OR, IN THE CASE OF SUCH ANOTHER EMPLOYEE BENEFIT PLAN, DO NOT AND WILL NOT VIOLATE ANY SUBSTANTIALLY SIMILAR LAW).

                       PF Export Receivables Master Trust
       FLOATING RATE SENIOR TRUST CERTIFICATES, SERIES [__], DUE [______]

No.                                                US$__________________________
                                                      CUSIP NO. ________________
                                                      ISIN NO. _________________


     U.S. Bank, National Association, Cayman Islands Branch, solely in its capacity as Trustee (the "Trustee") of the PF Export Receivables Master Trust, a Cayman Islands trust (the "Trust"), hereby certifies that [________] is the registered owner of this Floating Rate Senior Trust Certificate, Series [__] of the Trust (a "Senior Trust Certificate"), which Senior Trust Certificate represents a senior unsubordinated undivided beneficial interest in the Trust Property (other than the Charitable Property) referred to herein and ranks in right of payment and otherwise at least pari passu, without any preference or priority among the other Senior Trust Certificates, with all existing and future unsubordinated beneficial interests in the Trust. This Senior Trust Certificate is transferable on the books and records of the Trustee, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and

                                 Exhibit A-2-2
provisions of this Senior Trust Certificate represented hereby shall in all respects be subject to the provisions of the Amended and Restated Trust Deed, dated December 21, 2001 as supplemented by the Series [ ] Supplemental Trust Deed dated [_____________] and as further amended or supplemented from time to time (the "Trust Deed"). Capitalized terms used herein but not defined shall have the meaning given to them in the Trust Deed. The Trustee shall provide a copy of the Trust Deed to each Senior Certificate Holder without charge upon written request to the Trustee at: U.S. Bank, National Association, Cayman Islands Branch, c/o IBJ Whitehall Bank and Trust Company, P.O. Box 1040 GT, Grand Cayman, Cayman Islands, British West Indies.

     Additional provisions of this Senior Trust Certificate are set forth on the other side of this Senior Trust Certificate.

                                 Exhibit A-2-3

     In Witness Whereof, the Trustee has caused this Senior Trust Certificate to be signed manually by its duly Authorized Officer and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

                                     Citibank, N.A.,
                                        as Trust Administrator for
                                        PF Export Receivables Master Trust

                                     [Seal]

                                     By:________________________________________
                                        Name:
                                        Title:

                                 Exhibit A-2-4

                      [Reverse of Senior Trust Certificate]

                       PF Export Receivables Master Trust
        FLOATING RATE SENIOR TRUST CERTIFICATE, SERIES [__] DUE [______]

     This Senior Trust Certificate is one of a duly authorized issue of Floating Rate Senior Trust Certificates, Series [__], due [___] of the Trustee issued under the Trust Deed, to which Trust Deed reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee and the Senior Certificate Holders and of the terms upon which the Senior Trust Certificates are, and are to be, authenticated and delivered. The Senior Trust Certificates of this Series are limited in an aggregate principal amount to U.S.$[_________].

     1.   Payment of Interest, Principal and Additional Amounts.

     (a) The Trustee of the PF Export Receivables Master Trust (the "Trustee") promises to pay interest on the aggregate unpaid principal amount of this Senior Trust Certificate at the Certificate Rate of Interest (as described in Section 1(b) below) until the Final Payment Date and to pay Additional Amounts in accordance with the Trust Deed. The Trustee shall pay principal of this Senior Trust Certificate in accordance with the Amortization Schedule attached hereto and shall pay interest and Additional Amounts, if any, in each case quarterly on March 1, June 1, September 1 and December 1 of each year (each a "Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Payments of interest will commence on [____________]. Payments of principal will commence on [____________]. The Final Scheduled Principal Payment Date is [____]. Interest shall accrue on the outstanding principal amount of each Senior Trust Certificate from and including the date of issuance of such Senior Trust Certificate to, but excluding the Final Payment Date. The Final Payment Date shall be either the Final Scheduled Principal Payment Date or such other date upon which the principal amount of this Series of Senior Trust Certificates is paid in full. Interest shall be computed on the basis of a 360-day year and actual number of days elapsed. To the extent permitted by applicable law, any payments due and not punctually paid on or in respect of the Senior Trust Certificates shall bear interest until paid at the applicable Certificate Rate of Interest plus [ ]% (the "Default Interest Rate").

     (b) For purposes of the calculation of the Certificate Rate of Interest described in Section 1(a) above, the "Certificate Rate of Interest" shall mean the sum of (i) LIBOR, as calculated in (c) below, which will be calculated on the second Business Day prior to the commencement of each Quarterly Delivery Period (each such date a "Determination Date"), plus (ii) [___]%.

     (c) LIBOR will be determined by the Calculation Agent and reported to the Trustee on each Determination Date as soon as practicable after 11:00 a.m. (London time) on the following basis:

          (i) On each Determination Date, LIBOR will be the offered quotation to leading banks for three-month U.S. dollar deposits as quoted by the British Banker's Association on Telerate Page 3750 on the Dow Jones Market Service (or such other page

                                 Exhibit A-2-5
     as may replace page 3750 on that service for display of such information or, if that service ceases to display such information, such page as displays such information on an equivalent service), as reported by Bloomberg Financial Commodities News at approximately 11:00 a.m. (London time) on the Determination Date in question.

          (ii) If on any Determination Date, such offered quotation does not appear on Telerate Page 3750 or such alternative service, LIBOR shall be determined on the basis of the rates at which three-month deposits in U.S. dollars are offered by four major banks in the London interbank market (which may include the Calculation Agent) selected by the Calculation Agent (the "Reference Banks"), at approximately 11:00 a.m. (London time) on such Determination Date to prime banks in the London interbank market in a principal amount equal to not less than $1,000,000. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the Certificate Rate of Interest will be the arithmetic mean of the quotations rounded to four decimal places, as determined by the Calculation Agent. If fewer than two quotations are provided, the Certificate Rate of Interest will be the arithmetic mean of the rates quoted by at least two major banks in New York City (which may include the New York office of the Calculation Agent), selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on such Determination Date for three-month loans in U.S. dollars to leading European banks in a principal amount equal to not less than $1,000,000; provided that if fewer than two banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned above, LIBOR shall be the rate in effect for the previous Quarterly Delivery Period.

     (d) Except as provided below, the Trustee shall make all payments of amounts due on the Senior Trust Certificates, without withholding or deduction of any present or future taxes, duties, levies, imposts, assessments or other governmental charges (including penalties, interest and other liabilities related thereto) of any nature imposed by Brazil, the Cayman Islands, the United States or any jurisdiction from or through which payment is made in respect of the Senior Trust Certificates, or any political subdivision of any such jurisdiction (collectively, "Taxes"). If any such Taxes are so imposed, the Trustee shall pay the Senior Certificate Holders such additional amounts as are necessary to ensure that they receive the same amount as they would have received had no such withholding or deduction been imposed (such amounts, "Additional Amounts"). The Trustee shall not, however, pay any Excluded Additional Amounts, as defined and set forth in Section 2.02(e) of the Trust Deed.

     (e) The Trustee shall pay any stamp, administrative, excise or property Taxes arising in a taxing jurisdiction in connection with the Senior Trust Certificates and shall indemnify the Senior Certificate Holders for any such stamp, administrative, excise or property Taxes paid by Senior Certificate Holders.

     2. Method of Payment. All payments in respect of the Senior Trust Certificates shall be made at the Specified Office of the Paying Agent in The City of New York and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Trustee for such purpose. Payment in respect of principal and interest on any Payment Date with respect to any Senior Trust Certificate shall be made to the Person in whose name such Senior Trust Certificate is registered on the Regular Record Date

                                 Exhibit A-2-6
immediately preceding the applicable Payment Date. Payments with respect to any Senior Trust Certificate shall be made by a dollar check drawn on a bank in The City of New York and mailed to such Person's address registered with the Trustee or, in the case of a registered holder of at least $1,000,000 principal amount of Senior Trust Certificates, by wire transfer to a dollar account maintained by the payee with a bank in the United States so long as the registered Senior Certificate Holder so elects by giving written notice to such effect designating such account which is received by the Trustee or a Paying Agent no later than the Regular Record Date immediately preceding such Payment Date. Unless such designation is revoked, any such designation made by such Senior Certificate Holder with respect to such Senior Trust Certificates shall remain in effect with respect to any future payments with respect to such Senior Trust Certificate payable to such Senior Certificate Holder. Only the final installment of principal on the Senior Trust Certificates, whether on the Final Scheduled Principal Payment Date or otherwise, shall be payable upon surrender of any Senior Trust Certificate at the Specified Office of the Trustee or at the specified offices of any Paying Agent.

     3. Paying Agent, Transfer Agent and Registrar. The Trustee shall cause to be maintained an office or agency in The City of New York where the Senior Trust Certificates may be presented for registration of transfer or for exchange. The Trustee shall cause to be maintained an office or agency where the Senior Trust Certificates may be presented and surrendered for payment. The Registrar shall keep a register ("Register") of Senior Trust Certificates and of their transfer and exchange. The Trustee may, at its discretion, appoint one or more agents (each, a "Paying Agent" and, collectively, the "Paying Agents") for the payment of any and all amounts due and payable by the Trustee from time to time in respect of the Senior Trust Certificates, and the Trustee may, at its discretion, appoint one or more agents (each, a "Transfer Agent" and, collectively, the "Transfer Agents") for the transfer and exchange of the Senior Trust Certificates, at such place or places as the Trustee may determine, provided, however, that there shall at all times be a Paying Agent, Transfer Agent and Registrar in the Borough of Manhattan, The City of New York. So long as the Senior Trust Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, there shall be maintained a Paying Agent and a Transfer Agent in Luxembourg (the "Luxembourg Paying Agent"). [Initially, Citibank, N.A. shall act as the Paying Agent, Registrar and Transfer Agent and Kredietbank S.A. Luxembourgeoise shall act as the Luxembourg Paying Agent and Luxembourg Listing Agent.]

     4. Additional Senior Trust Certificates. Subject to the requirements set forth in the Trust Deed, the Trustee shall be permitted to issue additional senior trust certificates by Supplemental Trust Deed after the date of the issuance of this Senior Trust Certificate.

     [5. Guarantees. Payment of principal and interest is guaranteed by [_______] as described in the Supplemental Trust Deed relating to this Series of Senior Trust Certificates.]

     6. Optional Prepayment. (a) Any Series of Senior Trust Certificates may be subject to optional prepayment in whole but not in part in the event that Petrobras Finance elects to repurchase all or a portion of the Trustee's rights to Purchased Receivables to be Generated pursuant to Section 5.1(a) of the Receivables Purchase Agreement. In such event, the Trustee shall prepay the Senior Trust Certificates of such Series in an amount equal to the sum of (i) the outstanding principal amount of the Senior Trust Certificates to be prepaid at the time of

                                 Exhibit A-2-7
prepayment, plus (ii) accrued and unpaid interest thereon, and Additional Amounts, if any, in respect of such Series of Senior Trust Certificates, to the Prepayment Date, plus the Break Amount as described in Section 6(b) below, if payment is not made on a Payment Date plus (iv) all other amounts payable by the Trustee in respect of such Senior Trust Certificates.

      (b) For purposes of the calculation of the Break Amount referred to in
Section 6(a) above, the "Break Amount" shall mean, as of any date of payment, redemption or acceleration for any Senior Trust Certificate (the "Applicable Date"), an amount determined by the Calculation Agent on the date that is two LIBOR Business Days prior to the Applicable Date pursuant to the formula set forth below:

      The Break Amount shall be calculated as follows:
               Break Amount = Z-Y
               Where:
                           X = with respect to any applicable interest period, the sum of (i) the amount of the outstanding principal amount for such Series of Senior Trust Certificate as of the first day of the then applicable interest period plus (ii) interest payable thereon during such entire interest period at then effective three-month LIBOR.

                           Y =     X discounted to present value from the
                                   last day of the then applicable interest period to the Applicable Date, using then effective three-month LIBOR as the discount rate.

                           Z =     X discounted to present value from the
                                    last day of the then applicable interest period to the Applicable Date using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the applicable interest period, determined by the Calculation Agent as of two LIBOR Business Days prior to the Applicable Date as the discount rate.

            No Break Amount will be payable (x) if the Break Amount, as calculated pursuant to the formula set forth above, is equal to or less than zero or (y) on, or in respect of, any Applicable Date that is a Payment Date.

      7. Tax Prepayment. The Trustee shall prepay all of the Senior Trust Certificates, in whole but not in part, in the event that Petrobras Finance elects to repurchase the Trustee's rights to Purchased Receivables to be Generated pursuant to Section 5.1(b) of the Receivables Purchase Agreement. In such event, the Trustee shall prepay the Senior Trust Certificates in an amount equal to the sum of (i) the outstanding principal amount of all Senior Trust Certificates to be prepaid at the time of prepayment, plus (ii) accrued and unpaid interest thereon, and Additional Amounts, if any, in respect of all Senior Trust Certificates plus (iii) the Break Amount plus (iv) all other amounts payable by the Trustee in respect of the Senior Trust Certificates; provided, however, that no notice of prepayment may be given earlier than 60 days prior to the earliest date on which, but for such prepayment, the Trustee would be obligated to pay such Additional Amounts if a payment in respect of the Senior Trust Certificates were then due. Prior to

                                 Exhibit A-2-8
publication of any such notice of prepayment, the Trustee shall deliver (or cause to be delivered) to the Senior Certificate Holders the documents that are required to be delivered to the Trustee by Petrobras Finance pursuant to Section 5.1(b)(iii) of the Receivables Purchase Agreement.

      8. Notice of Prepayment. Notice of prepayment shall include the information and be mailed as required in the Trust Deed at least 30 days but not more than 60 days before the Prepayment Date to each Senior Certificate Holder whose Senior Trust Certificates are to be prepaid. If the Trustee complies with the provisions set forth in the Trust Deed, on and after the Prepayment Date, interest shall cease to accrue on the relevant Series of Senior Trust Certificates, or, in the case of a mandatory prepayment, the portions of such Senior Trust Certificates, to be prepaid.

      9. Additional Prepayment Terms. If a Senior Trust Certificate is prepaid on or after a Regular Record Date but on or prior to the related Payment Date, then all amounts in respect of such prepayment shall be paid to the Person in whose name such Senior Trust Certificate was registered at the close of business on such Regular Record Date. If any Senior Trust Certificate called for prepayment shall not be so paid upon surrender for prepayment because of the failure of the Trustee to comply with the provisions set forth in the Trust Deed, interest shall be paid on the outstanding principal, from the Prepayment Date until such principal is paid, and to the extent lawful, on any interest not paid on such outstanding principal, in each case at the Certificate Rate of Interest.

      10. Mandatory Prepayment. Pursuant to the provisions set forth in the Trust Deed, the Trustee shall prepay, in whole or in part, the Senior Trust Certificates upon the occurrence and continuation of a Mandatory Prepayment Event. If less than all of the Senior Trust Certificates are to be prepaid, the Trustee shall prepay the Senior Trust Certificates pro rata among the Senior Trust Certificates of all Series. Upon surrender of a Senior Trust Certificate that is prepaid in part, the Trustee shall issue to such Senior Certificate Holder (at the expense of the Trustee) a new Senior Trust Certificate equal in principal amount to the remaining unpaid portion of such Senior Trust Certificate surrendered.

      11. Denominations. The Senior Trust Certificates (other than those issued following a mandatory prepayment in part of the Senior Trust Certificates) shall be issued in minimum denominations of US$100,000 and integral multiples of US$1,000 in excess thereof.

      12. Persons Deemed Owners. The registered Senior Certificate Holder may be treated by the Registrar as the absolute owner of such Senior Trust Certificate for all purposes whatsoever.

      13. Amendment, Supplement, Waiver. Subject to the ultimate sentence of this paragraph, the Trust Deed and the Senior Trust Certificates may be amended or supplemented in a Supplemental Trust Deed with the consent of Controlling Parties representing more than 66 2/3% of the aggregate outstanding principal amount of the Senior Trust Certificates. Without notice to or the consent of the Senior Certificate Holders or Controlling Parties, and without a Rating Affirmation, the Trustee may (having given notice to the Rating Agencies), at any time and from time to time, execute one or more Supplemental Trust Deeds for any of the purposes set forth in Section 11.01 of the Trust Deed. Notwithstanding the foregoing, no such Supplemental Trust

                                 Exhibit A-2-9

Deed shall be executed without (i) the consent of each Controlling Party of each Series and the consent of each Senior Certificate Holder of each outstanding Senior Trust Certificate affected thereby and (ii) a Rating Affirmation, if the effect of such Supplemental Trust Deed would be any of the events described in
Section 11.02 of the Trust Deed.

      14. Specified Events, Accumulation Events, Termination Events. Upon the occurrence of any Specified Event, Accumulation Event or Termination Event, the Trustee shall have the remedies set forth in Article IX of the Trust Deed.

      15. Trustee Dealings with Senior Trust Certificates. U.S. Bank, Cayman Islands Branch, and each other Person acting as Successor trustee or co-trustee under the Trust Deed, in its individual or any other capacity and its Affiliates, may deal with the Senior Trust Certificates with the same rights it would have if it were not the Trustee.

      16. No Recourse Against Others. A director, Authorized Officer, employee, agent, manager, interest holder or stockholder, as such, of the Trustee, shall not have any liability for any obligation of the Trustee under the Senior Trust Certificates or the Trust Deed or for any claim based on, in respect of or by reason of such obligations or their creation. Each Senior Certificate Holder, by accepting a Senior Trust Certificate, waives and releases all such liability.

      The obligations of the Trustee under the Trust Deed and the Senior Trust Certificates shall be non-recourse to the assets of the Trustee and payable only out of the Trust Property. The Trustee has, and each Senior Certificate Holder, by accepting a Senior Trust Certificate shall be deemed to have, agreed in the Trust Deed that neither the Trustee in its individual capacity nor its assets (other than the Trust Property), shall be liable for any of the obligations of the Trustee under the Trust Deed or the Senior Trust Certificates except as expressly provided in the Trust Deed.

      17. Abbreviations. Customary abbreviations may be used in the name of a Senior Certificate Holder or an assignee, such as: TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

      18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Trustee shall cause CUSIP numbers to be printed on the Senior Trust Certificates as a convenience to the Senior Certificate Holders. No representation is made as to the accuracy of such numbers as printed on the Senior Trust Certificates and reliance may be placed only on the other identification numbers printed hereon.

      19. Governing Law. This Senior Trust Certificate shall be governed by and construed in accordance with the law of the Cayman Islands.

                                 Exhibit A-2-10

                              AMORTIZATION SCHEDULE

                                 Exhibit A-2-11

ASSIGNMENT FORM

To assign this Senior Trust Certificate, fill in the form below:

I or we assign and transfer this Senior Trust Certificate to:

_____________________________________________________
(Insert assignee's social security or tax I.D. no.)



_____________________________________________________

_____________________________________________________

_____________________________________________________

_____________________________________________________
(Print or type assignee's name, address and zip code)



and irrevocably appoint________________________________________________ as agent to transfer this Senior Trust Certificate on the books of the Trustee. The agent may substitute another to act for him.



_____________________________________________________



Your Signature: ________________________________________________________________
(Sign exactly as your name appears on the other side of this Senior Trust Certificate)



Date: _____________________



Signature Guarantee:__________________________________________


                                 Exhibit A-2-12

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE*

The following exchanges of a part of this Global Certificate for definitive Senior Trust Certificates have been made:

                                                                              Principal amount of
                                                                                  this Global
                          Amount of decrease        Amount of increase            Certificate
                          in principal amount       in principal amount         following such            Signature of
                            of this Global            of this Global             decrease (or           Authorized Officer
  Date of Exchange            Certificate               Certificate                increase)               of Trustee
---------------------   -----------------------   ------------------------   -----------------------   ----------------------


----------
* This should be included only if the Senior Trust Certificate is issued in global Form


                                 Exhibit A-2-13

                                                                     Exhibit B-1
                                                               to the Trust Deed

                        FORM OF JUNIOR TRUST CERTIFICATE

THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN WHOLE OR IN PART EXCEPT TO PETROBRAS FINANCE LTD. OR ANOTHER WHOLLY-OWNED SUBSIDIARY OF PETROLEO BRASILEIRO S.A. - PETROBRAS. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES THAT IT SHALL DELIVER TO EACH PERSON TO WHOM THIS JUNIOR TRUST CERTIFICATE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND THAT ANY PURPORTED TRANSFER IN VIOLATION OF THE FOREGOING RESTRICTIONS SHALL BE VOID AND WITHOUT EFFECT. THE TRUST DEED CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

Certificate Number:                         Number of Junior Trust Certificates:
        [ ]                                                [ ]

                       PF Export Receivables Master Trust

                   [ ]% JUNIOR TRUST CERTIFICATE, SERIES [ ],
                                     DUE [      ]

     U.S. Bank, National Association, Cayman Islands Branch, solely in its capacity as Trustee (the "Trustee") of the PF Export Receivables Master Trust, a Cayman Islands trust (the "Trust"), hereby certifies that [Petrobras Finance Ltd.] [name of the other wholly-owned Subsidiary of Petrobras] (the "Registered Holder") is the registered owner of this Junior Trust Certificate, Series [__], of the Trust (a "Junior Trust Certificate"), which Junior Trust Certificate represents a junior subordinated undivided beneficial interest in the Trust Property (other than the Charitable Property) referred to herein. Subject to the restrictions contained herein and in the Trust Deed, this Junior Trust Certificate is transferable on the books and records of the Trustee, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of this Junior Trust Certificate represented hereby is issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Deed, dated December 21, 2001, as the same may be amended or supplemented from time to time (the "Trust Deed"),
as supplemented by the Series [ ] Junior Supplemental Trust Deed dated [      ].
Capitalized terms used herein but not defined shall have the meaning given to them in the Trust Deed. The Trustee shall provide a copy of the Trust Deed to each Junior Certificate Holder without charge upon written request to the Trustee at: U.S. Bank, National Association, Cayman Islands Branch, c/o IBJ Whitehall Bank and Trust Company, P.O. Box 1040 GT, Grand Cayman, Cayman Islands, British West Indies.

                                 Exhibit B-1-1

     Additional provisions of this Junior Trust Certificate are set forth on the other side of this Junior Trust Certificate.

                                 Exhibit B-1-2

     In Witness Whereof, the Trustee has caused this Junior Trust Certificate to be signed manually by its duly Authorized Officer and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

                                       Citibank, N.A.,
                                          as Trust Adminstrator for
                                          PF Export Receivables Master Trust

                                       [Seal]

                                       By:____________________________
                                          Name:
                                          Title:

                                 Exhibit B-1-3

                  [Form of Reverse of Junior Trust Certificate]

                       PF Export Receivables Master Trust

                         [__]% JUNIOR TRUST CERTIFICATE,
                               SERIES [_], DUE [     ]

     This Junior Trust Certificate is one of a duly authorized issue of [ ]%
Junior Trust Certificates, Series [_], due [      ], of the Trustee issued under
the Trust Deed, to which Trust Deed reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Trustee and the Junior Certificate Holders and of the terms upon which the Junior Trust Certificates are, and are to be, authenticated and delivered.

     This Junior Trust Certificate represents a junior, subordinated undivided beneficial interest in the Trust Property (other than the Charitable Property) and ranks junior to the Senior Trust Certificates on the terms and conditions set forth in the Trust Deed. This Junior Trust Certificate shall rank in right of payment and otherwise at least pari passu, without any preference among the other Junior Trust Certificates, with all existing and future junior subordinated beneficial interests in the Trust Property. Additional Junior Trust Certificates may be issued from time to time in one or more series by the execution of a Supplemental Trust Deed and only in accordance with the Trust Deed. Each Junior Trust Certificate shall bear interest at a fixed rate of [ ]% per annum (the "Certificate Rate of Interest"). The Trustee shall pay interest and Additional Amounts, if any, quarterly on March 17, June 17, September 17 and December 17 of each year (each, a "Payment Date") beginning on [________] or if any such day is not a Business Day, on the next succeeding Business Day. Interest shall accrue on the outstanding principal amount of each Junior Trust Certificate from and including the date of issuance of such Junior Trust Certificate to, but excluding the Final Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The principal amount of the Junior Trust Certificates shall be due and payable on the 16/th/ day following the latest Final Scheduled Principal Payment Date for any Series of the Senior Trust Certificates then outstanding. Notwithstanding the foregoing and except as otherwise expressly set forth in the Trust Deed, no payment on account of the principal, interest or other amounts due on the Junior Trust Certificates (and no payment on account of the prepayment or other acquisition of the Junior Trust Certificates) shall be made unless and until the principal of and any other amounts then due on, or to become due on, the Senior Trust Certificates shall have been indefeasibly paid in full in cash. The Junior Trust Certificates may be prepaid under the circumstances described in, and in accordance with the provisions of, the Trust Deed.

     This Junior Trust Certificate shall be governed by and construed in accordance with the law of the Cayman Islands.

                                 Exhibit B-1-4

                                 ASSIGNMENT FORM

To assign this Junior Trust Certificate, fill in the form below:

I or we assign and transfer this Junior Trust Certificate to:

___________________________________________________________
(Insert assignee's social security or tax I.D. no.)



___________________________________________________________

___________________________________________________________

___________________________________________________________

___________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________ as agent to transfer this Junior Trust Certificate on the books of the Trustee. The agent may substitute another to act for him.

___________________________________________________________


Your Signature:__________________________________________________________
(Sign exactly as your name appears on the other side of this Junior Trust Certificate)


Date:__________________


Signature Guarantee:_______________________________________

                                 Exhibit B-1-5

                                                                     Exhibit B-2
                                                               to the Trust Deed

                 FORM OF FLOATING RATE JUNIOR TRUST CERTIFICATE

THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN WHOLE OR IN PART EXCEPT TO PETROBRAS FINANCE LTD. OR ANOTHER WHOLLY-OWNED SUBSIDIARY OF PETROLEO BRASILEIRO S.A. - PETROBRAS. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES THAT IT SHALL DELIVER TO EACH PERSON TO WHOM THIS JUNIOR TRUST CERTIFICATE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND THAT ANY PURPORTED TRANSFER IN VIOLATION OF THE FOREGOING RESTRICTIONS SHALL BE VOID AND WITHOUT EFFECT. THE TRUST DEED CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

Certificate Number:                         Number of Junior Trust Certificates:
        [ ]                                                [ ]

                       PF Export Receivables Master Trust

                                 US$____________
               FLOATING RATE JUNIOR TRUST CERTIFICATE, SERIES [ ],
                                     DUE [      ]

     U.S. Bank, National Association, Cayman Islands Branch, solely in its capacity as Trustee (the "Trustee") of the PF Export Receivables Master Trust, a Cayman Islands trust (the "Trust"), hereby certifies that [Petrobras Finance Ltd.] [name of the other wholly-owned Subsidiary of Petrobras] (the "Registered Holder") is the registered owner of this Junior Trust Certificate, Series [ ], of the Trust (a "Junior Trust Certificate"), which Junior Trust Certificate represents a junior subordinated undivided beneficial interest in the Trust Property (other than the Charitable Property) referred to herein. Subject to the restrictions contained herein and in the Trust Deed, this Junior Trust Certificate is transferable on the books and records of the Trustee, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of this Junior Trust Certificate represented hereby is issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Deed, dated December 21, 2001, as the same may be amended or supplemented from time to time (the "Trust Deed", as supplemented by the Series [ ] Junior Supplemental Trust Deed dated [__________] (the "Supplemental Trust Deed")). Capitalized terms used herein but not defined shall have the meaning given to them in the Trust Deed. The Trustee shall provide a copy of the Trust Deed to each Junior Certificate Holder without charge upon written request to the Trustee at: U.S. Bank, National Association, Cayman Islands Branch, c/o IBJ Whitehall Bank and Trust Company, P.O. Box 1040 GT, Grand Cayman, Cayman Islands, British West Indies.

                                 Exhibit B-1-1

     Additional provisions of this Junior Trust Certificate are set forth on the other side of this Junior Trust Certificate.

                                 Exhibit B-1-2

     In Witness Whereof, the Trustee has caused this Junior Trust Certificate to be signed manually by its duly Authorized Officer and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

                                      Citibank, N.A.,
                                         as Trust Administrator for PF Export
                                         Receivables Master Trust

                                      [Seal]

                                      By:_______________________________________
                                         Name:
                                         Title:

                                 Exhibit B-1-3

               [Reverse of Floating Rate Junior Trust Certificate]

                       PF Export Receivables Master Trust

                     FLOATING RATE JUNIOR TRUST CERTIFICATE,
                               SERIES [ ], DUE [ ]

     This Junior Trust Certificate is one of a duly authorized issue of Floating Rate Junior Trust Certificates, Series [ ], due [ ], of the Trustee issued under the Trust Deed, to which Trust Deed reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Trustee and the Junior Certificate Holders and of the terms upon which the Junior Trust Certificates are, and are to be, authenticated and delivered.

     This Junior Trust Certificate represents a junior, subordinated undivided beneficial interest in the Trust Property (other than the Charitable Property) and ranks junior to the Senior Trust Certificates on the terms and conditions set forth in the Trust Deed. This Junior Trust Certificate shall rank in right of payment and otherwise at least pari passu, without any preference among the other Junior Trust Certificates, with all existing and future junior subordinated beneficial interests in the Trust Property. Additional Junior Trust Certificates may be issued from time to time in one or more series by the execution of a Supplemental Trust Deed and only in accordance with the Trust Deed. Each Junior Trust Certificate shall bear interest at the rate set forth in
Section 2.3 of the Supplemental Trust Deed. The Trustee shall pay interest and Additional Amounts, if any, quarterly on March 17, June 17, September 17 and December 17 of each year (each, a "Payment Date") beginning on [_________], or if any such day is not a Business Day, on the next succeeding Business Day. Interest shall accrue on the outstanding principal amount of each Junior Trust Certificate from and including the date of issuance of such Junior Trust Certificate to, but excluding the Final Payment Date. Interest shall be computed on the basis of a 360-day year and actual number of days elapsed. The principal amount of the Junior Trust Certificates shall be due and payable on the 16/th/ day following the latest Final Scheduled Principal Payment Date for any Series of the Senior Trust Certificates then outstanding. Notwithstanding the foregoing and except as otherwise expressly set forth in the Trust Deed, no payment on account of the principal, interest or other amounts due on the Junior Trust Certificates (and no payment on account of the prepayment or other acquisition of the Junior Trust Certificates) shall be made unless and until the principal of and any other amounts then due on, or to become due on, the Senior Trust Certificates shall have been indefeasibly paid in full in cash. The Junior Trust Certificates may be prepaid under the circumstances described in, and in accordance with the provisions of, the Trust Deed.

     This Junior Trust Certificate shall be governed by and construed in accordance with the law of the Cayman Islands.

                                 Exhibit B-1-4

                                 ASSIGNMENT FORM

To assign this Junior Trust Certificate, fill in the form below:

I or we assign and transfer this Junior Trust Certificate to:

___________________________________________________________
(Insert assignee's social security or tax I.D. no.)



___________________________________________________________

___________________________________________________________

___________________________________________________________

___________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________ as agent to transfer this Junior Trust Certificate on the books of the Trustee. The agent may substitute another to act for him.


__________________________________________________________


Your Signature: ________________________________________________________________
(Sign exactly as your name appears on the other side of this Junior Trust Certificate)


Date:___________________


Signature Guarantee:_________________________________________

                                 Exhibit B-1-5

                                                                       Exhibit C
                                                               to the Trust Deed

              FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SENIOR TRUST CERTIFICATES

Re: [______]% [floating rate] Series [______] Senior Trust Certificates due [______] of PF Export Receivables Master Trust

         This Trust Certificate relates to US$[______] aggregate principal amount of Senior Trust Certificates held in * [______] book-entry or *[______] definitive form by [______] (the "Transferor").

         The Transferor *:

     [_] has requested the Registrar by written order to deliver to a transferee, in exchange for its beneficial interest in an Unrestricted Global Certificate, a beneficial interest in a Restricted Global Certificate equal to its beneficial interest in such Unrestricted Global Certificate (or the portion thereof indicated above); or

     [_] has requested the Registrar by written order to deliver to a transferee, in exchange for its beneficial interest in a Restricted Global Certificate, a beneficial interest in an Unrestricted Global Certificate equal to its beneficial interest in such Restricted Global Certificate (or the portion thereof indicated above); or

     [_] has requested the Trustee by written order to deliver to a transferee, in exchange for Definitive Trust Certificates, beneficial interests in a Restricted Global Certificate equal to the aggregate outstanding amount of such Definitive Trust Certificates; or

     [_] has requested the Trustee by written order to deliver to a transferee, in exchange for Definitive Trust Certificates, beneficial interests in an Unrestricted Global Certificate equal to the aggregate outstanding amount of such Definitive Trust Certificates; or

     [_] has requested the Registrar by written order to deliver to a transferee, in exchange for Definitive Trust Certificates, Definitive Trust Certificates equal in aggregate outstanding amount to the aggregate outstanding amount of such Definitive Trust Certificates.

In connection with such request and in respect of each such Senior Trust Certificate, the Transferor does hereby certify that the Transferor is familiar with this Trust Deed relative to the above captioned Senior Trust Certificates and that the transfer of this Senior Trust Certificate does not require registration under the Securities Act (as defined below) because:*

     [_] Such Senior Trust Certificate is being transferred to a Person who the Transferor believes is a "qualified institutional buyer" as defined in Rule 144A under the

------------------

*   Check applicable box.

                                  Exhibit C-1

               Securities Act of 1933, as amended (the "Securities Act"), and in a transaction meeting the requirements of Rule 144A.

     [_] Such Senior Trust Certificate is being transferred in accordance with Regulation S in a transaction that is an "off-shore transaction" and does not involve any "directed selling efforts" as those items are defined in Regulation S, and, if such transfer occurs within the first 40 days from the issuance of the Senior Trust Certificate, the transferor is not a U.S. person or located in the United States.

     [_] Transferor is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) and (7) under the Securities Act and is taking delivery of the Senior Trust Certificates in the form of Definitive Certificates.

     [_] Such Senior Trust Certificate is being transferred in accordance with any applicable securities laws at any state of the United States or any other jurisdiction.

                                  Exhibit C-2

                                    ____________________________________________
                                      [name of Transferor]

                                    By:_________________________________________
                                      Name:
                                      Title:
                                      Address:


Date:  _______________________________

                                  Exhibit C-3

                                                                       Exhibit D
                                                               to the Trust Deed

                 FORM OF INSTITUTIONAL ACREDITED INVESTOR LETTER

                                                         [____________], 20[___]

U.S. Bank, National Association,
  Cayman Islands Branch
P.O. Box 1040GT
Grand Cayman, Cayman Islands
British West Indies

Petroleo Brasileiro S.A. - PETROBRAS
Avenida Republica do Chile, 65
20035-900 Rio de Janeiro - RJ
Brazil

Re: PF Export Receivables Master Trust (the "Trust") U.S.$[__________] % Senior Trust Certificates, Series 2001, due [______], 20[___]
     (the "Certificates")

Ladies and Gentlemen:

     In connection with our proposed purchase of US$[______] of the Certificates we confirm that:

     1. We have received a copy of the preliminary offering memorandum dated November 29, 2001 (the "Offering Memorandum") relating to the Certificates and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree with the matters stated in the section entitled "Notice to Investors" in the Offering Memorandum. We acknowledge that none of Petroleo Brasileiro S.A. -- PETROBRAS ("Petrobras") nor any Person representing Petrobras, has made any representation with respect to the offer and sale of the Certificates.

     2. We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the trust deed, dated December [__], 2001 (the "Trust Deed"), by U.S. Bank, National Association, Cayman Islands Branch, as trustee (the "Trustee"), relating to the Certificates, and we agree to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the U.S. Securities Act of 1933, as amended (the "Securities Act").

     3. We are purchasing Certificates having an aggregate principal amount of not less than US$100,000 and each account (if any) for which we are purchasing Certificates is purchasing Certificates having an aggregate principal amount of not less than US$100,000.

     4. We understand that the Certificates have not been registered under the Securities Act, that the Certificates are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act and that the Certificates may not be offered or resold except as

                                  Exhibit D-1
permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that, if we should sell any Certificates within two years after the later of the original issuance of such Certificate and the last date on which such Certificate is owned by Petrobras, the Trustee or any affiliate of any of such Person, we will do so only (A) to Petrobras or its affiliates, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein) (a "QIB"), (C) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) who is not a QIB who delivers to the Trustee a letter (substantially in the form of this letter) containing certain representation and agreements or (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, and we further agree to provide to any Person purchasing any of the Certificates from us a notice advising such purchaser that resales of the Certificates are restricted as stated herein.

     5. We understand that, on any proposed resale of any Certificates, we will be required to furnish to Petrobras and the Trustee such certifications, legal opinions and other information as Petrobras and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

     6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investments.

     7. We are acquiring the Certificates purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and not with a view to any distribution of the Certificates, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

     8. You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy thereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered thereby.

     9. We acknowledge and agree for the benefit of the Trustee that we are entitled to the benefit of, and are bound by, all of the provisions of the Trust Deed and the Trust Certificates.

     10. We acknowledge and agree that the Trustee reserves the right to request such information as is necessary to verify our identity and the source of the payment of any proposed investment. We acknowledge and agree that in the event of delay or failure by us to produce any information required for verification purposes, an application for the acquisition of the Trust Certificates and the investment monies relating to such acquisition may be refused.

                                  Exhibit D-2

                                      Very truly yours,


                                      By:_______________________________________
                                         Name:
                                         Title:


Securities To Be Purchased:

US$____________________________

                                  Exhibit D-3

                                                                     Exhibit E-1
                                                               to the Trust Deed

                       FORM OF SUPPLEMENTAL TRUST DEED FOR
                       FIXED RATE SENIOR TRUST CERTIFICATE

                          ____________________________


                       SERIES [ ] SUPPLEMENTAL TRUST DEED


                        dated as of [__________________]


                                      among


             U.S. BANK, NATIONAL ASSOCIATION, CAYMAN ISLANDS BRANCH,
                         acting solely as trustee of the

                       PF EXPORT RECEIVABLES MASTER TRUST

                                       and

                                 CITIBANK, N.A.,
                             as Trust Administrator

                    providing for the creation of an issue of
                 $_______ Fixed Rate Senior Trust Certificates,
                              Series [ ], due _____

                          ____________________________

                                 Exhibit E-1-1

         SERIES [ ] SUPPLEMENTAL TRUST DEED, dated as of [__________] (the "Series [ ] Supplemental Trust Deed"), to the Amended and Restated Trust Deed dated December 21, 2001, as amended or supplemented from time to time (the "Trust Deed"), among U.S. Bank, National Association, Cayman Islands Branch, acting solely in its capacity as trustee (in such capacity, together with its successors, the "Trustee") of the PF Export Receivables Master Trust (the "Trust"), and Citibank, N.A., as Trust Administrator (in such capacity, the "Trust Administrator").

         WHEREAS, the Trustee, the Paying Agent, the Transfer Agent, the Registrar, the Depositary Bank and the Servicer have heretofore executed and delivered the Trust Deed to provide for the issuance of the Senior Trust Certificates (as defined in the Trust Deed) to be issued in one or more Series;

         WHEREAS, Section 2.01(a) of the Trust Deed provides that Senior Trust Certificates may be issued from time to time by the execution of a Supplemental Trust Deed and in accordance with Section 2.01, Article IV and Article XI thereof;

         WHEREAS, the Trustee desires to issue a Series of Senior Trust Certificates to be designated as hereinafter provided and desires to enter into this Series [ ] Supplemental Trust Deed for the purpose of establishing the designation, terms and provisions of the Senior Trust Certificates of such Series;

         WHEREAS, all action on the part of the Trustee necessary to authorize the issuance of said Senior Trust Certificates under the Trust Deed and this Series [ ] Supplemental Trust Deed (the Trust Deed, as supplemented by this Series [ ] Supplemental Trust Deed, being hereinafter called the "Trust Deed") has been duly taken; and

         WHEREAS, all acts necessary to make said Senior Trust Certificates, when executed by the Trustee as provided in the Trust Deed, senior unsubordinated undivided beneficial interests in the Trust Property (other than the Charitable Property), and to make this Series [ ] Supplemental Trust Deed a valid and binding agreement in accordance with its terms and the terms of the Trust Deed upon the Trustee, have been done and performed, and the execution of this Series [ ] Supplemental Trust Deed and the creation and issuance under the Trust Deed of said Senior Trust Certificates have in all respects been duly authorized, and the Trustee, in the exercise of the legal right and power vested in it, executes this Series [ ] Supplemental Trust Deed and proposes to create, execute, issue and deliver said Senior Trust Certificates.

         NOW, THEREFORE, in order to establish the designation, terms and provisions of, and to authorize the authentication and delivery of, said Senior Trust Certificates, and in consideration of the purchase of the said Senior Trust Certificates by the Senior Certificate Holders and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all the Senior Certificate Holders established pursuant hereto, as follows:

                                 Exhibit E-1-2

                                    ARTICLE 1
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         (a) Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Trust Deed.

         (b) For all purposes of this Series [ ] Supplemental Trust Deed, except as otherwise expressly provided or unless the context otherwise requires, the following terms have the following meanings (such meanings apply equally to both the singular and plural forms of the respective terms):

         "Calculation Agent" means Citibank, N.A., or any successor thereto.

         "Series [  ] Senior Trust Certificate Rate" means ___% per annum.

         "Series [ ] Senior Trust Certificates" has the meaning given to that term in Section 2.1 hereof.

                                    ARTICLE 2
                   THE TERMS OF THE SENIOR TRUST CERTIFICATES

         SECTION 2.1. Terms of Series [ ] Senior Trust Certificates Due [ ]. There is hereby created one Series of Senior Trust Certificates designated the "Fixed Rate Senior Trust Certificates, Series [ ], due _____", in the initial aggregate principal amount of US$_______ (the "Series [ ] Senior Trust Certificates"), to be sold to the Initial Purchasers pursuant to the Purchase Agreement dated as of [__________] among [___________] and [___________], as
Representative of the Initial Purchasers. Pursuant to Section 1.01(b) of the Trust Deed, the Trustee declared that it shall hold all estate, right, title and interest in and to the Trust Property, other than Charitable Property, upon trust for the use and benefit of the Senior Certificate Holders, the Junior Certificate Holders and the Enhancers in accordance with the terms and provisions of the Trust deed and the Trustee now further declares that the holders of the Series [ ] Senior Trust Certificates shall be entitled to such interests in the Trust Property, other than Charitable Property, as are set out in this Supplemental Trust Deed and are subject to the provisions and terms of the Trust Deed. The Series [ ] Senior Trust Certificates may forthwith be executed and delivered by the Trustee in accordance with the provisions of
Section 2.03 of the Trust Deed.

         SECTION 2.2. Form of Series [ ] Senior Trust Certificates; Depositary Transfer Restrictions.

         (a) The Series [ ] Senior Trust Certificates shall be issued in substantially the form set forth in Article II and Exhibit A to the Trust Deed, with such modifications as shall be required to comply with this Series [ ] Supplemental Trust Deed and each shall have, and be subject to, such other terms as provided herein and in the Trust Deed.

         (b) The Series [ ] Senior Trust Certificates shall initially be registered in the name of DTC or its nominee, shall be issued and delivered to the Trustee as custodian for DTC as Global

                                 Exhibit E-1-3

Certificates as provided in Section 2.02 of the Trust Deed and shall bear an appropriate legend in substantially the form set forth in Article II of the Trust Deed.

         SECTION 2.3.  Interest and Principal; Guarantee.

         (a) The Series [ ] Senior Trust Certificates shall bear interest on outstanding principal amounts at the Series [ ] Senior Trust Certificate Rate. Interest shall accrue on the outstanding principal amount of each Series [ ] Senior Trust Certificate from and including the date of issuance of such Series
[ ] Senior Trust Certificate to, but excluding, the Final Payment Date therefor and shall be paid on each Payment Date. To the extent permitted by applicable law, any payments due and not punctually paid on the Series [ ] Senior Trust Certificates shall bear interest until paid at the Series [ ] Senior Trust Certificate Rate plus the Default Interest Rate. Interest on the Series [ ] Senior Trust Certificates will be calculated on the basis of a 360-day year of twelve 30-day months.

         (b) The principal amount of this Series [ ] Senior Trust Certificate shall be paid in installments in accordance with the amortization schedule appearing on the reverse of this Series [ ] Senior Trust Certificate.

         [(c) Payment of principal and interest on the Series [ ] Senior Trust Certificates is guaranteed by [ ] as described in the Trust Deed.]

         SECTION 2.4.  Payment Amount Calculation.

         (a) The Calculation Agent, on each date two Business Days prior to the commencement of each Quarterly Delivery Period or Monthly Period (each such date a "Determination Date") shall calculate the amount of interest payable in respect of the relevant Quarterly Delivery Period in respect of the Series [ ] Senior Trust Certificates (each a "Payment Amount"). The Payment Amount with respect to the Series [ ] Senior Trust Certificates shall be determined using the Series [ ] Senior Trust Certificate Rate and the outstanding principal amount of the Series [ ] Senior Trust Certificates, calculated on the basis of 12 months of 30 days each, and rounding the resultant figure to the nearest $0.01 ($0.005 being rounded upwards). The determination of the Payment Amount by the Calculation Agent shall (in the absence of manifest error) be final and binding on all parties.

         (b) The Trustee will cause the Payment Amount and the Payment Date for each Quarterly Delivery Period to be notified to the Registrar no later than two Business Days after each Determination Date.

         (c) All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purpose of the provisions of this Section 2.4 by the Calculation Agent shall (in the absence of willful misconduct, bad faith or manifest error) be binding on the Trustee and all of the Series [ ] Senior Certificate Holders, and no liability shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

                                 Exhibit E-1-4

         SECTION 2.5. Prepayment. In the case of any full or partial prepayment pursuant to Article III of the Trust Deed, the prepayment price shall be the price set forth in Article III of the Trust Deed.

         SECTION 2.6. Restrictions on Transfer and Exchange of Initial Senior Trust Certificates. All Series [ ] Senior Trust Certificates issued hereunder and all Senior Trust Certificates issued upon registration of transfer of, or in exchange for, the Series [ ] Senior Trust Certificates issued hereunder, shall be subject to the restrictions on transfer provided in the Trust Deed and the legends set forth on such Senior Trust Certificates.

         SECTION 2.7. References to Interest and Principal. For the avoidance of doubt, any reference in this Series [ ] Supplemental Trust Deed or any Series [ ] Senior Trust Certificates to the payment of principal and interest in connection with the Series [ ] Senior Trust Certificates shall be construed to mean payments by means of distributions out of the Trust Property.

                                    ARTICLE 3
                                  MISCELLANEOUS

         SECTION 3.1. Execution of Supplemental Trust Deed. This Series [ ] Supplemental Trust Deed constitutes a Supplemental Trust Deed to the Trust Deed and, as provided in the Trust Deed, this Series [ ] Supplemental Trust Deed forms a part thereof.

         SECTION 3.2. Maintenance of Listing. So long as any Series [ ] Senior Trust Certificates remain outstanding, the Trustee shall use all reasonable efforts to list and to maintain the listing of such Series [ ] Senior Trust Certificates on the Luxembourg Stock Exchange and to comply with the relevant Luxembourg Stock Exchange listing rules.

         SECTION 3.3. Source of Payments Limited; Rights and Liabilities of the Trustee. All Series [ ] Senior Trust Certificates issued hereunder shall be subject to the limitations on liability and limitations on recourse provided in the Trust Deed.

         SECTION 3.4. Counterparts. This Series [ ] Supplemental Trust Deed may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one of the same instrument.

         SECTION 3.5. Governing Law. THIS Series [ ] Supplemental Trust Deed AND EACH SERIES [ ] SENIOR TRUST CERTIFICATE ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS.

                                 Exhibit E-1-5

         IN WITNESS WHEREOF, the parties have caused this Series [ ] Supplemental Trust Deed to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                U.S. BANK, NATIONAL ASSOCIATION,
                                    CAYMAN ISLANDS BRANCH,
                                         as Trustee for PF Export Receivables
                                         Master Trust

                                By:_____________________________________________
                                   Name:
                                   Title:



                                CITIBANK, N.A.
                                   as Trust Administrator for PF Export
                                   Receivables Master Trust



                                By:_____________________________________________
                                   Name:
                                   Title:

                                  Exhibit E-1-6

                                                                     Exhibit E-2
                                                               to the Trust Deed

                       FORM OF SUPPLEMENTAL TRUST DEED FOR
                     FLOATING RATE SENIOR TRUST CERTIFICATE

                          ____________________________



                       SERIES [ ] SUPPLEMENTAL TRUST DEED

                           dated as of [____________]


                                      among


             U.S. BANK, NATIONAL ASSOCIATION, CAYMAN ISLANDS BRANCH,
                            solely as trustee of the

                       PF EXPORT RECEIVABLES MASTER TRUST

                                       and

                                 CITIBANK, N.A.,
                             as Trust Administrator

                    providing for the creation of an issue of
               $_________ Floating Rate Senior Trust Certificates,
                              Series [ ], due ____


                          ____________________________

                                  Exhibit E-2-1

     SERIES [ ] SUPPLEMENTAL TRUST DEED, dated as of [__________] (the "Series
[ ] Supplemental Trust Deed"), to the Amended and Restated Trust Deed dated December 21, 2001, as amended or supplemented from time to time (the "Trust Deed") among U.S. Bank, National Association, Cayman Islands Branch, acting solely in its capacity as trustee (in such capacity, together with its successors, the "Trustee") of the PF Export Receivables Master Trust (the "Trust") and Citibank, N.A., as Trust Administrator (in such capacity, the "Trust Administrator").

     WHEREAS, the Trustee, the Paying Agent, the Transfer Agent, the Registrar, the Depositary Bank and the Servicer have heretofore executed and delivered the Trust Deed to provide for the issuance of the Senior Trust Certificates (as defined in the Trust Deed) to be issued in one or more Series;

     WHEREAS, Section 2.01(a) of the Trust Deed provides that Senior Trust Certificates may be issued from time to time by the execution of a Supplemental Trust Deed and in accordance with Section 2.01, Article IV and Article XI thereof;

     WHEREAS, the Trustee desires to issue a Series of Senior Trust Certificates to be designated as hereinafter provided and desires to enter into this Series
[ ] Supplemental Trust Deed for the purpose of establishing the designation, terms and provisions of the Senior Trust Certificates of such Series;

     WHEREAS, all action on the part of the Trustee necessary to authorize the issuance of said Senior Trust Certificates under the Trust Deed and this Series
[ ] Supplemental Trust Deed (the Trust Deed, as supplemented by this Series [ ] Supplemental Trust Deed, being hereinafter called the "Trust Deed") has been duly taken; and

     WHEREAS, all acts necessary to make said Senior Trust Certificates, when executed by the Trustee as provided in the Trust Deed, senior unsubordinated undivided beneficial interests in the Trust Property (other than the Charitable Property), and to make this Series [ ] Supplemental Trust Deed a valid and binding agreement in accordance with its terms and the terms of the Trust Deed upon the Trustee, have been done and performed, and the execution of this Series
[ ] Supplemental Trust Deed and the creation and issuance under the Trust Deed of said Senior Trust Certificates have in all respects been duly authorized, and the Trustee, in the exercise of the legal right and power vested in it, executes this Series [ ] Supplemental Trust Deed and proposes to create, execute, issue and deliver said Senior Trust Certificates.

     NOW, THEREFORE, in order to establish the designation, terms and provisions of, and to authorize the authentication and delivery of, said Senior Trust Certificates, and in consideration of the purchase of the said Senior Trust Certificates by the Senior Certificate Holders and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all the Senior Certificate Holders established pursuant hereto, as follows:

                                  Exhibit E-2-2

                                    ARTICLE 1
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     (a) Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Trust Deed.

     (b) For all purposes of this Series [ ] Supplemental Trust Deed, except as otherwise expressly provided or unless the context otherwise requires, the following terms have the following meanings (such meanings apply equally to both the singular and plural forms of the respective terms):

     "Applicable Margin" means ___% per annum.

     "Calculation Agent" means Citibank, N.A., or any successor thereto.

     "London Business Day" means a Business Day on which commercial banks are open for business (including dealings in U.S. Dollar Deposits) in the London interbank market.

     "Series [ ] Senior Trust Certificate Rate" has the meaning given to that term in Section 2.4 hereof.

     "Series [ ] Senior Trust Certificates" has the meaning given to that term in Section 2.1 hereof.

                                    ARTICLE 2
                   THE TERMS OF THE SENIOR TRUST CERTIFICATES

     SECTION 2.1. Terms of Series [ ] Senior Trust Certificates Due [____]. There is hereby created one Series of Senior Trust Certificates designated the "Floating Rate Senior Trust Certificates, Series A-2, due [____]", in the initial aggregate principal amount of US$__________ (the "Series [ ] Senior Trust Certificates"), to be sold to the Initial Purchasers pursuant to the Purchase Agreement dated as of [__________] among [__________] and [__________], as Representative of the Initial Purchasers. Pursuant to Section 1.01(b) of the Trust Deed, the Trustee declared that it shall hold all estate, right, title and interest in and to the Trust Property, other than Charitable Property, upon trust for the use and benefit of the Senior Certificate Holders, the Junior Certificate Holders and the Enhancers in accordance with the terms and provisions of the Trust deed and the Trustee now further declares that the holders of the Series [ ] Senior Trust Certificates shall be entitled to such interests in the Trust Property, other than Charitable Property, as are set out in this Supplemental Trust Deed and are subject to the provisions and terms of the Trust Deed. The Series [ ] Senior Trust Certificates may forthwith be executed and delivered by the Trustee in accordance with the provisions of
Section 2.03 of the Trust Deed.

                                  Exhibit E-2-3

     SECTION 2.2. Form of Series [ ] Senior Trust Certificates; Depositary Transfer Restrictions.

     (a) The Series [ ] Senior Trust Certificates shall be issued in substantially the form set forth in Article II and Exhibit A to the Trust Deed, with such modifications as shall be required to comply with this Series [ ] Supplemental Trust Deed and each shall have, and be subject to, such other terms as provided herein and in the Trust Deed.

     (b) The Series [ ] Senior Trust Certificates shall initially be registered in the name of DTC or its nominee, shall be issued and delivered to the Trustee as custodian for DTC as Global Certificates as provided in Section 2.02 of the Trust Deed and shall bear an appropriate legend in substantially the form set forth in Article II of the Trust Deed.

     SECTION 2.3. Interest and Principal.

     (a) The Series [ ] Senior Trust Certificates shall bear interest on outstanding principal amounts at the Series [ ] Senior Trust Certificate Rate. Interest shall accrue on the outstanding principal amount of each Series [ ] Senior Trust Certificate from and including the date of issuance of such Series
[ ] Senior Trust Certificate to, but excluding, the Final Payment Date therefor and shall be paid on each Payment Date and, when applicable, on the day following the last day of each Monthly Interest Period. To the extent permitted by applicable law, any payments due and not punctually paid on the Series [ ] Senior Trust Certificates shall bear interest until paid at the Series [ ] Senior Trust Certificate Rate plus the Default Interest Rate. Interest on the Series [ ] Senior Trust Certificates will be calculated on the basis of a 360-day year and the number of days actually elapsed.

     (b) The principal amount of this Series [ ] Senior Trust Certificate shall be paid in installments in accordance with the amortization schedule appearing on the reverse of this Series [ ] Senior Trust Certificate.

     [(c) Payment of principal and interest on the Series [ ] Senior Trust Certificates is guaranteed by [ ] as described in the Trust Deed.]

     SECTION 2.4. Series [ ] Senior Trust Certificate Rate Calculation.

     (a) For purposes of the calculation of the Series [ ] Senior Trust Certificate Rate described in Section 2.3 hereof, the "Series [ ] Senior Trust Certificate Rate" shall mean the sum of (i) LIBOR, as calculated in (b) below, which will be calculated on the second Business Day prior to the commencement of each Quarterly Delivery Period or Monthly Interest Period (each such date a "Determination Date"), plus (ii) the Applicable Margin. "Monthly Interest Period" shall mean each successive period commencing on the first Payment Date following an Acceleration Event or the last date of the immediately preceding Monthly Interest Period, as the case may be, and ending on the day immediately preceding the corresponding day in the next following calendar month.

     (b) LIBOR will be determined by the Calculation Agent and reported to the Trustee on each Determination Date as soon as practicable after 11:00 a.m. (London time) on the following basis:

                                  Exhibit E-2-4

          (i) On each Determination Date, LIBOR will be the offered quotation to leading banks for three-month U.S. dollar deposits (or, from and after the first Payment Date following an Acceleration Event, one-month U.S. Dollar deposits) as quoted by the British Banker's Association on Telerate Page 3750 on the Dow Jones Market Service (or such other page as may replace page 3750 on that service for display of such information or, if that service ceases to display such information, such page as displays such information on an equivalent service), as reported by Bloomberg Financial Commodities News at approximately 11:00 a.m. (London time) on the Determination Date in question.

          (ii) If on any Determination Date, such offered quotation does not appear on Telerate Page 3750 or such alternative service, LIBOR shall be determined on the basis of the rates at which three-month deposits in U.S. dollars (or, from and after the first Payment Date following an Acceleration Event, one-month U.S. Dollar deposits) are offered by four major banks in the London interbank market (which may include the Calculation Agent) selected by the Calculation Agent (the "Reference Banks"), at approximately 11:00 a.m. (London time) on such Determination Date to prime banks in the London interbank market in a principal amount equal to not less than $1,000,000. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the Series [ ] Senior Trust Certificate Rate will be the arithmetic mean of the quotations rounded to four decimal places, as determined by the Calculation Agent. If fewer than two quotations are provided, the Series [ ] Senior Trust Certificate Rate will be the arithmetic mean of the rates quoted by at least two major banks in New York City (which may include the New York office of the Calculation Agent), selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on such Determination Date for three-month loans (or, from and after the first Payment Date following an Acceleration Event, one-month loans) in U.S. dollars to leading European banks in a principal amount equal to not less than $1,000,000; provided that if fewer than two banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned above, LIBOR shall be the rate in effect for the previous Quarterly Delivery Period.

     (c) The Calculation Agent, in accordance with Section 2.4(b), on each Determination Date, shall determine the Series [ ] Senior Trust Certificate Rate and calculate the amount of interest payable in respect of the relevant Quarterly Delivery Period (or Monthly Interest Period, as applicable) in respect of the Series [ ] Senior Trust Certificates (each a "Payment Amount"). The Payment Amount with respect to the Series [ ] Senior Trust Certificates shall be calculated by multiplying the Series [ ] Senior Trust Certificate Rate by the outstanding principal amount of the Series [ ] Senior Trust Certificates, dividing by 360 and multiplying the resulting figure by the actual number of days in the Quarterly Delivery Period (or Monthly Interest Period, as applicable) concerned and rounding the resultant figure to the nearest $0.01 ($0.005 being rounded upwards). The determination of the Series [ ] Senior Trust Certificate Rate and the Payment Amount by the Calculation Agent shall (in the absence of manifest error) be final and binding on all parties.

     (d) The Trustee will cause the Series [ ] Senior Trust Certificate Rate, the Payment Amount and the Payment Date for each Quarterly Delivery Period (or Monthly Interest Period,

                                  Exhibit E-2-5
as applicable) to be notified to the Registrar no later than two Business Days after each Determination Date.

     (e) All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purpose of the provisions of this Section 2.4 by the Calculation Agent shall (in the absence of willful misconduct, bad faith or manifest error) be binding on the Trustee and all of the Series [ ] Senior Certificate Holders, and no liability shall attach to the Calculation Agent (or the Trustee, in the event the Calculation Agent fails to calculate the Series [ ] Senior Trust Certificate
Rate) in connection with the exercise or non-exercise by it of its powers, duties and discretions.

     SECTION 2.5. Prepayment. In the case of any full or partial prepayment pursuant to Article III of the Trust Deed, the prepayment price shall be the price set forth in Article III of the Trust Deed.

     SECTION 2.6. Restrictions on Transfer and Exchange of Initial Senior Trust Certificates. All Series [ ] Senior Trust Certificates issued hereunder and all Senior Trust Certificates issued upon registration of transfer of, or in exchange for, the Series [ ] Senior Trust Certificates issued hereunder, shall be subject to the restrictions on transfer provided in the Trust Deed and the legends set forth on such Senior Trust Certificates.

     SECTION 2.7. References to Interest and Principal. For the avoidance of doubt, any reference in this Series [ ] Supplemental Trust Deed or any Series
[ ] Senior Trust Certificates to the payment of principal and interest in connection with the Series [ ] Senior Trust Certificates shall be construed to mean payments by means of distributions out of the Trust Property.

                                    ARTICLE 3
                                  MISCELLANEOUS

     SECTION 3.1. Execution of Supplemental Trust Deed. This Series [ ] Supplemental Trust Deed constitutes a Supplemental Trust Deed to the Trust Deed and, as provided in the Trust Deed, this Series [ ] Supplemental Trust Deed forms a part thereof.

     SECTION 3.2. Maintenance of Listing. So long as any Series [ ] Senior Trust Certificates remain outstanding, the Trustee shall use all reasonable efforts to maintain the listing of such Series [ ] Senior Trust Certificates on the Luxembourg Stock Exchange and to comply with the relevant Luxembourg Stock Exchange listing rules.

     SECTION 3.3. Source of Payments Limited; Rights and Liabilities of the Trustee. All Series [ ] Senior Trust Certificates issued hereunder shall be subject to the limitations on liability and limitations on recourse provided in the Trust Deed.

     SECTION 3.4. Counterparts. This Series [ ] Supplemental Trust Deed may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one of the same instrument.

                                  Exhibit E-2-6

     SECTION 3.5. Governing Law. THIS SERIES [ ] SUPPLEMENTAL TRUST DEED AND EACH SERIES [ ] SENIOR TRUST CERTIFICATE ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS.

                                  Exhibit E-2-7

         IN WITNESS WHEREOF, the parties have caused this Series [ ] Supplemental Trust Deed to be duly executed by their respective officers duly authorized as of the day and year first above written.

                            U.S. BANK, NATIONAL ASSOCIATION,
                                CAYMAN ISLANDS BRANCH,
                                     as Trustee for PF Export Receivables
                                     Master Trust



                            By:_________________________________________________
                               Name:
                               Title:



                            CITIBANK, N.A.
                                 as Trust Administrator for PF Export
                                 Receivables Master Trust



                            By:_________________________________________________
                              Name:
                              Title:

                                 Exhibit E-2-8

                                                                     Exhibit E-3
                                                               to the Trust Deed

                       FORM OF SUPPLEMENTAL TRUST DEED FOR
                       FIXED RATE JUNIOR TRUST CERTIFICATE

                          ____________________________


           SERIES [ ] JUNIOR TRUST CERTIFICATE SUPPLEMENTAL TRUST DEED


                          dated as of [_______________]


                                      among


             U.S. BANK, NATIONAL ASSOCIATION, CAYMAN ISLANDS BRANCH,
                         acting solely as trustee of the

                       PF EXPORT RECEIVABLES MASTER TRUST

                                       and

                                 CITIBANK, N.A.,
                             as Trust Administrator

                    providing for the creation of an issue of

                    $_________ [ ]% Junior Trust Certificates

                                   Series [ ]

                          ____________________________

                                 Exhibit E-3-1

         SERIES [ ] JUNIOR TRUST CERTIFICATE SUPPLEMENTAL TRUST DEED, dated as of [_____________] (the "Series [ ] Junior Supplemental Trust Deed"), to the Trust Deed dated December 21, 2001 (the "Trust Deed") among U.S. Bank, National Association, Cayman Islands Branch, in its capacity as trustee (in such capacity, together with its successors, the "Trustee") of the PF Export Receivables Master Trust (the "Trust") and Citibank, N.A., as Trust Administrator (in such capacity, the "Trust Administrator").

         WHEREAS, the Trustee, the Paying Agent, the Transfer Agent, the Registrar, the Depositary Bank and the Servicer have heretofore executed and delivered the Trust Deed to provide for the issuance of the Trust Certificates (as defined in the Trust Deed) to be issued in one or more Series;

         WHEREAS, Section 2.01(b) of the Trust Deed provides that Junior Trust Certificates may be issued from time to time by the execution of a Supplemental Trust Deed and in accordance with Section 2.01, Article IV and Article XI thereof;

         WHEREAS, the Trustee desires to issue a Series of Junior Trust Certificates to be designated as hereinafter provided and desires to enter into this Series [ ] Junior Supplemental Trust Deed for the purpose of establishing the designation, terms and provisions of the Junior Trust Certificates of such Series;

         WHEREAS, all action on the part of the Trustee necessary to authorize the issuance of said Junior Trust Certificates under the Trust Deed and this Series [ ] Junior Supplemental Trust Deed (the Trust Deed, as supplemented by this Series [ ] Junior Supplemental Trust Deed, being hereinafter called the "Trust Deed") has been duly taken; and

         WHEREAS, all acts necessary to make said Junior Trust Certificates, when executed by the Trustee as provided in the Trust Deed, junior subordinated undivided beneficial interests in the Trust Property (other than the Charitable Property), and to make this Series [ ] Junior Supplemental Trust Deed a valid and binding agreement in accordance with its terms and the terms of the Trust Deed upon the Trustee, have been done and performed, and the execution of this Series [ ] Junior Supplemental Trust Deed and the creation and issuance under the Trust Deed of said Junior Trust Certificates have in all respects been duly authorized, and the Trustee, in the exercise of the legal right and power vested in it, executes this Series [ ] Junior Supplemental Trust Deed and proposes to create, execute, issue and deliver said Junior Trust Certificates.

         NOW, THEREFORE, in order to establish the designation, terms and provisions of, and to authorize the authentication and delivery of, said Junior Trust Certificates, and in consideration of the purchase of the said Junior Trust Certificates by the Junior Certificate Holders and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all the Junior Certificate Holders established pursuant hereto, as follows:

                                 Exhibit E-3-2

                                    ARTICLE 1
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         (a) Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Trust Deed.

         (b) For all purposes of this Series [ ] Junior Supplemental Trust Deed, except as otherwise expressly provided or unless the context otherwise requires, the following terms have the following meanings (such meanings apply equally to both the singular and plural forms of the respective terms):

         "Calculation Agent" means Citibank, N.A., or any successor thereto.

         "Series [ ] Junior Trust Certificate Rate" means [ ]% per annum.

         "Series [ ] Junior Trust Certificates" has the meaning given to that term in Section 2.1 hereof.

                                    ARTICLE 2
                   THE TERMS OF THE JUNIOR TRUST CERTIFICATES

         SECTION 2.1. Terms of Series [ ] Junior Trust Certificates. There is hereby created one Series of Junior Trust Certificates designated the "[ ]% Junior Trust Certificates, Series [ ]", in the initial aggregate principal amount of US$_________ (the "Series [ ] Junior Trust Certificates"). Pursuant to
Section 1.01(b) of the Trust Deed, the Trustee declared that it shall hold all estate, right, title and interest in and to the Trust Property, other than Charitable Property, upon trust for the use and benefit of the Senior Certificate Holders, the Junior Certificate Holders and the Enhancers in accordance with the terms and provisions of the Trust Deed and the Trustee now further declares that the holders of the Series [ ] Junior Trust Certificates shall be entitled to such interests in the Trust Property, other than Charitable Property, as are set out in this Series [ ] Junior Supplemental Trust Deed and are subject to the provisions and terms of the Trust Deed. The Series [ ] Junior Trust Certificates may be executed and delivered by the Trustee in accordance with the provisions of Section 2.03 of the Trust Deed.

         SECTION 2.2. Form of Series [ ] Junior Trust Certificates; Depositary Transfer Restrictions.

         (a) The Series [ ] Junior Trust Certificates shall be issued in substantially the form set forth in Article II and Exhibit B to the Trust Deed, with such modifications as shall be required to comply with this Series [ ] Junior Supplemental Trust Deed and each shall have, and be subject to, such other terms as provided herein and in the Trust Deed.

         (b) The Series [ ] Junior Trust Certificates shall initially be registered in the name Petrobras Finance Ltd. (or another wholly-owned subsidiary of Petrobras), and shall bear an appropriate legend in substantially the form set forth in Article II of the Trust Deed.

                                 Exhibit E-3-3

         SECTION 2.3.  Interest and Principal; Guarantee.

         (a) The Series [ ] Junior Trust Certificates shall bear interest on outstanding principal amounts at the Series [ ] Junior Trust Certificate Rate. Interest shall accrue on the outstanding principal amount of each Series [ ] Junior Trust Certificate from and including the date of issuance of such Series
[ ] Junior Trust Certificate to, but excluding, the Final Payment Date therefor and shall be paid quarterly on March 17, June 17, September 17 and December 17 of each year. Interest on the Series [ ] Junior Trust Certificates will be calculated on the basis of a 360-day year of twelve 30-day months.

         (b) The principal amount of this Series [ ] Junior Trust Certificate shall be due and payable on the 16th day following the latest Final Scheduled Principal Payment Date for any Series of the Senior Trust Certificates issued on the Closing Date.

         SECTION 2.4.  Payment Amount Calculation.

         (a) The Calculation Agent, on each date two Business Days prior to the commencement of each Quarterly Delivery Period or Monthly Period (each such date a "Determination Date") shall calculate the amount of interest payable in respect of the relevant Quarterly Delivery Period in respect of the Series [ ] Junior Trust Certificates (each a "Payment Amount"). The Payment Amount with respect to the Series [ ] Junior Trust Certificates shall be determined using the Series [ ] Junior Trust Certificate Rate and the outstanding principal amount of the Series [ ] Junior Trust Certificates, calculated on the basis of 12 months of 30 days each, and rounding the resultant figure to the nearest $0.01 ($0.005 being rounded upwards). The determination of the Payment Amount by the Calculation Agent shall (in the absence of manifest error) be final and binding on all parties.

         (b) The Trustee will cause the Payment Amount for each Quarterly Delivery Period to be notified to the Registrar no later than two Business Days after each Determination Date.

         (c) All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purpose of the provisions of this Section 2.4 by the Calculation Agent shall (in the absence of willful misconduct, bad faith or manifest error) be binding on the Trustee and all of the Series [ ] Junior Certificate Holders, and no liability shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

         SECTION 2.5. Prepayment. In the case of any full or partial prepayment pursuant to Article III of the Trust Deed, the prepayment price shall be the price set forth in Article III of the Trust Deed.

         SECTION 2.6. Restrictions on Transfer and Exchange of Initial Junior Trust Certificates. All Series [ ] Junior Trust Certificates issued hereunder and all Junior Trust Certificates issued upon registration of transfer of, or in exchange for, the Series [ ] Junior Trust Certificates issued hereunder, shall be subject to the restrictions on transfer provided in the Trust Deed and the legends set forth on such Junior Trust Certificates.

                                 Exhibit E-3-4

         SECTION 2.7. References to Interest and Principal. For the avoidance of doubt, any reference in this Series [ ] Junior Supplemental Trust Deed to the payment of principal and interest in connection with the Series [ ] Junior Trust Certificates shall be construed to mean payments by means of distributions out of the Trust Property.

                                    ARTICLE 3
                                  MISCELLANEOUS

         SECTION 3.1. Execution of Supplemental Trust Deed. This Series [ ] Junior Supplemental Trust Deed constitutes a Supplemental Trust Deed to the Trust Deed and, as provided in the Trust Deed, this Series [ ] Junior Supplemental Trust Deed forms a part thereof.

         SECTION 3.2. Counterparts. This Series [ ] Junior Supplemental Trust Deed may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one of the same instrument.

         SECTION 3.3. Governing Law. THIS SERIES [ ] JUNIOR SUPPLEMENTAL TRUST DEED AND EACH SERIES [ ] JUNIOR TRUST CERTIFICATE ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS.

                                 Exhibit E-3-5

     IN WITNESS WHEREOF, the parties have caused this Series [ ] Junior Supplemental Trust Deed to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                      U.S. BANK, NATIONAL ASSOCIATION,
                                       CAYMAN ISLANDS BRANCH,
                                        as Trustee for PF Export Receivables
                                        Master Trust

                                      By:_______________________________________
                                         Name:
                                         Title:


                                      CITIBANK, N.A.
                                         as Trust Administrator for PF Export
                                         Receivables Master Trust


                                      By:_______________________________________
                                         Name:
                                         Title:

                                 Exhibit E-3-6

                                                                     Exhibit E-4
                                                               to the Trust Deed

                       FORM OF SUPPLEMENTAL TRUST DEED FOR
                     FLOATING RATE JUNIOR TRUST CERTIFICATE

                          ----------------------------


           SERIES [ ] JUNIOR TRUST CERTIFICATE SUPPLEMENTAL TRUST DEED


                           dated as of [_____________]



                                      among

             U.S. BANK, NATIONAL ASSOCIATION, CAYMAN ISLANDS BRANCH,
                         acting solely as trustee of the

                       PF EXPORT RECEIVABLES MASTER TRUST

                                       and

                                 CITIBANK, N.A.,
                             as Trust Administrator

                    providing for the creation of an issue of
               $_________ Floating Rate Junior Trust Certificates
                                   Series [ ]

                          ----------------------------

                                 Exhibit E-4-1

     SERIES [ ] JUNIOR TRUST CERTIFICATE SUPPLEMENTAL TRUST DEED, dated as of [_____________] (the "Series [ ] Junior Supplemental Trust Deed"), to the Trust Deed dated December 21, 2001 (the "Trust Deed") among U.S. Bank, National Association, Cayman Islands Branch, in its capacity as trustee (in such capacity, together with its successors, the "Trustee") of the PF Export Receivables Master Trust (the "Trust") and Citibank, N.A., as Trust Administrator (in such capacity, "Trust Administrator").

     WHEREAS, the Trustee, the Paying Agent, the Transfer Agent, the Registrar, the Depositary Bank and the Servicer have heretofore executed and delivered the Trust Deed to provide for the issuance of the Junior Trust Certificates (as defined in the Trust Deed) to be issued in one or more Series;

     WHEREAS, Section 2.01(b) of the Trust Deed provides that Junior Trust Certificates may be issued from time to time by the execution of a Supplemental Trust Deed and in accordance with Section 2.01, Article IV and Article XI thereof;

     WHEREAS, the Trustee desires to issue a Series of Junior Trust Certificates to be designated as hereinafter provided and desires to enter into this Series [ ] Junior Supplemental Trust Deed for the purpose of establishing the designation, terms and provisions of the Junior Trust Certificates of such Series;

     WHEREAS, all action on the part of the Trustee necessary to authorize the issuance of said Junior Trust Certificates under the Trust Deed and this Series
[ ] Junior Supplemental Trust Deed (the Trust Deed, as supplemented by this Series [ ] Junior Supplemental Trust Deed, being hereinafter called the "Trust Deed") has been duly taken; and

     WHEREAS, all acts necessary to make said Junior Trust Certificates, when executed by the Trustee as provided in the Trust Deed, junior subordinated undivided beneficial interests in the Trust Property (other than the Charitable Property), and to make this Series [ ] Junior Supplemental Trust Deed a valid and binding agreement in accordance with its terms and the terms of the Trust Deed upon the Trustee, have been done and performed, and the execution of this Series [ ] Junior Supplemental Trust Deed and the creation and issuance under the Trust Deed of said Junior Trust Certificates have in all respects been duly authorized, and the Trustee, in the exercise of the legal right and power vested in it, executes this Series [ ] Junior Supplemental Trust Deed and proposes to create, execute, issue and deliver said Junior Trust Certificates.

     NOW, THEREFORE, in order to establish the designation, terms and provisions of, and to authorize the authentication and delivery of, said Junior Trust Certificates, and in consideration of the purchase of the said Junior Trust Certificates by the Junior Certificate Holders and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the benefit of the parties hereto and the equal and proportionate benefit of all the Junior Certificate Holders established pursuant hereto, as follows:

                                  Exhibit E-4-2

                                    ARTICLE 1
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     (a) Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Trust Deed.

     (b) For all purposes of this Series [ ] Junior Supplemental Trust Deed, except as otherwise expressly provided or unless the context otherwise requires, the following terms have the following meanings (such meanings apply equally to both the singular and plural forms of the respective terms):

     "Applicable Margin" means [ ]% per annum.

     "Calculation Agent" means Citibank, N.A., or any successor thereto.

     "London Business Day" means a Business Day on which commercial banks are open for business (including dealings in U.S. Dollar Deposits) in the London interbank market.

     "Series [ ] Junior Trust Certificate Rate" has the meaning given to that term in Section 2.4 hereof.

     "Series [ ] Junior Trust Certificates" has the meaning given to that term in Section 2.1 hereof.

                                    ARTICLE 2
                   THE TERMS OF THE JUNIOR TRUST CERTIFICATES

     SECTION 2.1. Terms of Series [ ] Junior Trust Certificates Due 2010. There is hereby created one Series of Junior Trust Certificates designated the "Floating Rate Junior Trust Certificates, Series [ ]", in the initial aggregate principal amount of US$_________ (the "Series [ ] Junior Trust Certificates"). Pursuant to Section 1.01(b) of the Trust Deed, the Trustee declared that it shall hold all estate, right, title and interest in and to the Trust Property, other than Charitable Property, upon trust for the use and benefit of the Senior Certificate Holders, the Junior Certificate Holders and the Enhancers in accordance with the terms and provisions of the Trust Deed and the Trustee now further declares that the holders of the Series [ ] Junior Trust Certificates shall be entitled to such interests in the Trust Property, other than Charitable Property, as are set out in this Series [ ] Junior Supplemental Trust Deed and are subject to the provisions and terms of the Trust Deed. The Series [ ] Junior Trust Certificates may be executed and delivered by the Trustee in accordance with the provisions of Section 2.03 of the Trust Deed.

     SECTION 2.2. Form of Series [ ] Junior Trust Certificates; Depositary Transfer Restrictions.

     (a) The Series [ ] Junior Trust Certificates shall be issued in substantially the form set forth in Article II and Exhibit B to the Trust Deed, with such modifications as shall be

                                 Exhibit E-4-3
required to comply with this Series [ ] Junior Supplemental Trust Deed and each shall have, and be subject to, such other terms as provided herein and in the Trust Deed.

     (b) The Series [ ] Junior Trust Certificates shall initially be registered in the name Petrobras Finance Ltd. (or another wholly-owned subsidiary of Petrobras), and shall bear an appropriate legend in substantially the form set forth in Article II of the Trust Deed.

     SECTION 2.3. Interest and Principal; Guarantee.

     (a) The Series [ ] Junior Trust Certificates shall bear interest on outstanding principal amounts at the Series [ ] Junior Trust Certificate Rate. Interest shall accrue on the outstanding principal amount of each Series [ ] Junior Trust Certificate from and including the date of issuance of such Series
[ ] Junior Trust Certificate to, but excluding, the Final Payment Date therefor and shall be paid quarterly on March 17, June 17, September 17 and December 17 of each year. Interest on the Series [ ] Junior Trust Certificates will be calculated on the basis of a 360-day year and the number of days actually elapsed.

     (b) The principal amount of this Series [ ] Junior Trust Certificate shall be due and payable on the 16th day after the latest Final Scheduled Principal Payment Date for any Series of the Senior Trust Certificates issued on the Closing Date.

     SECTION 2.4. Series [ ] Junior Trust Certificate Rate Calculation.

     (a) For purposes of the calculation of the Series [ ] Junior Trust Certificate Rate described in Section 2.3 hereof, the "Series [ ] Junior Trust Certificate Rate" shall mean the sum of (i) LIBOR, as calculated in (b) below, which will be calculated on the second Business Day prior to the commencement of each Quarterly Delivery Period (each such date a "Determination Date"), plus
(ii) the Applicable Margin.

     (b) LIBOR will be determined by the Calculation Agent and reported to the Trustee on each Determination Date as soon as practicable after 11:00 a.m. (London time) on the following basis:

          (i) On each Determination Date, LIBOR will be the offered quotation to leading banks for three-month U.S. dollar deposits as quoted by the British Banker's Association on Telerate Page 3750 on the Dow Jones Market Service (or such other page as may replace page 3750 on that service for display of such information or, if that service ceases to display such information, such page as displays such information on an equivalent service), as reported by Bloomberg Financial Commodities News at approximately 11:00 a.m. (London time) on the Determination Date in question.

                  (ii) If on any Determination Date, such offered quotation does not appear on Telerate Page 3750 or such alternative service, LIBOR shall be determined on the basis of the rates at which three-month deposits in U.S. dollars are offered by four major banks in the London interbank market (which may include the Calculation Agent) selected by the Calculation Agent (the "Reference Banks"), at approximately 11:00 a.m. (London time) on such Determination Date to prime banks in the London interbank market in a principal amount equal to not less than $1,000,000. The Calculation Agent will request

                                 Exhibit E-4-4
     the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the Series [ ] Junior Trust Certificate Rate will be the arithmetic mean of the quotations rounded to four decimal places, as determined by the Calculation Agent. If fewer than two quotations are provided, the Series [ ] Junior Trust Certificate Rate will be the arithmetic mean of the rates quoted by at least two major banks in New York City (which may include the New York office of the Calculation Agent), selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on such Determination Date for three-month loans in U.S. dollars to leading European banks in a principal amount equal to not less than $1,000,000; provided that if fewer than two banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned above, LIBOR shall be the rate in effect for the previous Quarterly Delivery Period.

     (c) The Calculation Agent, in accordance with Section 2.4(b), on each Determination Date, shall determine the Series [ ] Junior Trust Certificate Rate and calculate the amount of interest payable in respect of the relevant Quarterly Delivery Period in respect of the Series [ ] Junior Trust Certificates (each a "Payment Amount"). The Payment Amount with respect to the Series [ ] Junior Trust Certificates shall be calculated by multiplying the Series [ ] Junior Trust Certificate Rate by the outstanding principal amount of the Series
[ ] Junior Trust Certificates, dividing by 360 and multiplying the resulting figure by the actual number of days in the Quarterly Delivery Period concerned and rounding the resultant figure to the nearest $0.01 ($0.005 being rounded upwards). The determination of the Series [ ] Junior Trust Certificate Rate and the Payment Amount by the Calculation Agent shall (in the absence of manifest error) be final and binding on all parties.

     (d) The Trustee will cause the Series [ ] Junior Trust Certificate Rate, the Payment Amount and the Payment Date for each Quarterly Delivery Period to be notified to the Registrar no later than two Business Days after each Determination Date.

     (e) All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purpose of the provisions of this Section 2.4 by the Calculation Agent shall (in the absence of willful misconduct, bad faith or manifest error) be binding on the Trustee and all of the Series [ ] Junior Certificate Holders, and no liability shall attach to the Calculation Agent (or the Trustee, in the event the Calculation Agent fails to calculate the Series [ ] Junior Trust Certificate
Rate) in connection with the exercise or non-exercise by it of its powers, duties and discretions.

     SECTION 2.5. Prepayment. In the case of any full or partial prepayment pursuant to Article III of the Trust Deed, the prepayment price shall be the price set forth in Article III of the Trust Deed.

     SECTION 2.6. Restrictions on Transfer and Exchange of Initial Junior Trust Certificates. All Series [ ] Junior Trust Certificates issued hereunder and all Junior Trust Certificates issued upon registration of transfer of, or in exchange for, the Series [ ] Junior Trust Certificates issued hereunder, shall be subject to the restrictions on transfer provided in the Trust Deed and the legends set forth on such Junior Trust Certificates.

                                 Exhibit E-4-5

     SECTION 2.7. References to Interest and Principal. For the avoidance of doubt, any reference in this Series [ ] Junior Supplemental Trust Deed to the payment of principal and interest in connection with the Series [ ] Junior Trust Certificates shall be construed to mean payments by means of distributions out of the Trust Property.

                                    ARTICLE 3
                                  MISCELLANEOUS

     SECTION 3.1. Execution of Supplemental Trust Deed. This Series [ ] Junior Supplemental Trust Deed constitutes a Supplemental Trust Deed to the Trust Deed and, as provided in the Trust Deed, this Series [ ] Junior Supplemental Trust Deed forms a part thereof.

     SECTION 3.2. Maintenance of Listing. So long as any Series [ ] Junior Trust Certificates remain outstanding, the Trustee shall use all reasonable efforts to maintain the listing of such Series [ ] Junior Trust Certificates on the Luxembourg Stock Exchange and to comply with the relevant Luxembourg Stock Exchange listing rules.

     SECTION 3.3. Counterparts. This Series [ ] Junior Supplemental Trust Deed may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one of the same instrument.

     SECTION 3.4. Governing Law. THIS SERIES [ ] JUNIOR SUPPLEMENTAL TRUST DEED AND EACH SERIES [ ] JUNIOR TRUST CERTIFICATE ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS.

                                 Exhibit E-4-6

     IN WITNESS WHEREOF, the parties have caused this Series [ ] Junior Supplemental Trust Deed to be duly executed by their respective officers duly authorized as of the day and year first above written.

                                     U.S. BANK, NATIONAL ASSOCIATION,
                                     CAYMAN ISLANDS BRANCH,
                                       as Trustee for PF Export Receivables
                                       Master Trust


                                     By:________________________________________
                                        Name:
                                        Title:


                                     CITIBANK, N.A.
                                       as Trust Administrator for PF Export
                                       Receivables Master Trust


                                     By:________________________________________
                                        Name:
                                        Title:

                                 Exhibit E-4-7